Exhibit 10.1




                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of September 7, 2004

                                     among

                                FRIEDMAN'S INC.,
                                      and

                   CERTAIN OF ITS SUBSIDIARIES PARTY HERETO,
                             as the Credit Parties,

                     THE LENDING INSTITUTIONS NAMED HEREIN,
                                as the Lenders,

                             BANK OF AMERICA, N.A.,
                as the Collateral Agent and the Revolving Agent,

                                      and

                         JEWELRY INVESTORS II, L.L.C.,
                               as the Term Agent


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                                                     TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS............................................................................................2
         Section 1.1   Definitions................................................................................2
         Section 1.2   Accounting Terms..........................................................................42
         Section 1.3   Interpretive Provisions...................................................................42
ARTICLE 2  REVOLVING CREDIT FACILITIES...........................................................................43
         Section 2.1   Revolving Facility........................................................................43
         Section 2.2   Method of Borrowing; Notice of Request for Extensions of Credit...........................44
         Section 2.3   Additional Provisions Relating to Letters of Credit.......................................45
         Section 2.4   Additional Provisions Relating to Revolving Loans.........................................50
         Section 2.5   Revolving Notes...........................................................................51
ARTICLE 3  TERM LOAN FACILITY....................................................................................52
         Section 3.1   Term Loans................................................................................52
         Section 3.2   Making of Term Loans......................................................................52
         Section 3.3   Term Loan Notes...........................................................................52
ARTICLE 4  OTHER PROVISIONS RELATING TO CREDIT FACILITIES........................................................52
         Section 4.1   Interest..................................................................................52
         Section 4.2   Default Rate..............................................................................53
         Section 4.3   Additional Provisions With Respect to Term Loans..........................................53
         Section 4.4   Maximum Interest Rate.....................................................................54
         Section 4.5  [Reserved].................................................................................55
         Section 4.6   Repayment.................................................................................55
         Section 4.7   Prepayments...............................................................................55
         Section 4.8   Termination of Revolving Credit Facility..................................................57
         Section 4.9   Fees......................................................................................58
         Section 4.10  Taxes, Yield Protection...................................................................59
         Section 4.11  Pro Rata Treatment........................................................................61
         Section 4.12  Sharing of Payments.......................................................................61
         Section 4.13  Certain Limitations.......................................................................62
         Section 4.14  Payments, Computations, Etc...............................................................63
         Section 4.15  Evidence of Debt..........................................................................65
         Section 4.16  Bank Products.............................................................................66
ARTICLE 5  CONDITIONS............................................................................................66
         Section 5.1   Closing Conditions........................................................................66
         Section 5.2   Conditions to all Extensions of Credit....................................................69
ARTICLE 6  REPRESENTATIONS AND WARRANTIES........................................................................70
         Section 6.1   Financial Condition.......................................................................70
         Section 6.2   No Changes or Restricted Payments.........................................................70
         Section 6.3   Organization; Existence; Compliance with Law..............................................71
         Section 6.4   Power; Authorization; Enforceable Obligations.............................................71
         Section 6.5   No Legal Bar..............................................................................71
         Section 6.6   No Material Litigation and Disputes.......................................................72
         Section 6.7   No Defaults...............................................................................72
         Section 6.8   Ownership and Operation of Property.......................................................72
         Section 6.9   Intellectual Property.....................................................................72
         Section 6.10  No Burdensome Restrictions................................................................73
         Section 6.11  Taxes.....................................................................................73
         Section 6.12  ERISA.....................................................................................73
         Section 6.13  Governmental Regulations, Etc.............................................................74
         Section 6.14  Subsidiaries..............................................................................75
         Section 6.15  Purpose of Extensions of Credit...........................................................75
         Section 6.16  Environmental Matters.....................................................................75
         Section 6.17  No Material Misstatements.................................................................76
         Section 6.18  Labor Matters.............................................................................76
         Section 6.19  Security Documents........................................................................77
         Section 6.20  Location of Real Property and Leased Premises.............................................78
         Section 6.21  Solvency..................................................................................78
         Section 6.22  Bank Accounts; Merchant Accounts..........................................................78
ARTICLE 7  AFFIRMATIVE COVENANTS.................................................................................78
         Section 7.1   Information Covenants.....................................................................78
         Section 7.2   Preservation of Existence and Franchises..................................................84
         Section 7.3   Books and Records.........................................................................84
         Section 7.4   Compliance with Law.......................................................................84
         Section 7.5   Payment of Taxes and Other Indebtedness...................................................84
         Section 7.6   Insurance.................................................................................85
         Section 7.7   Maintenance of Property...................................................................85
         Section 7.8   Performance of Obligations................................................................85
         Section 7.9   Use of Proceeds...........................................................................85
         Section 7.10  Audits/Inspections........................................................................86
         Section 7.11  Financial Covenants.......................................................................86
         Section 7.12  New Subsidiaries; Addition of Subsidiaries as Borrowers and Guarantors....................93
         Section 7.13  Guaranties of the Obligations.............................................................93
         Section 7.14  Additional Collateral; Further Assurances.................................................94
         Section 7.15  Landlord and Mortgagee Agreements.........................................................95
         Section 7.16  Bank as Depository........................................................................95
         Section 7.17  Implementation of New Computer Systems....................................................95
         Section 7.18  Term Lender Expert........................................................................95
         Section 7.19  Distributions among Borrower and Guarantors...............................................96
         Section 7.20  4-Wall Profitability Analysis.............................................................96
         Section 7.21  Chief Restructuring Officer...............................................................96
ARTICLE 8  NEGATIVE COVENANTS....................................................................................97
         Section 8.1   Indebtedness..............................................................................97
         Section 8.2   Liens.....................................................................................98
         Section 8.3   Nature of Business........................................................................98
         Section 8.4   Merger and Consolidation, Dissolution, and Acquisitions...................................98
         Section 8.5   Asset Dispositions........................................................................99
         Section 8.6   Investments..............................................................................100
         Section 8.7   Restricted Payments......................................................................100
         Section 8.8   Modifications and Payments in Respect of Other Funded Debt...............................100
         Section 8.9   Transactions with Affiliates.............................................................101
         Section 8.10  Fiscal Year; Organizational Documents....................................................101
         Section 8.11  Ownership of Subsidiaries................................................................101
         Section 8.12  No Further Negative Pledges..............................................................101
         Section 8.13  Limitation on Management Fees............................................................102
         Section 8.14  Limitation on Foreign Subsidiaries.......................................................102
         Section 8.15  Inventory Classification.................................................................102
         Section 8.16  Cash Settlements.........................................................................102
         Section 8.17  Conversion Ratio.........................................................................103
         Section 8.18  New Stores...............................................................................103
         Section 8.19  Vendor Financing Program.................................................................103
         Section 8.20  Crescent.................................................................................103
ARTICLE 9  EVENTS OF DEFAULT....................................................................................105
         Section 9.1   Events of Default........................................................................105
         Section 9.2   Acceleration; Remedies...................................................................107
ARTICLE 10  AGENCY PROVISIONS...................................................................................108
         Section 10.1   Appointment and Authorization...........................................................108
         Section 10.2   Delegation of Duties....................................................................109
         Section 10.3   Liability of the Agents.................................................................109
         Section 10.4   Reliance by the Agents..................................................................110
         Section 10.5   Notice of Default.......................................................................111
         Section 10.6   Credit Decision.........................................................................111
         Section 10.7   Indemnification.........................................................................112
         Section 10.8   The Agents in Individual Capacity.......................................................113
         Section 10.9   Successor Agents........................................................................114
         Section 10.10  Withholding Tax.........................................................................116
         Section 10.11  Collateral Matters......................................................................117
         Section 10.12  Restrictions on Actions by the Lenders; Sharing of Payments.............................118
         Section 10.13  Agency for Perfection...................................................................119
         Section 10.14  Payments by the Collateral Agent to the Lenders.........................................119
         Section 10.15  Field Audit and Examination Reports; Disclaimer by the Lenders..........................120
         Section 10.16  Relation Among the Lenders..............................................................120
         Section 10.17  Settlement Among Revolving Lenders......................................................120
         Section 10.18  Consent of Revolving Agent Not Required.................................................124
ARTICLE 11  INTERCREDITOR PROVISIONS............................................................................124
         Section 11.1   Ranking of Loans........................................................................124
         Section 11.2   Exercise of Remedies....................................................................126
         Section 11.3   Reserves................................................................................128
         Section 11.4   Amendments and Waivers..................................................................128
         Section 11.5   No Contest..............................................................................128
         Section 11.6   Bankruptcy..............................................................................128
         Section 11.7   Post-Petition Financing.................................................................129
         Section 11.8   Legends.................................................................................129
         Section 11.9   Management of Revolving Loans; Maintenance of Priorities................................129
         Section 11.10  [Reserved.].............................................................................130
         Section 11.11  Obligations of the Credit Parties Unconditional.........................................130
         Section 11.12  Term Lenders Entitled to Assume Payments of Interest
                        and Fees Not Prohibited in Absence of Notice............................................130
         Section 11.13  Term Lender's Purchase Right and Right of First Refusal.................................130
         Section 11.14  Obligation of the Revolving Lenders to Make Revolving Loans;
                        Right to Terminate Commitments and Accelerate Obligations...............................131
         Section 11.15  Reinstatement...........................................................................132
         Section 11.16  No Implied Duties; No Partnership.......................................................132
         Section 11.17  Benefits of this Article 11; Conflicts..................................................132
ARTICLE 12  AMENDMENT AND RESTATEMENT...........................................................................132
         Section 12.1  Transactions on the Closing Date.........................................................132
         Section 12.2  Amendment and Restatement; Waiver of Claims..............................................133
         Section 12.3  Release and Waivers......................................................................133
ARTICLE 13  MISCELLANEOUS.......................................................................................134
         Section 13.1   Notices.................................................................................134
         Section 13.2   Right of Setoff.........................................................................135
         Section 13.3   Benefit of Agreement; Assignments.......................................................136
         Section 13.4   No Waiver; Remedies Cumulative..........................................................138
         Section 13.5   Expenses; Indemnification...............................................................139
         Section 13.6   Amendments, Waivers, and Consents.......................................................141
         Section 13.7   Counterparts............................................................................143
         Section 13.8   Headings................................................................................143
         Section 13.9   Survival................................................................................143
         Section 13.10  Governing Law; Choice of Forum; Service of Process......................................143
         Section 13.11  Waiver of Jury Trial....................................................................145
         Section 13.12  Severability............................................................................146
         Section 13.13  Entirety................................................................................146
         Section 13.14  Binding Effect; Termination.............................................................146
         Section 13.15  Confidentiality.........................................................................146
         Section 13.16  Other Security and Guaranties...........................................................147
         Section 13.17  Agency of Friedman's for Each Other Credit Party........................................147
         Section 13.18  Joint and Several Liability.............................................................147
         Section 13.19  Contribution and Indemnification Among the Borrowers....................................149
         Section 13.20  Additional Borrowers and Guarantors.....................................................149
         Section 13.21  Express Waivers By the Credit Parties in Respect of Cross Guaranties and
                        Cross Collateralization.................................................................149
         Section 13.22  Financial Condition, Etc................................................................150
         Section 13.23  Conflict................................................................................151
         Section 13.24  Bifurcation of Credit Facility..........................................................151
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                                   SCHEDULES
                                   ---------

Schedule 1.1A              Existing Letters of Credit
Schedule 1.1B              Investments
Schedule 1.1C              Permitted Liens
Schedule 1.1D              Lenders and Revolving Commitments
Schedule 1.1E              Changes and Restricted Payments
Schedule 1.1F              Litigation
Schedule 6.9               Intellectual Property
Schedule 6.14              Subsidiaries
Schedule 6.18              Labor Matters
Schedule 6.20 Real Properties; Locations of Collateral; Chief Executive Offices/Principal Places of Business
Schedule 6.22              Bank Accounts; Merchant Accounts
Schedule 7.6               Insurance
Schedule 7.17              Computer System
Schedule 8.1               Indebtedness
Schedule 8.9               Transactions with Affiliates
Schedule 8.18              New Stores
Schedule 13.1              Lenders' Addresses


                                    EXHIBITS
                                    --------

Exhibit A-1                Form of Revolving Note
Exhibit A-2                Form of Term Note
Exhibit B                  Form of Notice of Borrowing
Exhibit C                  Form of Officer's Compliance Certificate
Exhibit D                  Form of Assignment and Acceptance

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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 7, 2004 (this "Agreement"), is by and among the lending institutions from time to time parties hereto (such lending institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. as administrative agent for the Revolving Lenders (in such capacity and including its successors, the "Revolving Agent"), Jewelry Investors II, L.L.C. as administrative agent for the Term Lenders (in such capacity and including its successors, the "Term Agent"), Bank of America, N.A., as collateral agent for the Lenders, the Term Agent, and the Revolving Agent (in such capacity and including its successors and assigns, the "Collateral Agent"), and Friedman's Inc., a Delaware corporation, and each of its Subsidiaries party hereto.

                                   RECITALS:
                                   ---------

         A. Capitalized terms used in this Agreement, and not otherwise defined herein, shall have the meanings specified in Article 1.

         B. Friedman's, certain of its Affiliates, Bank of America, N.A., and certain other lending institutions are party to that certain Amended and Restated Credit Agreement dated as of August 28, 2002 (as amended, the "Original Credit Agreement"), whereby certain credit facilities were made available to Friedman's and such Affiliates on the terms and conditions set forth therein.

         C. The parties to the Original Credit Agreement have entered into certain agreements in connection with the Original Credit Agreement, including, without limitation, a forbearance agreement and a fee letter in connection therewith.

         D. The Borrowers have requested that the Original Credit Agreement be amended and restated to make available to the Borrowers credit facilities in the aggregate principal amount of $135,000,000 consisting of (i) a revolving credit facility for loans and letters of credit in the aggregate principal amount not to exceed $67,500,000, and (ii) a term loan credit facility in the aggregate principal amount of $67,500,000, which extensions of credit the Borrowers will use for the purposes permitted pursuant to Section 6.15 and
Section 7.9, and to amend and restate certain other provisions of the Original Credit Agreement as set forth herein.

         E. The Lenders have agreed to amend and restate the Original Credit Agreement and make available to the Borrowers a revolving credit facility and a term loan facility upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

         Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings specified below:

         "Accounts Payable" means all obligations owing to creditors for inventory and includes, without limitation, open account arrangements with suppliers of inventory to the Credit Parties, sums due and owing by the Borrowers for deferred payables pursuant to the Vendor Documents, and amounts owing to trade creditors for consigned goods sold by a Borrower.

         "ACH Transactions" means any cash management or related services, including, without limitation, the automated clearinghouse transfer of funds by Bank of America for the account of any Borrower pursuant to agreement or overdrafts.

         "Acquisition" means the purchase or acquisition by any Person of any Capital Stock of another Person or all or any substantial portion of the Property (other than Capital Stock) of another Person, whether or not involving a merger or consolidation with such other Person.

         "Adjusted Base Rate" means the Base Rate plus the Applicable
Percentage.

         "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

         "Adjusted Net Earnings from Operations" means, for the Consolidated Group for any period, the net income after provision for income taxes for such period, as determined in accordance with GAAP and reported on the financial statements of the Consolidated Group, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up, or loss arising from any write-down, in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by a member of Consolidated Group in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (excluding a member of the Consolidated Group) in which a member of the Consolidated Group has an ownership interest unless (and only to the extent) such earnings shall actually have been received by a member of the Consolidated Group in the form of cash distributions; (e) earnings of Crescent in which Friedman's or any other Credit Party has an ownership interest, including any dividends or other payments received by Friedman's or such other Credit Party with respect to any Capital Stock of Crescent; (f) interest earned by Friedman's pursuant to the Note Purchase Agreement, dated as of August 28, 2002, between Friedman's and Crescent and such other agreements, certificates, documents, and instruments executed or delivered in connection therewith, as such agreements, certificates, documents, and instruments may be amended, restated, or otherwise modified from time to time; (g) earnings of any Person to which assets of a member of the Consolidated Group shall have been sold, transferred, or disposed of, or into which a member of the Consolidated Group shall have been merged, or which has been a party with a member of the Consolidated Group to any consolidation or other form of reorganization, prior to the date of such transaction; (h) gain arising from the acquisition of debt or equity securities of a member of the Consolidated Group or gain or loss from cancellation or forgiveness of Indebtedness; (i) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction; (j) non-cash compensation expenses which shall not, after August 28, 2002, exceed $1,500,000 in the aggregate arising from the forgiveness of principal and interest of loans made by Friedman's during the Fiscal Year ended in 1995 to its chairman of the board of directors and its chief executive officer, each in the original principal amount of $1,500,000; (k) charges associated with closing of retail locations, to the extent determined in accordance with GAAP, after the Closing Date in an aggregate amount not in excess of $4,500,000 during the term of this Agreement; and (l) non-cash charges incurred in connection with or as part of any Restatement.

         "Affiliate" means, with respect to any Person (the "subject Person"), any other Person (a) directly or indirectly controlling or controlled by or under direct or indirect common control with the subject Person or (b) directly or indirectly owning or holding ten percent (10.0%) or more of the Capital Stock of the subject Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent-Related Persons" means the Agents, together with their respective Affiliates, and the officers, directors, employees, counsel, representatives, agents, and attorneys-in-fact of the Agents and their respective Affiliates.

         "Agents" means, collectively, the Collateral Agent, the Revolving Agent, and the Term Agent, and "Agent" means any one of them.

         "Aggregate Revolving Commitment Amount" means the aggregate amount of Revolving Commitments in effect from time to time, such amount being sixty-seven million five hundred thousand Dollars ($67,500,000) on the Closing Date.

         "Agreement" has the meaning specified in the introductory paragraph and includes, without limitation, all amendments, restatements, or other modifications hereto from time to time.

         "Amended Administrative Agent's Fee Letter" means that certain letter agreement, dated concurrently herewith, between the Revolving Agent and the Borrowers, which amends and restates the "Administrative Agent's Fee Letter" (as defined in the Original Credit Agreement).

         "Anniversary Date" means an anniversary of the Closing Date.

         "Applicable Percentage" means, as of the Closing Date,

                  (a) with respect to Revolving Loans and all other Total Obligations other than the Term Loans, the Unused Line Fee, and the Letter of Credit Fee, 0.00% (zero percent),

                  (b) with respect to the Term Loans, 11.00% or, in the event of a failure to comply by December 31, 2005, with the terms of Section 7.1(a) with respect to delivery of Friedman's financial statements for its Fiscal Year ending October 1, 2005, and for so long as such failure to comply exists, 13.00%,

                  (c) with respect to the Unused Line Fee, 0.50%, and

                  (d) with respect to the Letter of Credit Fee, 2.25%.

         "Appraisal Value" means, with respect to any inventory or Installment Contracts, the net value thereof as provided in the definition of Net Orderly Liquidation Value, but before application of any discount for liquidation.

         "Asset Disposition" means (a) the sale, lease, or other disposition of any Property by any member of the Consolidated Group (including the Capital Stock of a Subsidiary but excluding Capital Stock of Friedman's), and (b) receipt by any member of the Consolidated Group of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking, or similar event with respect to any of its Property. For purposes hereof "Asset Disposition" shall not include, in any event, (v) the sale of inventory in the ordinary course of business consistent with past practice, (w) the sale, lease, or other disposition of machinery and equipment which is obsolete or no longer used or useful in the conduct of the Borrowers' business, (x) the sale or disposition of Investments included in clause (a) of the definition of Permitted Investments, (y) the issuance of Capital Stock of a Subsidiary to any member of the Consolidated Group or the issuance of Capital Stock of a Subsidiary pro rata to all of its holders in a manner that does not dilute the ownership interest of the members of the Consolidated Group therein; and (z) the granting of any Permitted Liens or the making of Permitted Investments.

         "Assignment and Acceptance" has the meaning specified in Section
13.3(b).

         "Bank of America" means Bank of America, N.A., and its successors.

         "Bank Product Reserves" means all reserves which the Collateral Agent from time to time establishes in its reasonable discretion in accordance with the terms of this Agreement for the Bank Products then provided or outstanding.

         "Bank Products" means any one or more of the following types of services or facilities extended to any Credit Party by Bank of America or any Affiliate of Bank of America in reliance on Bank of America's agreement to indemnify such Affiliate: (a) credit cards; (b) ACH Transactions; (c) cash management, including, without limitation, controlled disbursement services; and (d) Hedging Agreements entered into with the consent of the Term Agent.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded, or replaced from time to time.

         "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (a) a court or governmental agency having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of such Person or for any substantial part of its Property or order the winding up or liquidation of its affairs; (b) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of such Person or for any substantial part of such Person's Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged, or unbonded for a period of sixty (60) consecutive days; (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or
(d) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

         "Borrower" means, separately and individually, any of Friedman's, FFP, Stores, and any other Person who becomes a party to this Agreement as a "Borrower" pursuant to the terms hereof, jointly, severally, and collectively, and "Borrowers" means more than one or all of the foregoing Persons, jointly, severally, and collectively, as the context requires.

         "Borrowing Base Certificate" has the meaning specified in Section
7.1(e).

         "Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in Pasadena, California or Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a Term Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

         "Businesses" has the meaning specified in Section 6.16(a).

         "Capital Adequacy Regulation" means any guideline, request, or directive of any central bank or other Governmental Authority, or any other law, rule, or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means all payments due (whether or not paid during any period) in respect of the cost of the purchase, acquisition, or construction of any fixed asset, plant, equipment, or intangible subject to amortization, or any renewal, improvement, replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease or Synthetic Lease.

         "Capital Lease" means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means (a) in the case of a corporation, capital stock,
(b) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other units, rights, securities, equity interests, participations, or equivalent evidences of ownership that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (f) warrants, options, or other similar rights to acquire any of the foregoing.

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or
(iii) any bank whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investor Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by a Lender or any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six
(6) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the preceding clauses (a) through (d).

         "Change of Control" means the occurrence of any of the following events (a) any Person other than Philip Ean Cohen, the Initial Term Lender or any of their respective affiliates owns and controls, directly or indirectly, Voting Stock of Friedman's in an amount sufficient to elect a majority of Friedman's board of directors, (b) Sam Cusano (i) is terminated as chief executive officer of Friedman's and is not immediately succeeded by a chief executive officer reasonably acceptable to the Required Lenders, or (ii) resigns or is incapacitated and is not succeeded by a chief executive officer reasonably acceptable to the Required Lenders within 30 days of his resignation or incapacity, (c) either (i) four or more Persons who are members of Friedman's board of directors as of the Closing Date resign, are removed, or are not reelected (in each case for reasons other than legal cause) during the eighteen-month period following the Closing Date, or (ii) three or more Persons who are independent directors of Friedman's as of the Closing Date resign, are removed, or are not reelected (in each case for reasons other than legal cause) during the eighteen-month period following the Closing Date, in either case in clause (c)(i) and clause (c)(ii) preceding, without being replaced with directors (independent directors in the case of clause (c)(ii)) reasonably satisfactory to the Term Lenders, or (d) any Credit Party (other than Friedman's), or any of its Subsidiaries (other than FCJVLP), ceases to be a wholly-owned Subsidiary of Friedman's, excluding any such Subsidiary of Friedman's which is the subject of a transaction permitted by Section 8.4 or
Section 8.5.

         "CIT" means The CIT Group/Business Credit, Inc., and its successors.

         "Closing Date" means the date of this Agreement.

         "Collateral" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

         "Collateral Agent" has the meaning specified in the introductory paragraph of this Agreement and includes any successor "Collateral Agent" appointed in accordance with this Agreement.

         "Collateral Documents" means a collective reference to the Security Agreements, the Mortgages (if any), and such other documents executed and delivered in connection with the attachment and perfection of the Liens arising thereunder in favor of the Collateral Agent, any other Agent, or any Lender, including, without limitation, UCC financing statements and patent and trademark filings.

         "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (a) the Termination Date, (b) the Revolving Facility Termination Date, or (c) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "Commitments" means any of the Revolving Commitments and/or the LOC Commitments.

         "Consolidated" means, with respect to any Person, the consolidation of accounts or financial reports of such Person and its Subsidiaries in accordance with GAAP; provided that the Crescent Parties shall not be considered Subsidiaries of Friedman's for purposes of this definition whether or not GAAP would require otherwise.

         "Consolidated Group" means Friedman's and its Subsidiaries.

         "Consumer Protection Laws" means the Truth in Lending Act (and Regulation Z promulgated thereunder), Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Gramm-Leach-Bliley Financial Privacy Act, anti-discrimination and fair lending laws, and all other federal and state laws, regulations, orders, directives, or similar requirements of any Governmental Authority intended for the protection of consumers in connection with the extension of consumer credit.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument, or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Cougar" means Cougar Reinsurance Company, Ltd., a Turks and Caicos Islands company, and its successors and assigns.

         "Credit Documents" means two or more of this Agreement, the Notes, the LOC Documents (excluding any Letter of Credit), the Guaranty Agreements, the Amended Administrative Agent's Fee Letter, the Collateral Documents, any agreement entered into in connection with any Bank Products, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, restated, or otherwise modified from time to time), and "Credit Document" means any one of them.

         "Credit Parties" means, collectively, the Borrowers and the Guarantors, and "Credit Party" means any one of such Persons.

         "Crescent" means Crescent Jewelers, a California corporation, and its successors and assigns.

         "Crescent Investment Restructuring Transaction" means (a) a restructuring of the Crescent Capital Stock owned by any Credit Party or any other Investment in any Crescent Party owned by any Credit Party or (b) the taking of any other action with respect to the existing Investments of any Credit Party in any Crescent Party and or any claims that any Credit Party has or may hereafter have against any Crescent Party, including conversion of any such Investment or claim into a different type of Investment or settlement of amounts owing under such existing Investments and claims and transfers of such Investments and claims among the Credit Parties, but excluding specifically any transfer or exchange of cash or any Property (excluding Capital Stock of Friedman's) to any Crescent Party in connection with any such transaction.

         "Crescent Parties" means, collectively, Crescent Jewelers Inc., a Delaware corporation, and each of its Subsidiaries.

         "Default" means any event, act, or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Default Relating Solely to the Term Loans" means either (a) an Event of Default consisting solely of the failure to pay any portion of the Term Obligations when due, (b) a Default consisting solely of the breach by the Borrowers of a Tier I Financial Covenant, (c) an Event of Default consisting solely of the breach by the Borrowers of the requirements of Section 7.18; and
(d) an Event of Default under Section 9.1(j) to the extent arising under clause
(c) of the definition of "Change of Control".

         "Defaulting Revolving Lender" means, at any time, any Revolving Lender (the "subject Revolving Lender") that (a) has failed to make a Revolving Loan or purchase a Participation Interest required pursuant to the terms of this Agreement within one Business Day of when due, (b) other than as set forth in clause (a) preceding, has failed to pay to the Revolving Agent or any other Revolving Lender an amount owed by the subject Revolving Lender pursuant to the terms of this Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or discount, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee, or similar official has been appointed.

         "Designated Account" has the meaning specified in Section 2.4(a).

         "Designated Event of Default" means an Event of Default pursuant to:

                  (a) Section 6.17, but only if such Event of Default results from an intentional or willful misstatement of a Credit Party following the Closing Date or if such Event of Default would reasonably be expected to have a Material Adverse Effect;

                  (b) Section 7.1(a) but only after the passage of sixty (60) calendar days from the date that such Event of Default first becomes such;

                  (c) Sections 7.1(b) and (d) but only after the passage of thirty (30) calendar days from the date that such Event of Default first becomes such;

                  (d) Sections 7.1(e), (g) and (h);

                  (e) Section 7.1(r), but only if such Event of Default arises by reason of a failure to certify the amount of sales during December of the relevant year and not by reason of the failure to certify compliance with any financial covenant;

                  (f) Section 7.10, but only after the passage of two (2) Business Days after written notice of the Event of Default is first given to the Collateral Agent and the Term Agent;

                  (g) Section 7.11, but only in respect of Tier II Financial Covenants;

                  (h) Section 7.21;

                  (j) Section 8.2, but only if the Liens relate to inventory or Installment Contracts and secure Indebtedness in excess of $10,000,000 in the aggregate;

                  (j) Sections 8.4(a) and (b);

                  (k) Section 8.4(c), but only if the cost of all such Acquisitions prohibited thereby is in excess of $10,000,000 in the aggregate;

                  (l) Section 8.5, but only if the Asset Disposition involves inventory or Installment Contracts with a book value in excess of $10,000,000 in the aggregate;

                  (m) Section 8.18;

                  (n) Sections 9.1(a)(i), (ii), (iii) or (iv), in each case in respect of amounts owning to the Revolving Lenders, or any of them;

                  (o) Section 9.1(a)(v), provided that such Event of Default arises from the failure of the Borrowers to pay such other amounts that exceed, in the aggregate, with all other amounts owing pursuant to Section 9.1(a), $2,000,000 owing to the Revolving Lenders, or any of them;

                  (p) Section 9.1(f); and

                  (q) Section 9.1(j) to the extent such Event of Default arises out of a Change of Control under clause (b) of the definition of Change of Control.

         "Discharge of the Revolving Obligations" means the satisfaction of each of the following requirements (a) payment in full in cash of all Revolving Obligations owing to the Collateral Agent, the Revolving Agent, and the Revolving Lenders, (b) with respect to all Letters of Credit outstanding, termination of such letters of credit or delivery to the Revolving Agent of a Supporting Letter of Credit or cash collateral in accordance with Section 2.3(i), (c) termination of the Revolving Commitments, and (d) adequate provision is made for the satisfaction of any indemnification right of the Collateral Agent, the Revolving Agent, or any Revolving Lender in respect of an asserted claim (whether or not such claim has been filed or registered with any court, Governmental Authority, or any other governing body, as applicable) that is required to be treated as a material loss contingency under GAAP.

         "Disclosed Matters" means (a) any default, violation, breach, failure to comply with any statute, rule, regulation or agreement, failure to comply with GAAP, litigation (excluding legal proceedings not set forth on Schedule 1.1F arising in the ordinary course of business), investigation, or any claim that any of the foregoing has or may occur described in any annual, quarterly, or current reports filed by Friedman's with the SEC prior to the Closing Date (beginning with Friedman's 2002 Annual Report on Form 10-K filed December 20,
2002) or as set forth on Schedule 1.1E or Schedule 1.1F or as otherwise disclosed in writing to the Lenders on or prior to the Closing Date, and any now or hereafter actual or threatened claims, litigation, investigation, or other disputes arising from such matters, including any shareholder litigation (derivative or otherwise) in respect of such matters and (b) breaches or claims, previously or hereafter alleged by any of the Crescent Parties, by Friedman's or any of its Subsidiaries of their respective covenants and other obligations pursuant to any services (or other) agreement between Friedman's or any of its Subsidiaries, on the one hand, and any of the Crescent Parties, on the other hand, or any of their respective Affiliates, any other claims from time to time asserted by any of the Crescent Parties, or any Person claiming through or on behalf of the Crescent Parties or any claims by any Person that the Credit Parties are responsible for the obligations of the Crescent Parties and any now or hereafter actual or threatened litigation in respect of such breaches or claims, but only to the extent such breaches or claims are alleged to have occurred prior to the Closing Date.

         "Discretionary Over-Advance" has the meaning specified in Section
2.1(b).

         "Dollars" and "$" means dollars in lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

         "Domestic Credit Party" means any Credit Party which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

         "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any state of the United States or the District of Columbia.

         "EBITDA" means, for any period, the sum of (a) Adjusted Net Earnings from Operations, plus (b) to the extent deducted in determining Adjusted Net Earnings from Operations, (i) Interest Expense, plus (ii) income and franchise taxes, plus (iii) depreciation and amortization, in each case on a Consolidated basis determined in accordance with GAAP, plus (iv) charges, professional fees, and expenses incurred during the period from the Closing Date through Friedman's Fiscal Year ending October 1, 2005 (the "EBITDAIR Period"), in connection with Disclosed Matters (including charges, professional fees, and expenses associated with investigations of and litigation against the Credit Parties included in the Disclosed Matters) and fees and expenses payable to any chief restructuring officer, to the extent that such charges have not been previously reported by the Credit Parties on financial statements prepared in accordance with GAAP, plus (v) charges consisting of restructuring charges under GAAP and incurred during the EBITDAIR Period, plus (vi) charges incurred during the EBITDAIR Period in respect of any restructuring of the credit department of the Credit Parties, plus (vii) sign-on bonuses incurred during the EBITDAIR Period and payable to a chief financial officer or a chief merchandising officer, but only, in the case of clauses (iv) through (viii), for the purposes of calculating EBITDA for any period that includes all or any portion of the EBITDAIR Period.

         "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender,
(c) a commercial bank, commercial finance company, or other asset based lender having total assets in excess of $1,000,000,000, and (d) any other Person reasonably acceptable to (i) with respect to any assignment of the Revolving Loans, the Revolving Agent, and (ii) with respect to any assignment of the Term Loans, the Term Agent, provided, however, that no Borrower nor an Affiliate of any Borrower shall qualify as an Eligible Assignee.

         "Eligible Installment Contracts" means, for each Borrower as of any date of determination and without duplication, those Installment Contracts which the Collateral Agent, in its reasonable discretion, determines are eligible, but excluding, without limiting the Collateral Agent's discretionary rights:

                  (a) any Installment Contract which is (i) not subject to a perfected, first priority (subject to inchoate Liens for government charges or assessments not yet due) Lien in favor of the Collateral Agent to secure the Total Obligations, (ii) subject to any other Lien that is not a Permitted Lien, or (iii) evidences a transaction not in compliance with any Requirement of Law;

                  (b) any Installment Contract for which payment thereunder is doubtful or is determined to be uncollectible (including, without limitation, any Installment Contract under which any payment is more than sixty (60) days past due on a "contractual" basis);

                  (c) any Installment Contract which is modified or rewritten;

                  (d) any Installment Contract with a term of more than twenty-four (24) months;

                  (e) any Installment Contract for which the obligations of the debtor thereunder are evidenced by a note, chattel paper, or other instrument, unless the covenants set forth in the Security Agreement applicable to such note, chattel paper, or instrument have been complied with;

                  (f) any Installment Contract for which the debtor thereunder is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind or which has died or been declared judicially incompetent;

                  (g) any Installment Contract for which the debtor thereunder is located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in form and substance and from an institution acceptable to the Collateral Agent and with respect to which the letter-of-credit rights (as defined in the UCC) have been assigned to the Collateral Agent pursuant to documents in form and substance acceptable to the Collateral Agent;

                  (h) any Installment Contract which is contingent or which is subject to offset, discount, or deduction (in each case to the extent of such offset, discount, or deduction) or which is subject to any counterclaim, dispute, or other defense to payment;

                  (i) any Installment Contract under which any Subsidiary, employee, or Affiliate of a Borrower is the debtor;

                  (j) any Installment Contract representing a sale to the government of the United States or any subdivision thereof unless the Federal Assignment of Claims Act (or other similar Requirement of Law) has been complied with to the satisfaction of the Collateral Agent with respect to such Installment Contract;

                  (k) any Installment Contract with respect to which any of the representations, warranties, covenants, and agreements contained in the Credit Documents are not or have ceased to be complete and correct or have been breached;

                  (l) any Installment Contract which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (m) any Installment Contract arising from a transaction which does not conform to the credit criteria of a Borrower in effect at the time such Installment Contract is entered into;

                  (n) any Installment Contract owing from a debtor the Collateral Agent reasonably determines is not creditworthy;

                  (o) any Installment Contract under which the initial payment is more than forty-five (45) days from the original date of sale;

                  (p) any Installment Contract under which the merchandise purchased by the debtor has been repossessed or a Borrower has demanded return of such merchandise;

                  (q) any Installment Contract arising in a transaction in which the goods covered thereby have not been delivered;

                  (r) the portion of any sales tax included in any Installment Contract;

                  (s) any Installment Contract which has payment terms which are not fully amortizing within twenty-four (24) months after the date of sale with respect thereto; and

                  (t) any Installment Contract which fails to meet such other specifications and requirements as may from time to time be established by the Collateral Agent in its reasonable discretion.

         "Eligible Inventory" means, for each Borrower as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value of finished goods inventory owned by such Borrower, less reserves against inventory shrinkage as are reasonably satisfactory to the Collateral Agent and other appropriate reserves determined in accordance with GAAP. Without limiting the foregoing, Eligible Inventory excludes in any event:

                  (a) inventory which is (i) not subject to a perfected, first priority (subject to inchoate Liens for government charges or assessments not yet due) Lien in favor of the Collateral Agent to secure the Total Obligations or (ii) subject to any other Lien that is not a Permitted Lien;

                  (b) inventory which is defective, obsolete, or not in good or merchantable condition or fails to meet standards for sale or use imposed by governmental agencies, departments, or divisions having regulatory authority over such goods;

                  (c) inventory which is not useable or salable at prices approximating its cost in the ordinary course of the business (including, without duplication, the amount of any reserves for obsolescence, unsalability, or decline in value);

                  (d) inventory located outside of the United States or in transit (other than between locations operated by the Borrowers);

                  (e) inventory which is leased or held on sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (f) inventory that has been returned to a Borrower unless such inventory meets all of the other requirements of eligibility contained herein or repossessed by a Borrower;

                  (g) inventory that is located in a public warehouse or in possession of a bailee or in a facility (other than a retail store operated by a Borrower) leased by a Borrower if the applicable warehouseman, bailee, or lessor has not delivered to the Collateral Agent a subordination or waiver agreement, in form and substance satisfactory to the Collateral Agent;

                  (h) inventory that is not finished goods or is raw materials, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

                  (i) inventory that is subject to a third party's trademark or other proprietary right, unless the Collateral Agent is satisfied that it could sell such inventory on satisfactory terms during the existence of an Event of Default;

                  (j)      inventory which is to be returned to any vendor;

                  (k) any capitalized costs included in inventory; and

                  (l) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Collateral Agent in its reasonable discretion.

         "Environmental Laws" means any and all lawful and applicable federal, state, local, and foreign, statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, and other governmental restrictions relating to the environment or to emissions, discharges, releases, or threatened releases of Materials of Environmental Concern into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity which is under common control with any member of the Consolidated Group within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any member of the Consolidated Group and which is treated as a single employer under Sections 414(b) or (c) of the Internal Revenue Code.

         "ERISA Affiliate Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any ERISA Affiliate that is not a member of the Consolidated Group is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "ERISA Event" means (a) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (b) the withdrawal by any member of the Consolidated Group from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA, (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (f) the complete or partial withdrawal of any member of the Consolidated Group from a Multiemployer Plan, (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan, or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Eurodollar Rate" means, for any Interest Period, with respect to Term Loans, the rate of interest per annum determined pursuant to the following formula:

                  Eurodollar Rate   =              Offshore Base Rate
                                           ------------------------------------
                                           1.00 - Eurodollar Reserve Percentage

                  Where,

                  "Eurodollar Reserve Percentage" means, as of the first day of any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.00%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Term Loan shall be adjusted automatically as of the first day of each Interest Period.

                  "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Bank of America as the rate of interest at which Dollar deposits in the approximate amount of the Term Loan comprising part of such borrowing would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

         "Event of Default" has the meaning specified in Section 9.1.

         "Excess Availability" means, at any time, an amount determined as the result of (a) the Total Borrowing Base, minus (b) the Total Obligations, minus
(c) all accounts payable of the Borrowers which are past due for payment.

         "Excluded Property" means, with respect to any member of the Consolidated Group, including any Person that becomes a member of the Consolidated Group after the Closing Date, any Property of such member of the Consolidated Group which, subject to the terms of Section 8.12, is subject to a Lien of the type described in clause (h) of the definition of "Permitted Liens" pursuant to documents which prohibit such member of the Consolidated Group from granting any other Liens in such Property.

         "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, chief accounting officer, and chief financial officer of such Person.

         "Existing Letters of Credit" means the letters of credit identified on
Schedule 1.1A.

         "Extension of Credit" means, as to any Lender, the making of, or participation in, a Loan by such Lender or the issuance or extension of, or participation in, a Letter of Credit by such Lender.

         "FBI" means Friedman's Beneficiary Inc., a Delaware corporation, and its successors and assigns.

         "FCJVH" means FCJV Holding Corp., a Delaware corporation, and its successors and assigns.

         "FCJVLP" means FCJV, L.P., a Delaware limited partnership, and its successors and assigns.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1.00%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Revolving Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "Fees" means all fees payable by the Borrowers pursuant to Section
4.9.

         "FFP" means Friedman's Florida Partnership, a Florida general partnership, and its successors and assigns.

         "FHC" means Friedman's Holding Corp., a Delaware corporation, and its successors and assigns.

         "FILLC" means Friedman's Investments LLC, a Georgia limited liability company, and its successors and assigns.

         "Fiscal Period" means one of the three fiscal periods in a Fiscal Quarter, each of which is approximately one calendar month in duration. There are twelve (12) Fiscal Periods in each Fiscal Year.

         "Fiscal Quarter" means one of the four thirteen week, or if applicable fourteen week, quarters in a Fiscal Year, with the first of such quarters beginning on the first day of a Fiscal Year and ending on Saturday of the thirteenth (or fourteenth, if applicable) week in such quarter.

         "Fiscal Year" means, with respect to each member of the Consolidated Group, the Fiscal Year for financial accounting purposes consisting of 52 or 53 weeks ending on the Saturday closest to September 30 of each year.

         "Fixed Charge Coverage Ratio" means, for any period, the ratio of EBITDA divided by Fixed Charges.

         "Fixed Charges" means, for any period, the sum of (a) the cash portion of Interest Expense for such period, plus (b) payments of Funded Debt (including mandatory commitment reductions, sinking fund payments, payments in respect of the principal component of Capital Leases, Synthetic Leases, and the like relating thereto) for such period other than payments of (i) principal of the Loans, (ii) reimbursement obligations in respect of Letters of Credit, and
(iii) principal of Funded Debt (if any) under the Vendor Financing Program, plus (c) Capital Expenditures, minus any cash received (including the proceeds of any insurance or condemnation award to the extent such proceeds are used to purchase or acquire any fixed asset or improvement) upon the disposal of any capital asset which is not applied to (i) the repayment of any Indebtedness other than the Loans or reimbursement obligations in respect of Letters of Credit or (ii) or payment of any fees, costs, and expenses of such disposal, plus (d) Restricted Payments (if any), plus (e) federal, state, local, and foreign income taxes paid in cash, in each case determined in accordance with GAAP.

         "FMC" means Friedman's Management Corp., a Delaware corporation, and its successors and assigns.

         "Foreign Subsidiary" means a Subsidiary which is not a Domestic Subsidiary.

         "Friedman's" means Friedman's Inc., a Delaware corporation, and its successors and assigns.

         "Funded Debt" means, with respect to any Person (the "subject Person"), without duplication (a) all obligations of the subject Person for borrowed money (other than, to the extent it may be included herein, trade debt incurred in the ordinary course of business), (b) all obligations of the subject Person evidenced by bonds, debentures, notes, or similar instruments, or upon which interest payments are customarily made (other than, to the extent it may be included herein, trade debt incurred in the ordinary course of business), (c) all purchase money Indebtedness (including for purposes hereof, indebtedness and obligations in respect of conditional sale or title retention arrangements relating to Property purchased (other than customary reservations of title under agreements with suppliers entered into in the ordinary course of business, including, without limitation, the consignment of inventory and all obligations issued or assumed as the deferred purchase price of Property or services purchased), excluding trade debt incurred in the ordinary course of business, which would appear as liabilities on a balance sheet) of the subject Person, including, without limitation, the principal portion of all obligations of the subject Person outstanding under Capital Leases, (d) all Support Obligations of the subject Person with respect to Funded Debt of another Person, (e) the maximum available amount of all standby letters of credit issued or bankers' acceptances facilities for the account of the subject Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (f) all Funded Debt of another Person secured by a Lien on any Property of the subject Person, whether or not such Funded Debt has been assumed by the subject Person, provided that for purposes hereof the amount of such Funded Debt shall be limited to the amount of such Funded Debt as to which there is recourse to the subject Person or the fair market value of the property which is subject to the Lien, if less, (g) the outstanding attributed principal amount under any Securitization Transaction to which the subject Person is a party, (h) the principal portion of obligations outstanding under Synthetic Leases under which the subject Person is the lessee, and (i) the maximum amount of all contingent obligations (including earn-out payments) incurred in connection with Permitted Acquisitions and Acquisitions consummated prior to the Closing Date. The "Funded Debt" of the subject Person shall include the "Funded Debt" of any partnership or joint venture in which the subject Person is a general partner or joint venturer, but only to the extent to which there is recourse to the subject Person for the payment of such Funded Debt.

         "Funding Date" means any date on which any of the following occur: (a) a borrowing hereunder consisting of Revolving Loans made to the Borrowers, or any of them, on the same day by the Revolving Lenders, by Bank of America in the case of a borrowing funded by Non-Ratable Loans, or by the Collateral Agent in case of a borrowing consisting of a Discretionary Over-Advance; or (b) the issuance of a Letter of Credit.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

         "Governmental Authority" means any nation or government, any state, province, municipality, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to the government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by and of the foregoing, and any department, agency, board, commission tribunal, committee, or instrumentality of any of the foregoing.

         "Gross Installment Contract Amount" means, for any period of determination, the average daily outstanding balance during such period of all Installment Contracts, including all unearned interest, premiums for insurance and product warranties, and other fees and charges, whether earned or unearned, owing by the debtor thereunder.

         "Gross Installment Contract Payments" means, as of any date of determination with respect to each Installment Contract, the outstanding balance thereof including all unearned interest, premiums for insurance and product warranties, and other fees and charges, whether earned or unearned, owing by the debtor thereunder.

         "Guarantors" means Friedman's, FMC, FFP, FHC, Stores, FCJVH, FCJVLP, FBI, FILLC, and each other Person (including its successors and assigns) which may hereafter become a Guarantor by execution of a guaranty agreement in form and substance reasonably acceptable to the Collateral Agent, and "Guarantor" means any one of the foregoing.

         "Guaranty Agreement" means any agreement executed and delivered by a Credit Party which guarantees the payment or performance of the Total Obligations, and "Guaranty Agreements" means two or more of such agreements, collectively, as any such agreement may be amended, restated, or otherwise modified from time to time.

         "Hedging Agreement" means an interest rate protection agreement or foreign currency exchange agreement, as such agreement may be amended, restated, or otherwise modified from time to time.

         "Indebtedness" means, with respect to any Person (the "subject Person"), without duplication (a) all Funded Debt of the subject Person, (b) all obligations of the subject Person under take-or-pay or similar arrangements or under commodities agreements, (c) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired, whether or not the obligations secured thereby have been assumed, (d) all Support Obligations with respect to Indebtedness of another Person, (e) all obligations under Hedging Agreements,
(f) all preferred Capital Stock which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory cash sinking fund payments, redemption, or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time during the term of this Agreement, and (g) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Liabilities" has the meaning specified in Section 13.5.

         "Initial Term Lender" means Jewelry Investors II, L.L.C.

         "Installment Contract" means any loan agreement, installment sale contract, or other form of instrument or document evidencing obligations owing by a retail purchaser to a Borrower with respect to financial accommodations provided by such Borrower to such purchaser in connection with a sale of merchandise to such purchaser.

         "Intellectual Property" has the meaning specified in Section 6.9.

         "Interest Expense" means, for any period, interest expense determined in accordance with GAAP on a Consolidated basis and including the amortization of debt discount and premium, the interest component of Capital Leases and Synthetic Leases and the implied interest component under Securitization Transactions.

         "Interest Payment Date" means (a) with respect to the Revolving Loans, the first day of each calendar month and the Revolving Facility Termination Date, and (b) with respect to the Term Loans (i) the first day of each calendar month for all Term Loans accruing interest at a rate not based on the Eurodollar Rate (if any), (ii) with respect to all Term Loans accruing interest at a rate based on the Eurodollar Rate, the first day of each calendar month of each Interest Period, (iii) the date of repayment of principal of the Term Loans, and (iv) the Termination Date. If an Interest Payment Date falls on a date other than a Business Day, such Interest Payment Date shall be deemed to be the next Business Day.

         "Interest Period" means, with respect to any Term Loan, each period of three months duration commencing with the three month period beginning on the Closing Date, provided, however, that (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that if the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Termination Date, and (c) if an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code shall be construed also to refer to any successor sections thereto.

         "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities, or otherwise) of Capital Stock, bonds, notes, debentures, partnership, joint ventures, or other ownership interests or other securities of such Person, (b) any deposit with, or advance, loan, or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business and Permitted Liens under clause (e) of the definition of Permitted Liens), or (c) any other capital contribution to or investment in such Person, including without limitation, any Support Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

         "Investor Documents" means the Warrant, the Participation Agreement, and the Investor Rights Agreement, dated concurrently herewith, executed and delivered by Friedman's in favor of the Term Lenders.

         "Investor Rights Agreement" means the investor rights agreement, dated concurrently herewith, by and between Friedman's and the Initial Term Lender.

         "Issuing Lender" means Bank of America.

         "Lender" and "Lenders" have the meanings specified in the introductory paragraph of this Agreement.

         "Letter of Credit" means any Existing Letter of Credit and any letter of credit issued by the Issuing Lender for the account of a Borrower in accordance with the terms of Section 2.1(d).

         "Letter of Credit Fee" has the meaning specified in Section 4.9(b).

         "Licenses" means all licenses, permits, and other grants of authority obtained or required to be obtained from any Governmental Authority in connection with the management or operation of the business of the members of the Consolidated Group or the ownership, lease, license, or use of any Property of the members of the Consolidated Group.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority, or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed by a Person authorized to do so under the UCC as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

         "Loan" or "Loans" means the Revolving Loans (including the Non-Ratable Loans, the Discretionary Over-Advances, and any Permitted Overadvances) and the Term Loans.

         "LOC Commitment" means the commitment of the Issuing Lender to issue, and of the Lenders to participate in, Letters of Credit and LOC Obligations hereunder.

         "LOC Committed Amount" means the maximum amount of LOC Obligations hereunder as specified in Section 2.1(d).

         "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees, or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

         "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not reimbursed by the Borrowers; provided that such sum shall exclude, at all times, Letters of Credit that have been cash collateralized or are supported by a stand-by letter of credit by a third-party in form and substance acceptable to the Revolving Agent.

         "Margin Stock" means "margin stock" or any "margin security" as defined in Regulation T, Regulation U, and Regulation X.

         "Material Adverse Effect" means a material adverse effect on (a) the condition (financial or otherwise), operations, business, assets, or liabilities of the Consolidated Group taken as a whole, (b) the ability of any Credit Party or other party thereto to perform any material obligation under the Credit Documents to which it is a party, or (c) the material rights and remedies of the Agents and the Lenders under the Credit Documents; provided that (i) any change to the extent attributable to any Disclosed Matter, (ii) the occurrence of any Restatement Event, or (iii) the existence or occurrence of any Disclosed Matter, in each case, shall not constitute a Material Adverse Effect.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

         "Maximum Rate" means, at any time, the maximum rate of interest the Lenders may lawfully contract for, charge, or receive in respect of the Total Obligations as allowed by any Requirement of Law.

         "Merchant Account" means, in respect of a Credit Party, any account, agreement or arrangement between such Credit Party and another Person pursuant to which such other Person gives or makes available credit to such Credit Party in respect of credit card transactions generated by such Person.

         "Merchant Account Agreement" means an agreement evidencing a Merchant Account, and any renewal, extension, modification, amendment, or restatement thereof.

         "Mortgaged Property" means Property which is the subject of a Mortgage.

         "Mortgages" means those mortgages, deeds of trust, security deeds, or like instruments given to the Collateral Agent, for the benefit of the Agents and the Lenders, to secure the Total Obligations, as such agreements may be amended, restated, or otherwise and modified from time to time.

         "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan (other than a Multiemployer
Plan) which any member of the Consolidated Group or any ERISA Affiliate and at least one employer other than the members of the Consolidated Group or any ERISA Affiliate are contributing sponsors.

         "Net Balance" means, as of any date of determination, the Gross Installment Contract Payments of an Installment Contract, less all unearned interest, fees, and charges (including premiums for insurance and product warranties) owing by the debtor thereunder.

         "Net Orderly Liquidation Value" means, with respect to any inventory or Installment Contracts, the recovery value thereof in an orderly liquidation net of all costs of liquidation, as reasonably determined by the Collateral Agent based upon methodology utilized in the most recent quarterly written appraisal of the Borrowers' inventory and Installment Contracts, prepared by an experienced and reputable independent appraiser acceptable to the Collateral Agent.

         "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 2.4(e).

         "Note" or "Notes" means any of the Revolving Notes or the Term Notes.

         "Notice of Borrowing" means a written notice of borrowing, in substantially the form of Exhibit B, as required by Section 2.2(a).

         "Operating Lease" means, as applied to any Person, any lease by such Person as lessee (including, without limitation, leases which may be terminated by the lessee at any time) of any Property which is not a Capital Lease.

         "Original Credit Agreement" has the meaning specified in Recital B.

         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies (excluding, in the case of each Lender and each Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's or each Agent's net income) which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any other Credit Documents.

         "Participant" means any commercial bank, financial institution, or other Person not an Affiliate of the Credit Parties who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

         "Participation Agreement" means the participation agreement, dated concurrently herewith, by and between Friedman's and the Initial Term Lender.

         "Participation Interest" means the purchase by a Lender of a participation in LOC Obligations as provided in Section 2.3(f), and in Loans as provided in Section 4.12.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

         "Permitted Acquisition" means any Acquisition that satisfies each of the following requirements:

                  (a) such Acquisition is not a hostile or contested
         Acquisition;

                  (b) the business acquired in connection with such Acquisition is (i) located in the United States, (ii) organized under Requirements of Law of the United States, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Borrowers are engaged on the Closing Date and any business activities that are substantially similar, related, or incidental thereto;

                  (c) both immediately before and immediately after giving effect to such Acquisition and the Extensions of Credit (if any) requested to be made in connection therewith, each of the representations and warranties in the Credit Documents is true and correct (except (i) any such representation or warranty which relates to a specified prior date and (ii) to the extent the Collateral Agent and the Lenders have been notified in writing by the Credit Parties that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty) and no Default or Event of Default exists or will exist or would result therefrom;

                  (d) (i) as soon as available, but not less than thirty (30) days prior to such Acquisition, the Borrowers have given the Collateral Agent and the Lenders (A) notice of such Acquisition, (B) a copy of all business and financial information reasonably requested by the Collateral Agent or any Lender including financial statements, statements of cash flow, and projections of availability (i.e. Borrowing Base minus the Obligations) prepared on a Pro Forma Basis for the twelve (12) Fiscal Periods ended as of the most recent Fiscal Period end and for each of the subsequent twelve (12) Fiscal Periods, such financial information to be reasonably satisfactory to the Collateral Agent and the Required Lenders, (C) if the Installment Contracts and inventory acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base, the Collateral Agent shall have conducted a field audit and appraisal of the business and property of the acquired entity, including its Installment Contracts and inventory, and (D) a certificate of an Executive Officer of Friedman's certifying (and showing the calculations therefor in reasonable detail) that the Credit Parties will be in compliance with each of the covenants set forth in Section 7.11 on a Pro Forma Basis for the twelve (12) Fiscal Periods ended as of the most recent Fiscal Period end before and after giving effect to such Acquisition and (ii) as soon as available, the information provided to the board of directors of Friedman's with respect to such Acquisition;

                  (e) the aggregate consideration paid in connection with all such Acquisitions (whether paid in cash, constituting assumed or acquired Indebtedness, or otherwise, but excluding any Capital Stock of Friedman's) does not exceed $1,000,000 during the term of this Agreement;

                  (f) if such Acquisition is an Acquisition of the Capital Stock of a Person, the Acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of a Borrower and (if applicable), subject to Section 13.20, a Credit Party pursuant to the terms of this Agreement;

                  (g) no Credit Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such Acquisition, to result in the existence or occurrence of a Material Adverse Effect;

                  (h) in connection with an Acquisition of the Capital Stock of any Person, all Liens, other than any Liens which constitute Permitted Liens, on Property of such Person shall be terminated, and in connection with an Acquisition of the assets of any Person, all Liens on such assets, other than Liens which constitute Permitted Liens hereunder, shall be terminated; and

                  (i) Friedman's shall certify (and provide the Collateral Agent and the Lenders with a calculation prepared on a Pro Forma Basis in form and substance reasonably satisfactory to the Collateral Agent and the Lenders) to the Collateral Agent and the Lenders that, immediately after giving effect to completion of such Acquisition, Excess Availability is not less than $5,000,000.

         "Permitted Distributions" means (a) any Restricted Payment by a Credit Party to a Borrower or by a Credit Party that is not a Borrower to another Credit Party that is not a Borrower; (b) partnership distributions of not more than 99% of Stores' taxable income from Stores to FILLC, provided that the proceeds thereof are immediately distributed by FILLC to FBI, immediately distributed by FBI to FHC, immediately distributed by FHC to FMC, and immediately distributed by FMC to Friedman's, and (c) partnership distributions of not more than 99% of FFP's taxable income from FFP to FMC provided that the proceeds thereof are immediately distributed by FMC to Friedman's; provided, further, that with respect to clauses (b) and (c) preceding, no distribution of taxable income may be made more than three years after such taxable income was earned by Stores or FFP, respectively.

         "Permitted Investments" means Investments consisting of:

                  (a) cash and Cash Equivalents;

                  (b) accounts receivable created, acquired, or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (c) Investments consisting of Capital Stock, obligations, securities, or other Property received in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors;

                  (d) Investments existing as of the Closing Date and set forth in Schedule 1.1B;

                  (e) advances or loans to directors, officers, and employees in the ordinary course of business for reasonable business expenses that do not exceed $1,000,000 in the aggregate at any one time outstanding;

                  (f) Investments by members of the Consolidated Group in other members of the Consolidated Group existing on the Closing Date;

                  (g) Investments by members of the Consolidated Group in and to Domestic Credit Parties;

                  (h) Investments which constitute Permitted Acquisitions; and

                  (i) other Investments of a nature not contemplated in clauses
         (a) through (h) preceding (but specifically excluding any Investment in any of the Crescent Parties) in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.

         "Permitted Liens" means:

                  (a) Liens in favor of the Collateral Agent to secure the Total Obligations;

                  (b) [Reserved];

                  (c) Liens (other than Liens created or imposed under ERISA) for taxes, assessments, or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, or loss on account thereof);

                  (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, and materialmen and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure (i) only amounts not yet due and payable, (ii) which, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, or loss on account thereof), or (iii) secure amounts due and payable in respect of leased locations for retail stores to be opened or closed where no inventory or proceeds of inventory is located and such Lien does not attach to any of the tenant's Property not located on the premises that are the subject of such lease;

                  (e) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any member of the Consolidated Group in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds, and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (f) Liens in connection with attachments or judgments (including judgment or appeal bonds), provided that the attachments or the judgments secured shall, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within thirty (30) days after the expiration of any such stay;

                  (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title, and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                  (h) Liens on Property of any Person securing purchase money Indebtedness (including Capital Leases and Synthetic Leases) of such Person to the extent permitted under Section 8.1(c), provided that any such Lien attaches only to the Property financed or leased and such Lien attaches concurrently with or within ninety (90) days after the acquisition thereof;

                  (i) leases or subleases, and licenses or sublicenses, granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

                  (j) any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations, or agreements in foreign jurisdictions) relating to, leases not prohibited by this Agreement;

                  (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (l) Liens deemed to exist in connection with Investments in repurchase agreements which constitute Permitted Investments;

                  (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (n) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

                  (o) Liens existing as of the Closing Date and set forth in
         Schedule 1.1C; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date, and provided, further, that notwithstanding the foregoing, any such Lien which purports to cover Collateral, including without limitation, proceeds of consigned goods described in clause (p) following shall not be a Permitted Lien after the expiration of one hundred twenty (120) days after the Closing Date;

                  (p) Liens on goods consigned to a Borrower in connection with consignment arrangements, provided that (i) such consignment arrangement is evidenced by a written agreement in form and substance satisfactory to the Collateral Agent, (ii) such Lien does not attach to proceeds of such goods, and (iii) such Lien is limited to such goods only during any such consignment;

                  (q) extension, renewal, or replacement (or successive extensions, renewals, or replacements), in whole or in part, of Liens referred to in the foregoing clauses; provided that the Liens given in connection any such extension, renewal, or replacement shall be limited to the property securing the Lien prior to extension, renewal, or replacement and where such Lien secures Funded Debt, the Lien given in connection with such extension, renewal, or replacement shall not secure indebtedness in an amount exceeding the principal amount secured immediately prior to the extension, renewal, or replacement;

                  (r) [Reserved];

                  (s) Liens comprised of any exclusion or exception under any title insurance policy provided to the Collateral Agent in accordance with the Credit Documents (which policy shall be in form and content reasonably satisfactory to the Collateral Agent);

                  (t) Liens existing at the time of a Permitted Acquisition (provided that such Lien is not created in anticipation of such Permitted Acquisition) on equipment, Real Estate, and fixtures acquired in connection with a Permitted Acquisition; and

                  (u) Liens in favor of the Borrowers' trade vendors, or any of them, or their respective agents, trustees, or other representatives securing credit support or trade terms, provided that such Liens are subordinated pursuant to the Vendor Documents or by one or more other subordination agreements (in form and substance satisfactory to the Collateral Agent and the Lenders) to the Liens granted to the Collateral Agent in the Credit Documents.

         "Permitted Overadvances" means advances of Revolving Loans in excess of the Total Borrowing Base of up to $6,000,000 in the aggregate outstanding at any time, provided that, after giving effect to such advances, the total principal amount of the Revolving Loans and the Term Loans then outstanding, would not exceed the lesser of (a) $135,000,000 or (b) 96.0% of the sum of (i) the Net Orderly Liquidation Value of the Borrowers' Installment Contracts, provided that, for purposes of this definition, in no event will the Net Orderly Liquidation Value of the Borrowers' Installment Contracts be deemed to be greater than 40.0% of the Appraisal Value of such Installment Contracts, plus (ii) the Net Orderly Liquidation Value of Borrowers' inventory, provided that, for purposes of this definition, in no event will the Net Orderly Liquidation Value of the inventory be deemed to be greater than 65.0% of the Appraisal Value of such inventory.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise (whether or not incorporated) or any Governmental Authority.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any member of the Consolidated Group or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Pro Forma Basis" means that, for purposes of determining compliance with any provision of this Agreement, including the financial covenants set forth in Section 7.11, on a "Pro Forma Basis", that any transaction occurring on or after the Closing Date shall be deemed to have occurred as of the first day of the applicable measurement period ending as of the most recent Fiscal Period end immediately preceding the date of such transaction with respect to which the Collateral Agent and the Lenders have received the Required Financial Information. As used herein, "transaction" means (a) any Acquisition as referred to in the definition of Permitted Acquisition, and (b) any Asset Disposition allowed by Section 8.5. In connection with any calculation of the financial covenants set forth in Section 7.11, upon giving effect to a transaction on a Pro Forma Basis:

                  (w) any Indebtedness assumed or acquired in connection with a Permitted Acquisition (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period (for purposes of this definition) determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination;

                  (x) income statement items (whether positive or negative) attributable to the Property acquired in connection with a Permitted Acquisition shall be included beginning as of the first day of the applicable period;

                  (y) income statement items (whether positive or negative) attributable to the Property disposed of in any such Asset Disposition shall be excluded; and

                  (z) any Indebtedness which is retired in connection with any such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period.

         "Pro Forma Compliance Certificate" means a certificate of an Executive Officer of Friedman's delivered to the Collateral Agent and the Lenders in connection with (a) any merger or consolidation allowed by Section 8.4, (b) any Asset Disposition allowed by Section 8.5, or (c) any Permitted Acquisition, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the EBITDA as of the most recent Fiscal Period end preceding the date of the applicable transaction with respect to which the Collateral Agent and the Lenders have received the Required Financial Information.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Real Property" means, with respect to any member of the Consolidated Group, any real property (wherever located) which (a) is owned or leased by such member of the Consolidated Group and (b) is not Excluded Property.

         "Register" has the meaning specified in Section 13.3(g).

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation Z" means Regulation Z of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Reorganization" means the following transactions, which occurred prior to the Closing Date:

                 (a) Friedman's contributed Crescent preferred stock ($50 million book value) and Crescent note ($35 million book value) to the capital of FMC;

                 (b) FMC contributed Crescent preferred stock ($50 million book value) and Crescent note ($35 million book value) to the capital of FHC;

                 (c) Friedman's and FHC created FILLC;

                 (d) FHC contributed its 99% LP interest in Stores (estimated book value $80,139,276), Crescent preferred stock ($50 million book value), Crescent note ($35 million book value) (total of $165,139,276 book value) to FILLC in exchange for a 99% interest in FILLC;

                 (e) Friedman's contributed a note payable of $1,651,393 (interest only at prime) to FILLC in exchange for a 1% interest in FILLC;

                 (f) FHC created FBI;

                 (g) FHC contributed its 99% interest in FILLC to FBI.; and

                 (h) FBI transferred to FHC 100% of FBI's common stock.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the advance or thirty
(30) day notice requirement has been waived by regulation.

         "Required Financial Information" means the annual and periodic compliance certificates and related financial statements and information required by the provisions of Section 7.1(a), Section 7.1(b), and Section 7.1(d).

         "Required Lenders" means, as of any date of determination, each of (a) the Required Revolving Lenders and (b) the Required Term Lenders.

         "Required Revolving Lenders" means (a) at any time prior to the termination of the Revolving Loan Commitments, the Revolving Lenders having more than fifty-five percent (55.0%) of the Revolving Loan Commitments and (b) at any time after termination of the Revolving Loan Commitments, the Revolving Lenders holding more than fifty-five percent (55.0%) of the outstanding principal of the Revolving Loans; provided that, notwithstanding the foregoing limitations, to the extent any Revolving Lender party to this Agreement on the Closing Date is a Revolving Lender on any date of determination, the affirmative vote or consent of such Revolving Lender shall be required in any determination of "Required Revolving Lenders"; provided, further, that in any case, the Revolving Commitments of, and outstanding principal amount of Revolving Obligations (taking into account Participation Interests therein) owing to, a Defaulting Revolving Lender shall be excluded for purposes hereof in making a determination of "Required Revolving Lenders". To the extent that any Term Lender or the Term Agent acquires any of the Revolving Loans, whether by purchase, assignment, or otherwise, such Term Lenders shall be treated for all purposes of this definition as a Revolving Lender which is a Revolving Lender on the Closing Date. In addition, at any time while there are only two Revolving Lenders (i) when a Designated Event of Default has occurred and the Revolving Lenders are authorized to establish Reserves and/or reduce advance rates, either Revolving Lender may direct the Collateral Agent to establish such Reserves or to reduce advance rates; and (ii) either Revolving Lender shall have the right to revoke, by written notice to the Revolving Agent, the right and ability of the Revolving Agent to make Discretionary Over-Advances.

         "Required Term Lenders" means, at any time, the Term Lenders holding more than fifty percent (50.0%) of the outstanding principal of the Term Loans; provided that, notwithstanding the foregoing limitation, to the extent the Initial Term Lender is a Term Lender on any date of determination, the affirmative vote or consent of the Initial Term Lender shall be required in any determination of "Required Term Lenders".

         "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, or ordinance (including, without limitation, Consumer Protection Laws and Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject.

         "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against borrowing availability established (subject to Section 11.3) by the Collateral Agent from time to time as follows:

                 (a) those established in the Collateral Agent's reasonable discretion as a result of negative forecasts and/or trends in the Borrowers' business, industry, prospects, profits, operations, or financial condition or other issues, circumstances, or facts (in each of the foregoing cases either arising on or after the Closing Date or, with respect to those in existence prior to the Closing Date, a continued decline therein) that could reasonably be expected to negatively and materially impact the Collateral or the Borrowers' business, prospects, profits, operations, industry, financial condition, or assets, including, without limitation, (i) Bank Product Reserves and (ii) reserves for accrued, unpaid interest on the Loans and fees and expenses payable by the Borrowers pursuant to the terms of the Credit Documents; and

                 (b) the following reserves established from time to time in the Collateral Agent's reasonable discretion (subject to Section 11.3): (i) a reserve of $9,500,000 until August 31, 2005, for so long as the Borrowers have not obtained financing pursuant to the Vendor Financing Program in an amount of at least $15,000,000 on terms reasonably acceptable to the Term Lenders, such reserve to be reduced by $0.63333 for each $1.00, without duplication, of financing pursuant to the Vendor Financing Program made available to the Borrowers on terms reasonably satisfactory to the Term Lenders; (ii) reserves for consignment goods purchased but not paid for unless the consignor of such goods has agreed in writing in form and substance satisfactory to the Collateral Agent that such goods will be treated as owned by any Borrower and such goods and the proceeds thereof are not subject to any Lien in favor of such consignor or claim of ownership by such consignor; (iii) reserves for the Borrowers' gift certificate and layaway programs; (iv) commencing on April 1, 2005, reserves in respect of clauses (a)(iii) or (b)(iii) of the Revolving Borrowing Base only for rent for leased locations, provided that no such rent reserves will be taken for stores to be opened or closed where no inventory or proceeds of inventory are located, and provided further that no such rent reserves will be in effect while any Permitted Overadvance is outstanding if the Borrowers are in compliance with the Tier I Financial Covenants; and (v) reserves during any period while the Borrowers have failed to deliver any weekly cash forecasts, Borrowing Base Certificate, collateral report, or financial statements required to be delivered pursuant to Section 7.1.

         "Restatement" means any restatement of any financial statements for any member of the Consolidated Group for any Fiscal Year ending prior to the Fiscal Year of Friedman's ending on October 1, 2005 (or any Fiscal Period or Fiscal Quarter of any such Fiscal Year or of the Fiscal Year of Friedman's ending on October 1, 2005) but only to the extent attributable to a Disclosed Matter, and other adjustments any such Fiscal Year, Fiscal Period or Fiscal Quarter required by Friedman's independent certified public accountants that in and of themselves, individually or collectively, would not require restatement of Friedman's financial statements.

         "Restatement Date" means the earlier of (a) the date that is 18 months from the Closing Date or (b) the date on which the Borrowers deliver audited annual financial statements for the Fiscal Year ending October 1, 2005 that satisfy the requirements set forth in Section 7.1(a).

         "Restatement Event" means (a) any Restatement, (b) any lawsuit or other action previously or hereafter brought against any of the Borrowers, any Subsidiary of a Borrower, any of their Affiliates, or any present or former officer or director of any Borrower, any Subsidiary of a Borrower or any of their Affiliates involving or arising out of any Restatement or the need therefor, and any settlement thereof or other development with respect thereto,
(c) the failure to (i) timely satisfy any requirement for the delivery or filing of financial statements, Form 10-K or Form 10-Q of the Borrowers and the Guarantors for any Fiscal Year, Fiscal Period, or Fiscal Quarter ending prior to October 1, 2005, (ii) timely satisfy any requirement for the delivery or filing of financial statements or the Form 10-K of the Borrowers for the Borrowers' Fiscal Year ending October 1, 2005 on or prior to the Restatement Date or in the case of Form 10-K or audited financial statements, thereafter, but only if the reason for any such failure after the Restatement Date is the inability to comply with FIN 46, or (iii) timely file Form 10-Q for any Fiscal Quarter ending prior to the Restatement Date, or (d) the occurrence of any default or event of default under any indenture, instrument or other agreement or contract, or the exercise of any remedy in respect thereof, that arises directly or indirectly as a result of any of the matters described in clause
(a) through clause (c) preceding or this clause (d).

         "Restricted Payment" means (a) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (including without limitation, any payment in connection with any dissolution, merger, consolidation, or disposition involving any member of the Consolidated Group), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding (other than dividends or distributions payable in the same class of Capital Stock of the applicable Person or dividends or distributions payable to any Borrower (directly or indirectly through Subsidiaries) or any such dividends or distributions payable to a Borrower),
(b) any redemption, retirement, sinking fund or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of any member of the Consolidated Group, now or hereafter outstanding.

         "Revolving Agent" has the meaning specified in the introductory paragraph of this Agreement.

         "Revolving Borrowing Base" means:

                 (a) as of any day from the Closing Date through and including March 31, 2005, an amount equal to the lesser of:

                     (i)      $67,500,000;

                     (ii) the Total Borrowing Base, minus the principal amount of the Term Loan outstanding; or

                     (iii) the lesser of (y) 52.5% of Eligible Inventory, or (z) 80.0% of the Net Orderly Liquidation Value of the Borrowers' inventory, provided that, for purposes of calculation of the "Revolving Borrowing Base", in no event will the Net Orderly Liquidation Value of the Borrowers' inventory be deemed to be greater than 65.0% of the Appraisal Value of such inventory; minus Reserves,

                 (b) as of any day on or after April 1, 2005, an amount equal to the lesser of:

                     (i) $67,500,000;

                     (ii) the Total Borrowing Base, minus the principal amount of the Term Loan outstanding; or

                     (iii) the lesser of (y) 55.0% of Eligible Inventory, or (z) 85.0% of the Net Orderly Liquidation Value of the Borrowers' inventory, provided that for purposes of calculation of the "Revolving Borrowing Base", in no event will the Net Orderly Liquidation Value of the Borrowers' inventory be deemed to be greater than 65.0% of the Appraisal Value of such inventory; minus Reserves.

         "Revolving Commitment" means the commitment of each Revolving Lender to make its ratable share of Revolving Loans hereunder.

         "Revolving Commitment Percentage" means, for each Revolving Lender, a fraction (expressed as a percentage), the numerator of which is the Revolving Committed Amount of such Revolving Lender at such time and the denominator of which is the Aggregate Revolving Commitment Amount at such time. The Revolving Commitment Percentages are specified in Schedule 1.1D, which may be amended by the Revolving Agent from time to time to reflect assignments by one Revolving Lender to another Revolving Lender.

         "Revolving Committed Amount" means, individually, the maximum Revolving Commitment of each Lender, and collectively, the aggregate maximum amount of all the Revolving Commitments of the Lenders hereunder. The Revolving Committed Amounts are specified in Schedule 1.1D, which may be amended by the Revolving Agent from time to time to reflect assignments by one Revolving Lender to another Revolving Lender.

         "Revolving Creditor" means any one of the Revolving Agent or any Revolving Lender and "Revolving Creditors" means the Revolving Agent and the Revolving Lenders, collectively.

         "Revolving Facility Termination Date" means December 15, 2006.

         "Revolving Lender" means each lending institution from time to time party hereto which is designated as a "Revolving Lender" on the signature pages of this Agreement or the signature pages of an Assignment and Acceptance pursuant to which such lending institution becomes a party to this Agreement, and "Revolving Lenders" means two or more of such Persons, as the context requires.

         "Revolving Loans" has the meaning specified in Section 2.1(a).

         "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrowers, in substantially the form attached as Exhibit A-1, in favor of each of the Revolving Lenders evidencing the Revolving Loans, individually or collectively, as appropriate, as each such promissory note may be amended, restated, or otherwise modified from time to time.

         "Revolving Obligations" means that portion of the Total Obligations owing to any of the Revolving Agent or the Revolving Lenders.

         "Sale and Leaseback Transaction" means any arrangement pursuant to which any member of the Consolidated Group, directly or indirectly, becomes liable as lessee, guarantor, or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (a) which such member of the Consolidated Group has sold or transferred (or is to sell or transfer) to a Person which is not a member of the Consolidated Group or (b) which such member of the Consolidated Group intends to use for substantially the same purpose as any other Property which has been sold or transferred (or is to be sold or transferred) by such member of the Consolidated Group to another Person which is not a member of the Consolidated Group in connection with such lease.

         "Securities Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         "SEC" means the Securities and Exchange Commission.

         "Securitization Transaction" means, with respect to any Person (the "subject Person"), any financing transaction or series of financing transactions that have been or may be entered into by the subject Person pursuant to which the subject Person may sell, convey, or otherwise transfer to a Subsidiary, Affiliate, or any other Person, any accounts receivable, notes receivable, rights to future lease payments or residuals, or other similar rights to payment (the "Securitization Receivables") (whether such Securitization Receivables are then existing or arising in the future) of the subject Person, and any assets related thereto, including, without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

         "Security Agreement" means each Security Agreement, executed and delivered by any Credit Party to secure the Total Obligations, as such agreement may be amended, restated, or otherwise modified from time to time, and "Security Agreements" means two or more of such agreements, collectively.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities);

                  (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured;

                  (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

                  (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is "Solvent", the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stores" means FI Stores Limited Partnership, a Georgia limited partnership, and its successors and assigns.

         "Subject Properties" has the meaning specified in Section 6.16.

         "Subordinated Debt" means any Indebtedness of a member of the Consolidated Group which, by its terms, is expressly subordinated in right of payment to the prior payment of the Total Obligations on the terms and conditions and evidenced by documentation satisfactory to the Required Lenders.

         "Subordination Agreement" means that certain Subordination Agreement dated as of August 28, 2002, among Friedman's, Bank of America (in its capacity as administrative agent under the Original Credit Agreement), Crescent, and Crescent Jewelers, Inc., a Delaware corporation, as the same may be amended, restated, or otherwise modified from time to time.

         "Subsidiary" means, with respect to any Person (the "subject Person"), any corporation, partnership, association, limited liability company, joint venture, trust or other business entity of which more than fifty percent (50.0%) of the voting Capital Stock or other Capital Stock, is owned or controlled directly or indirectly by the subject Person, or one or more of the Subsidiaries of the subject person, or a combination thereof; provided that Crescent shall not be a Subsidiary of any Credit Party unless such Credit Party (or the Credit Parties collectively) beneficially owns or controls a majority of the Capital Stock of Crescent having ordinary voting power (other than by reason of the happening of a contingency) for the election of the members of the board of directors of Crescent. Unless the context otherwise clearly requires, "Subsidiary" or "Subsidiaries" refer to a Subsidiary or Subsidiaries of Friedman's.

         "Support Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent (a) to purchase any such Indebtedness or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency, or other balance sheet condition of such other Person (including without limitation, keep well agreements, maintenance agreements, comfort letters, or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities, or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any "Support Obligation" hereunder shall be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Support Obligation is made.

         "Supporting Letter of Credit" has the meaning specified in Section 2.3(i).

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan, or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Agent's or such Lender's income in the jurisdiction (whether federal, state, or local and including any political subdivision thereof) under the laws of which such Agent or such Lender, as the case may be, is organized or maintains a lending office.

         "Term Agent" has the meaning specified in the introductory paragraph of this Agreement.

         "Term Creditor" means any one of the Term Agent or any Term Lender and "Term Creditors" means the Term Agent and the Term Lenders, collectively.

         "Term Lender" means each lending institution from time to time party hereto which is designated as a "Term Lender" on the signature pages of this Agreement or the signature pages of an Assignment and Acceptance pursuant to which such lending institution becomes a party to this Agreement, and "Term Lenders" means two or more of such Persons, as the context requires.

         "Term Loan" has the meaning provided in Section 3.1.

         "Term Note" or "Term Notes" means the promissory notes of the Borrowers, in substantially the form attached as Exhibit A-2, in favor of each of the Term Lenders evidencing the Term Loans, individually or collectively, as appropriate, as each such promissory note may be amended, restated or otherwise modified from time to time.

         "Term Obligations" means that portion of the Total Obligations owing to any of the Term Agent or the Term Lenders.

         "Termination Date" means August 31, 2007, or such later date as to which the Term Agents, the Term Lenders, and the Borrowers may in their sole discretion by written consent agree.

         "Tier I Financial Covenants" means the financial covenants of the Borrowers set forth in Sections 7.11(b)(i), 7.11(c)(i), 7.11(d)(i), 7.11(e)(i),
and 7.11(f)(i).

         "Tier II Financial Covenants" means the financial covenants of the Borrowers set forth in Sections 7.11(a), 7.11(b)(ii), 7.11(c)(ii), 7.1(d)(ii), 7.11(e)(ii), and 7.11(f)(ii).

         "Total Borrowing Base" means:

                 (a) as of any day from the Closing Date through and including March 31, 2005, an amount equal to

                     (i) the lesser of:

                         (A) $125,000,000; or

                         (B) the sum of

                              (1) the lesser of (y) 42.5% of the Net Balance of
                         the Borrowers' Eligible Installment Contracts, or (z) 85.0% of the Net Orderly Liquidation Value of the Borrowers' Installment Contracts, provided that, for the purposes of calculation of the "Total Borrowing Base", in no event will the Net Orderly Liquidation Value of the Borrowers' Installment Contracts be deemed to be greater than 40.0% of the Appraisal Value of such Installment Contracts; and

                              (2) the lesser of (y) 52.5% of Eligible
                         Inventory, or (z) 85.0% of the Net Orderly Liquidation Value of the Borrowers' inventory, provided that, for the purposes of calculation of the "Total Borrowing Base", in no event will the Net Orderly Liquidation Value of the Borrowers' inventory be deemed to be greater than 65.0% of the Appraisal Value of such inventory; minus

                              (3) Reserves; and

                 (b) as of any day on or after April 1, 2005, an amount equal to

                     (i) the lesser of:

                         (A) $135,000,000; or

                         (B) the sum of

                              (1) the lesser of (y) 45.0% of the Net Balance of
                         the Borrowers' Eligible Installment Contracts, or (z) 90.0% of the Net Orderly Liquidation Value of the Borrowers' Installment Contracts, provided that, for the purposes of calculation of the "Total Borrowing Base", in no event will the Net Orderly Liquidation Value of the Borrowers' Installment Contracts be deemed to be greater than 40.0% of the Appraisal Value of such Installment Contracts; and

                              (2) the lesser of (y) 55.0% of Eligible
                         Inventory, or (z) 90.0% of the Net Orderly Liquidation Value of the Borrowers' inventory, provided that, for the purposes of calculation of the "Total Borrowing Base", in no event will the Net Orderly Liquidation Value of the Borrowers' inventory be deemed to be greater than 65.0% of the Appraisal Value of such inventory; minus

                              (3) Reserves.

         "Total Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers and the other Credit Parties, to the Agents and/or any Lender, arising under or pursuant to the Original Agreement (and continued pursuant hereto), this Agreement, or any of the other Credit Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees, and any other sums chargeable to any Credit Party hereunder or under any of the other Credit Documents, including, without limitation, all debts, liabilities, and obligations now or hereafter arising from or in connection with Bank Products.

         "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state, the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided that to the extent that the UCC is used to define any term herein or in any other Credit Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

         "United States" means the United States of America.

         "Unused Line Fee" has the meaning specified in Section 4.9(a).

         "Vendor Documents" means the letter agreements, security agreement, collateral trust agreement, guaranty agreement, and intercreditor agreement executed by the collateral agent for certain of the Credit Parties' trade vendors and each other agreement or document executed or delivered in connection with the Vendor Financing Program.

         "Vendor Financing Program" means a program pursuant to which one or more vendors of the Borrowers agree to defer payment of trade accounts payable owing by the Borrowers for merchandise purchased or memo goods sold prior to July 31, 2004 and past due as of such date.

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Warrant" means the warrant, dated concurrently herewith, issued by Friedman's to the Initial Term Lender to acquire 3.0 million shares of Class A common stock, par value $0.01 per share, of Friedman's.

         "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

         Section 1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or periodic financial statements of the Consolidated Group delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements of the Consolidated Group pursuant to Section 7.1, consistent with the financial statements referenced in Section 6.1(b) (subject to changes resulting from audit and normal year-end audit adjustments)); provided, however, that if (a) the Borrowers shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or any requirements of the Borrowers' independent certified public accountants or (b) any of the Agents or the Required Lenders shall object in writing within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrowers to the Lenders as to which no such objection have been made.

         Section 1.3  Interpretive Provisions. Wherever used in this Agreement:

                 (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Terms used herein that are defined in the UCC and are not otherwise defined herein shall have the meanings specified therefor in the UCC.

                 (b) The words "hereof", "herein", "hereunder", and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Subsection, Schedule, and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced. The term "including" is not limiting and means "including, without limitation". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including". The word "or" is not exclusive.

                 (c) Unless otherwise expressly provided herein (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, and other modifications thereto, but only to the extent such amendments, restatements, and other modifications are not prohibited by the terms of any Credit Document and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting the statute or regulation.

                 (d) This Agreement and the other Credit Documents may use several different limitations, tests, or measurements to regulate the same or similar matters. All such limitations, tests, and measurements are cumulative and shall each be performed in accordance with their terms.

                 (e) For purposes of Section 9.1, a breach of a financial covenant contained in Section 7.11 shall be deemed to have occurred as of any date of determination thereof by the Collateral Agent or as of the last day of any specified measuring period, regardless of when the financial statements reflecting such breach are delivered to the Collateral Agent and the Lenders.

                 (f) This Agreement and the other Credit Documents are the result of negotiations among, and have been reviewed by counsel to, each Agent, each Lender, and the Credit Parties and are the products of all parties. Accordingly, this Agreement and the other Credit Documents shall not be construed against the Agents, the Lenders, or the Credit Parties merely because of their respective involvement in the preparation thereof.

                                   ARTICLE 2

                          REVOLVING CREDIT FACILITIES
                          ---------------------------

         Section 2.1 Revolving Facility.

                 (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving loans (the "Revolving Loans"; such Revolving Loans to include Non-Ratable Loans made by Bank of America pursuant to Section 2.4(e) and Permitted Overadvances) to the Borrowers in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans for the purposes hereinafter set forth; provided that (i) with regard to the Revolving Lenders collectively, the aggregate principal amount of Revolving Loans and LOC Obligations at any time shall not exceed the Revolving Borrowing Base and (ii) with regard to each Revolving Lender individually, such Revolving Lender's Revolving Commitment Percentage of the Revolving Loans and LOC Obligations at any time shall not exceed such Lender's Revolving Committed Amount. The Revolving Loans may be repaid and re-borrowed in accordance with the provisions of this Agreement.

                 (b) Discretionary Overadvances. Notwithstanding the provisions of Section 2.1(a), the Revolving Agent may, upon request of the Collateral Agent, make Revolving Loans in its discretion ("Discretionary Over-Advances") for and on behalf of the Revolving Lenders in an aggregate principal amount outstanding at any time not to exceed $5,000,000, even though (i) a Default or Event of Default then exists and has not been waived or cured, (ii) the other conditions to Extensions of Credit under Section 5.2 have not or cannot be satisfied, or (iii) after giving effect thereto, the Revolving Loans and LOC Obligations then outstanding will be in excess of the Revolving Borrowing Base (but not in excess of the Aggregate Revolving Commitment Amount), if in the reasonable business judgment of the Collateral Agent, such advances are necessary or advisable for the protection or preservation of the Collateral or in order to improve the likelihood of repayment of the Revolving Obligations (including financing working capital needs). The Collateral Agent will give prompt notice to the Lenders of any Discretionary Over-Advances and the circumstances giving rise thereto, and each Revolving Lender will promptly reimburse the Collateral Agent for its ratable share of such advance. The right and ability of the Revolving Agent to make Discretionary Over-Advances hereunder are subject to revocation by written notice to the Revolving Agent from the Required Revolving Lenders.

                 (c) Permitted Overadvances. Notwithstanding the provisions of
         Section 2.1(a), so long as no Event of Default exists and is continuing, excluding any Default or Event of Default arising as a result of the Revolving Loans and LOC Obligations being in excess of the Revolving Borrowing Base or the principal amount of the Loans and LOC Obligations being in excess of the Total Borrowing Base, during the period between August 1, 2005 and September 30, 2005, subject to the terms and conditions of this Agreement, each Revolving Lender severally agrees to make Permitted Overadvances to the Borrowers for the purposes set forth in Section 6.15.

                 (d) Letter of Credit Commitment. During the Commitment Period, subject to the terms and conditions hereof and of the LOC Documents, if any, and such other terms and conditions which the Issuing Lender may reasonably require, the Revolving Agent shall cause the Issuing Lender to issue, and the Revolving Lenders shall participate severally in (to the extent of their respective Revolving Commitment Percentages), such standby and documentary Letters of Credit as any of the Borrowers may request, in form acceptable to the Issuing Lender, for the purposes hereinafter set forth; provided that the aggregate amount of LOC Obligations shall not exceed $10,000,000 at any time (the "LOC Committed Amount").

         Section 2.2 Method of Borrowing; Notice of Request for Extensions of Credit. Any Borrower may request an Extension of Credit hereunder by written notice (or telephonic notice promptly confirmed in writing) as follows:

                 (a) Revolving Loans. In the case of Revolving Loans, to the Revolving Agent not later than 10:00 a.m. (Pasadena, California time) on the Business Day of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), and (C) the aggregate principal amount to be borrowed.

                 (b) Letters of Credit. The Borrowers must notify the Revolving Agent of any request for issuance of a Letter of Credit by 10:00 a.m. (Pasadena, California time) at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

         Section 2.3  Additional Provisions Relating to Letters of Credit.

                 (a) Amounts Outside Expiration Date. The Revolving Agent shall not have any obligation to cause the Issuing Lender to issue any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the unused portion of the aggregate LOC Committed Amount at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof exceeds (A) the lesser of the Revolving Borrowing Base or the Aggregate Revolving Commitment Amount, minus (B) the Revolving Obligations at such time; or (iii) such Letter of Credit has an expiration date later than (A) the Revolving Facility Termination Date or (B) more than twelve (12) calendar months from the date of issuance (except as any Letter of Credit may be extended pursuant to an "evergreen" or automatic renewal provision, provided that any such extension shall not be for an expiration date beyond the Revolving Facility Termination Date).

                 (b) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in
         Article 5, the obligation of the Revolving Agent to cause the Issuing Lender to issue any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Revolving Agent:

                        (i) the Borrowers shall have delivered to the Issuing
                 Lender, at such times and in such manner as the Issuing Lender may prescribe, an application in form and substance satisfactory to the Issuing Lender and reasonably satisfactory to the Revolving Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms, and purpose of the proposed Letter of Credit shall be satisfactory to the Revolving Agent and the Issuing Lender (provided that in the event any term of such application or any other document is inconsistent with the terms of this Agreement the terms of this Agreement shall be controlling); and

                        (ii) as of the date of issuance, no order of any court,
                 arbitrator, or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule, or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the issuance of such proposed Letters of Credit.

                 (c) Issuance of Letters of Credit.

                        (i) Responsibilities of the Revolving Agent; Issuance.
                 The Revolving Agent shall determine, as of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 2.2(b), whether the conditions set forth in Section 2.3(a) have been met as of such date. If the Revolving Agent determines that such conditions are met, the Revolving Agent shall cause the Issuing Lender to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                        (ii) Extensions and Amendments. The Revolving Agent
                 shall not be obligated to cause the Issuing Lender to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless such Lender shall have provided to the Revolving Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Issuing Lender is entitled to decline to extend or renew the Letter of Credit; provided that, notwithstanding the foregoing, if all of the requirements of this Section 2.3 are met and no Default or Event of Default has occurred and is continuing, no Revolving Lender may decline to consent to any such extension or renewal.

                 (d) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse the Issuing Lender promptly upon demand for any draw under any Letter of Credit and to pay the Issuing Lender promptly upon demand the amount of all other charges and fees payable to the Issuing Lender under or in connection with any Letter of Credit when due, irrespective of any claim, setoff, defense, or other right which the Borrowers may have at any time against the Issuing Lender or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrower for a borrowing of a Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

                 (e) Indemnification; Exoneration; Power of Attorney.

                        (i) Indemnification. The Borrowers agree to protect,
                 indemnify, pay, and save the Revolving Lenders, the Revolving Agent, and the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including attorneys' fees and expenses) which any Revolving Lender, the Revolving Agent, or the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit except to the extent that it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that any such claims, demands, liabilities, damages, losses, costs, charges, and expenses resulted from the gross negligence or willful misconduct of the Revolving Lenders, the Revolving Agent, or the Issuing Lender, respectively. The Borrowers' obligations under this Section 2.3(e) will survive payment of all of the other Revolving Obligations.

                        (ii) Assumption of Risk by the Borrowers. As among the
                 Borrowers, the Revolving Lenders, the Revolving Agent, and the Issuing Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Revolving Lenders, the Revolving Agent, and the Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher unless such errors, omissions, interruptions, or delays are the result of the gross negligence or willful misconduct of the Issuing Lender; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof unless such loss or delay is the result of the gross negligence or willful misconduct of such Person; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Revolving Lenders, the Revolving Agent, or the Issuing Lender, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority; or (I) the Issuing Lender's honor of a draw for which the draw or any certificate fails to comply with the terms of the Letter of Credit unless such failure to comply is the result of the gross negligence or willful misconduct of the Issuing Lender. None of the foregoing affects, impairs, or prevents the vesting of any rights or powers of the Revolving Agent, any Revolving Lender, or the Issuing Lender under this Section 2.3(e).

                        (iii) Exoneration. Without limiting the foregoing, no
                 action or omission whatsoever by the Revolving Agent or any Revolving Lender (excluding the Issuing Lender acting in such capacity) under or in connection with any of the Letters of Credit or any related matters shall result in any liability of the Revolving Agent or any Revolving Lender to the Borrowers, or relieve the Borrowers of any of their obligations under this Agreement to any such Person.

                        (iv) Rights Against Issuing Lender. Nothing contained
                 in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Issuing Lender which arise as a result of the letter of credit application and related documents executed by and between the Borrowers and the Issuing Lender.

                        (v) Account Party. The Borrowers hereby authorize and
                 direct the Issuing Lender to name any Borrower as the "Account Party" in any Letter of Credit and to deliver to the Revolving Agent all instruments, documents, and other writings and property received by the Issuing Lender pursuant to each such Letter of Credit, and to accept and rely upon the Revolving Agent's instructions and agreements with respect to all matters arising in connection with each such Letter of Credit or the application therefor.

                        (vi) Power of Attorney. In connection with all
                 inventory financed by any Letter of Credit, the Borrowers hereby appoint the Collateral Agent, or the Collateral Agent's designee, as its attorney, with full power and authority: (A) to sign and/or endorse any Borrower's name upon any warehouse or other receipts; (B) to sign any Borrower's name on bills of lading and other negotiable and non-negotiable documents; (C) to clear inventory through customs in the Collateral Agent's or any Borrower's name, and to sign and deliver to customs officials powers of attorney in any Borrower's name for such purpose; (D) to complete in any Borrower's or the Collateral Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (E) to do such other acts and things as are necessary in order to enable the Collateral Agent to obtain possession or control of such inventory and to obtain payment of the Total Obligations. Neither the Collateral Agent nor its designee, as any Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law other than for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all Total Obligations have been paid and satisfied.

                        (vii) Control of Inventory. In connection with all
                 inventory financed by Letters of Credit, the Borrowers will, at the Collateral Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses, or others receiving or holding cash, checks, inventory, documents, or instruments in which the Collateral Agent holds a security interest to deliver them to the Collateral Agent and/or subject to the Collateral Agent's order, and if they shall come into any Borrower's possession, to deliver them, upon request, to the Collateral Agent in their original form. The Borrowers shall also, at the Collateral Agent's written request, designate the Collateral Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                 (f) Participation in Letters of Credit. Each Revolving Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit, and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to such Lender's pro rata share of the obligations under such Letter of Credit (based on the Revolving Commitment Percentages of such Lender) and absolutely, unconditionally, and irrevocably assumes, as primary obligor and not as surety, and becomes obligated to pay to the Issuing Lender therefor and discharge when due, such Lender's pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each Revolving Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds upon demand therefor. The obligation of each Revolving Lender to reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default, or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender under any Letter of Credit, together with interest as provided in this Agreement.

                 (g) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                 (h) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Revolving Lenders are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have been notified by the Borrowers or a Revolving Lender (other than the Issuing Lender in its capacity as the Revolving Agent or a Revolving Lender) that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.3 shall be deemed to prejudice the right of any Revolving Lender to recover from the Issuing Lender any amounts made available by such Revolving Lender to the Issuing Lender pursuant to this Section 2.3 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                 (i) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.3(a), any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Collateral Agent with respect to each such Letter of Credit then outstanding, as the Revolving Agent in its discretion shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Revolving Agent, issued by an issuer satisfactory to the Revolving Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn, plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Collateral Agent is entitled to draw amounts necessary to reimburse the Issuing Lender, the Revolving Agent, and the Revolving Lenders for payments to be made by the Issuing Lender, the Revolving Agent, and the Revolving Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit or (ii) cash in an amount necessary to reimburse the Issuing Lender, the Revolving Agent, and the Revolving Lenders for payments to be made by the Issuing Lender, the Revolving Agent, and the Revolving Lenders under such Letter of Credit and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Collateral Agent, for the benefit of the Issuing Lender, the Revolving Agent, and the Revolving Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

         Section 2.4  Additional Provisions Relating to Revolving Loans.

                 (a) Disbursement. The Revolving Agent is authorized and directed by the Borrowers to transfer the proceeds of the Revolving Loans to an account maintained with Bank of America as specified by the Borrowers (the "Designated Account"). The Borrowers may designate a replacement Designated Account from time to time by written notice to the Revolving Agent. Any designation by the Borrowers of the Designated Account must be reasonably acceptable to the Revolving Agent.

                 (b) Reliance Upon Authority; No Liability. The Revolving Agent is entitled to rely conclusively on any individual's request for Extensions of Credit on behalf of any Borrower, so long as the proceeds thereof are to be transferred to the Designated Account. The Revolving Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on their behalf. The Revolving Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Section 2.2 which the Revolving Agent reasonably believes to have been given by an officer or other person duly authorized by the Borrowers to request Extensions of Credit on behalf of the Borrowers or for otherwise acting under this
         Section 2.4. The crediting of Revolving Loans to the Designated Account shall conclusively establish the obligation of the Borrowers to repay such Revolving Loans as provided herein.

                 (c) The Revolving Agent's Election. Subject to the requirements of Section 2.4(e), promptly after receipt of a request for an Extension of Credit in compliance with Section 2.2(a), the Revolving Agent shall elect in its discretion to have the terms of
         Section 2.4(d) or Section 2.4(e) apply to such requested borrowing. If Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 2.4(e), the terms of Section 2.4(d) shall apply to the requested borrowing.

                 (d) Making of Revolving Loans. If the Revolving Agent elects to have the terms of this Section 2.4(d) apply to a requested borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Revolving Agent shall notify the Revolving Lenders by telecopy, telephone, or e-mail of the requested borrowing. Subject to satisfaction of the applicable conditions precedent set forth in Article 5, each Revolving Lender shall transfer its Revolving Commitment Percentage of the requested borrowing to the Revolving Agent in immediately available funds, to the account from time to time designated by the Revolving Agent, not later than 12:00 noon (Pasadena, California time) on the applicable Funding Date. After the Revolving Agent's receipt of the proceeds of such requested borrowing, the Revolving Agent shall make the proceeds of such requested borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the Designated Account.

                 (e) Making of Non-Ratable Loans. Subject to Section 2.4(c), if the Revolving Agent elects, with the consent of Bank of America, to have the terms of this Section 2.4(e) apply to a requested borrowing, Bank of America shall make a Revolving Loan in the amount of such requested borrowing available to the applicable Borrower on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by Bank of America pursuant to this Section 2.4(e) is referred to hereinafter as a "Non-Ratable Loan", and such Loans are collectively referred to as the "Non-Ratable Loans". Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Loans, except that all payments thereon shall be payable to Bank of America solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $5,000,000. The Revolving Agent shall not request Bank of America to make any Non-Ratable Loan if the Revolving Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 5 will not be satisfied on the requested Funding Date for the applicable borrowing. The Non-Ratable Loans shall be secured by the Liens granted to the Collateral Agent in and to the Collateral and shall constitute Revolving Loans and Revolving Obligations.

         Section 2.5 Revolving Notes. The Borrowers shall execute and deliver to each Revolving Lender a Revolving Note. Each Revolving Note shall be in the principal amount of the applicable Revolving Lender's Revolving Committed Amount and dated as of the Closing Date or the date of any assignment of a portion of any Lender's Revolving Commitment. Each Revolving Note shall represent the obligation of the Borrowers to pay the amount of the applicable Revolving Lender's Revolving Committed Amount, or, if less, such Lender's Revolving Commitment Percentage of the aggregate unpaid principal amount of all Revolving Loans made to the Borrowers together with interest thereon as prescribed in this Agreement.

                                   ARTICLE 3

                              TERM CREDIT FACILITY

         Section 3.1 Term Loans. Subject to the terms and conditions of this Agreement, the Initial Term Lender agrees to make term loans (collectively, the "Term Loans") to the Borrowers on the Closing Date, for the purposes hereinafter set forth, in a total principal amount equal to sixty-seven million five hundred thousand Dollars ($67,500,000), consisting of (a) outstanding amounts owing to the Initial Term Lender (excluding participation in any Existing Letters of Credit) under the Original Credit Agreement as of the Closing Date, which shall be converted to Term Loans as specified in Section 12.1, and (b) cash in the amount of the difference between the total principal amount of the Term Loans and the amount specified in clause (a).

         Section 3.2 Making of Term Loans. The Initial Term Lender shall transfer the Term Loans in the amount referred to in clause (b) of Section 3.1 to the Term Agent in immediately available funds not later than 2:30 p.m. (Pasadena, California time) on the Closing Date. After the Term Agent's receipt of all proceeds of the Term Loans, the Term Agent shall make the proceeds of the Term Loans available to the Borrowers by transferring same day funds equal to the proceeds of the Term Loans received by the Term Agent to the Revolving Agent for distribution to the "Lenders" (as defined in the Original Credit Agreement), other than the Initial Term Lender, in accordance with the provisions of Section 12.1.

         Section 3.3 Term Loan Notes. The Borrowers shall execute and deliver to each Term Lender a Term Note. Each Term Note shall be in the principal amount of the applicable Term Lender's pro rata share of sixty-seven million five hundred thousand Dollars ($67,500,000) and dated as of the Closing Date or the date of any assignment of a portion of any Lender's Term Loan. Each Term Note shall represent the obligation of the Borrowers to pay the amount of the applicable Term Lender's Term Loan, together with interest thereon as prescribed in this Agreement.

                                   ARTICLE 4

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         Section 4.1 Interest. Subject to Section 4.2 and Section 4.4, the Loans and other Total Obligations shall bear interest at a per annum rate, payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein), as follows:

                 (a) with respect to the Revolving Loans, the Adjusted Base
         Rate;

                 (b) with respect to the Term Loans, the Adjusted Eurodollar Rate, except as otherwise provided by Section 4.3(b);

                 (c) at all times for any other Revolving Obligations which remain unpaid, the Adjusted Base Rate; and

                 (d) at all times for any other Term Obligations which remain unpaid, the Adjusted Eurodollar Rate; and

         Section 4.2 Default Rate. Subject to Section 4.4, during the existence of an Event of Default, upon the election of the Revolving Agent or the Required Revolving Lenders, with respect to the Revolving Loans and the Letter of Credit Fee, and upon the election of the Term Agent or the Required Term Lenders, with respect to the Term Loans (a) the principal of and, to the extent permitted by law, interest on the Revolving Loans and the Term Loans, as applicable, and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate two percent (2.00%) greater than the rate that would otherwise be applicable and
(b) the Letter of Credit Fee will accrue at a per annum rate two percent (2.00%) greater than the rate that would otherwise be applicable.

         Section 4.3 Additional Provisions With Respect to Term Loans.

                 (a) Funding Losses. The Borrowers shall reimburse each Term Lender and hold each Term Lender harmless from any loss or expense which such Term Lender may sustain or incur as a consequence of:

                     (i) the failure of the Borrowers to make on a timely basis any payment of principal of any Term Loan; or

                     (ii) the prepayment or other payment (including after
             acceleration thereof) of any Term Loans on a day that is not the last day of the relevant Interest Period;

         excluding any such loss of anticipated profit but including any loss or expense arising from the liquidation or reemployment of funds obtained by such Term Lender to maintain its Term Loans or from fees payable to terminate the deposits from which such funds were obtained.

                 (b) Inability to Determine Rates. If the Term Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to the Term Loans, or that the Eurodollar Rate for any requested Interest Period with respect to the Term Loans does not adequately and fairly reflect the cost to the Term Lenders of funding such Loans, the Term Agent will promptly so notify the Borrowers and each Term Lender. Thereafter, the obligation of the Lenders to maintain Term Loans hereunder at a rate determined by the Eurodollar Rate shall be suspended until the Term Agent revokes such notice in writing. Upon giving of a notice pursuant to the first sentence of this clause(b), the Term Loans shall bear interest at the Base Rate, plus 8.45% until such time as adequate and reasonable means exist for determining the Eurodollar Rate.

                 (c) Certificates of the Term Agent. If any Term Lender claims reimbursement or compensation under this Section 4.3, the Term Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Term Lender) a certificate setting forth in reasonable detail the amount payable to the affected Term Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

                 (d) Survival. The agreements and obligations of the Borrowers in this Section 4.3 shall survive the payment of the Total Obligations.

         Section 4.4 Maximum Interest Rate. If any of the interest rates set forth in Section 4.1, Section 4.2, and Section 4.3(b) (collectively herein, the "Interest Rate"), absent the limitation set forth in this Section 4.4, would have exceeded the Maximum Rate, then the Interest Rate shall be the Maximum Rate, and, if in the future, the Interest Rate would otherwise be less than the Maximum Rate, then the Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Total Obligations, the total amount of interest paid or accrued under the terms of this Agreement and the other Credit Documents is less than the total amount of interest which would, but for this Section 4.4, have been paid or accrued if the Interest Rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by Requirements of Law, pay to the Collateral Agent, for the account of the Lenders, as applicable, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have been paid or accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. Each of the Agents, each Lender, the Issuing Lender, and each of the Borrowers acknowledges, agrees, and declares that it is its intention to expressly comply with all Requirements of Law in respect of limitations on the amount or rate of interest that can legally be contracted for, charged, or received under or in connection with the Credit Documents. Notwithstanding anything to the contrary contained in any Credit Document (even if any such provision expressly declares that it controls all other provisions of the Credit Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any applicable law) under the Credit Documents paid by the Borrowers, received by any Agent, any Lender, or the Issuing Lender or agreed to be paid by the Borrowers, or requested or demanded to be paid by any Agent, any Lender, or the Issuing Lender exceed the Maximum Rate, and all provisions of the Credit Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 4.4. In the event any such interest is paid to any Agent, any Lender, or the Issuing Lender by the Borrowers in an amount or at a rate which would exceed the Maximum Rate, such Agent, such Lender, or the Issuing Lender, as the case may be, shall automatically apply such excess to any unpaid amount of the Total Obligations other than interest, in the inverse order of maturity (provided that, to the extent permitted by this Agreement and applicable law, the Revolving Obligations shall be paid prior to any payment of the Term Obligations), or if the amount of such excess exceeds said unpaid amount, such excess shall be paid to the Borrowers, as applicable. All interest paid, or agreed to be paid, by the Borrowers, or taken, reserved, or received by any Agent, any Lender, or the Issuing Lender, shall be amortized, prorated, spread, and allocated in respect of the Total Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Credit Documents, or in any other related documents executed pursuant hereto, neither any Agent, any Lender, or the Issuing Lender shall ever be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Credit Documents would result in a rate of interest under the Credit Documents in excess of the Maximum Rate and, in the event any Agent, any Lender, or the Issuing Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of the Borrowers that otherwise would, together with all other interest under the Credit Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Total Obligations (other than interest and provided that, to the extent permitted by this Agreement and applicable law, the Revolving Obligations shall be paid prior to any payment of the Term Obligations), if such principal balance is paid in full, any remaining excess shall forthwith be paid to the Borrowers, as applicable. The Borrowers, the Agents, the Lenders, and the Issuing Lender shall, to the maximum extent permitted under any Requirement of Law (A) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (B) exclude prepayments, acceleration, and the effects thereof. Nothing in any Credit Document shall be construed or so operate as to require or obligate the Borrowers to pay any interest, fees, costs, or charges greater than is permitted by any Requirement of Law. Subject to the foregoing, the Borrowers hereby agree that the actual effective rate of interest from time to time existing under the Credit Documents, including all amounts agreed to by the Borrowers or charged or received by the Agents, the Lenders, or the Issuing Lender pursuant to and in accordance with the Credit Documents, which may be deemed to be interest under any Requirement of Law, shall be deemed to be a rate which is agreed to and stipulated by the Borrowers and the Lenders in accordance with Requirements of Law.

         Section 4.5  [Reserved].

         Section 4.6 Repayment. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, together with all other Revolving Obligations, including all accrued and unpaid interest thereon, on the Revolving Facility Termination Date. The Borrowers shall repay the outstanding principal balance of the Term Loans, together with all other Total Obligations, including all accrued and unpaid interest thereon, on the Termination Date. In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall make the prepayments required pursuant to Section 4.7(b).

         Section 4.7  Prepayments.

                 (a) Voluntary Prepayments.

                        (i) The Revolving Loans may be repaid in whole or in
                 part without premium or penalty.

                        (ii) Until the Discharge of the Revolving Obligations,
                 the principal of the Term Loans may not be prepaid in whole or in part. After the Discharge of the Revolving Obligations, the Borrowers may prepay the Term Loans as follows:

                             (A) after the first Anniversary Date, the Term
                        Loans may be prepaid in whole (but not in part) at a price of 102% of the outstanding principal amount of the Term Loans, together with any interest accrued thereon, any fees payable to the Term Agent or the Term Lenders, and all other Term Obligations; and

                             (B) after the second Anniversary Date, the Term
                        Loans may be prepaid in whole or in part (in increments of $1,000,000 or integral multiples thereof) at a price of 100% of the outstanding principal amount of the Term Loans being prepaid, together with any interest accrued thereon, any fees payable to the Term Agent or the Term Lenders, and, in the event of payment of all of the Term Loans, all other Term Obligations.

                 (b) Mandatory Prepayments.

                        (i) Revolving Commitments. If at any time the Loans,
                 excluding any principal of the Permitted Overadvances or of the Discretionary Over-Advances if demand therefor has not been made, and LOC Obligations shall exceed the Total Borrowing Base, the Borrowers shall promptly prepay, upon demand from any Agent, the Revolving Loans in the amount of such excess to the extent Revolving Obligations are outstanding. If at any time (A) the aggregate principal amount of the Revolving Loans and LOC Obligations shall exceed the lesser of (1) the Aggregate Revolving Commitment Amount or (2) the Revolving Borrowing Base, plus any principal of the Permitted Overadvances or of the Discretionary Over-Advances if demand therefor has not been made, or (B) the aggregate amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrowers, upon demand from the Revolving Agent, shall promptly prepay the Revolving Loans and/or pay to a cash collateral account in respect of the LOC Obligations an amount equal to such excess.

                        (ii) Term Commitments. After the Discharge of the
                 Revolving Obligations, if at any time the Term Loans exceed the Total Borrowing Base, the Borrowers shall make payment promptly on demand from the Term Agent on the Term Loans in an amount sufficient to eliminate the difference between the Total Borrowing Base and the Term Loans outstanding.

                        (iii) Asset Dispositions. The Borrowers shall prepay
                 the Total Obligations in an amount equal to the net proceeds of any Asset Disposition upon receipt thereof. Prepayments under this clause (iii), (A) until the Discharge of the Revolving Obligations, shall be applied to the Revolving Obligations and (B) shall not result in a reduction of the Revolving Commitments and amounts paid on account thereof may be reborrowed subject to the availability and the other conditions to Extensions of Credit hereunder. After the Discharge of the Revolving Obligations, the Borrowers shall prepay the Term Obligations in an amount equal to the net proceeds of any Asset Disposition upon receipt thereof.

         Section 4.8  Termination of Revolving Credit Facility.

                 (a) The Borrowers may terminate the Revolving Commitments upon at least twenty (20) days prior written notice thereof to the Agents and the Lenders, upon (i) the payment in full of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, and the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Collateral Agent in the Revolving Agent's discretion, of a Supporting Letter of Credit or cash deposit, in each case in amounts and in the manner required by Section 2.3(i)), (ii) the payment in full of all reimbursable expenses and other Revolving Obligations together with accrued and unpaid interest thereon, and
         (iii) the payment in full of any amount due under Section 4.10. The aggregate amount of the Revolving Commitment Amount shall not be reduced except in connection with termination of the Revolving Commitments.

                 (b) The Revolving Commitments will terminate on the Revolving Facility Termination Date unless sooner terminated in accordance with the terms hereof. The term of this Agreement will end on the Termination Date unless sooner terminated in accordance with the terms hereof. The Collateral Agent, without notice to the Credit Parties may terminate this Agreement (i) with respect to the Revolving Obligations, upon direction from the Revolving Agent (acting upon the instruction of the Required Revolving Lenders) during the existence of a Designated Event of Default or (ii) with respect to the Total Obligations, upon direction from the Term Agent (acting upon the instruction of the Required Term Lenders) during the existence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, the Total Obligations (including all unpaid principal, accrued and unpaid interest, and any early termination or prepayment fees, but excluding indemnification obligations to the extent no claim with respect thereto has been asserted and remains unsatisfied) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of all Letters of Credit then outstanding or, if permitted by the Revolving Agent in its discretion, presentation to the Collateral Agent of a Supporting Letter of Credit or cash collateral as specified in Section 2.3(i). Notwithstanding the termination of this Agreement, until the Total Obligations are indefeasibly paid and performed in full in cash and all outstanding Letters of Credit have been delivered to the Collateral Agent or a Supporting Letter of Credit or cash collateral delivered to the Collateral Agent as provided by Section 2.3(i), the Credit Parties shall remain bound by the terms of this Agreement and the other Credit Documents, as applicable, and shall not be relieved of any of their obligations hereunder or under any other Credit Document, and the Agents and the Lenders shall retain all of their rights and remedies hereunder and under the other Credit Documents (including, without limitation, the Liens granted to the Collateral Agent under the Credit Documents in, and all rights and remedies with respect to, all then existing and after-arising Collateral); provided that after Discharge of the Revolving Obligations, the Revolving Lenders and the Revolving Agent shall cease to have any rights or Liens hereunder or under any other Credit Documents other than such rights which by their terms survive Discharge of the Revolving Obligations; provided, further, that on the date of Discharge of the Revolving Obligations all rights, duties, and obligations of the Revolving Agent shall vest in the Term Agent on such date and shall continue for the benefit of the Term Agent thereafter.

         Section 4.9  Fees.

                 (a) Unused Line Fee. Subject to Section 4.4, until the Revolving Loans have been paid in full and the Revolving Commitments have been terminated, the Borrowers agree to pay to the Collateral Agent, for the ratable benefit of the Revolving Lenders in accordance with their respective Revolving Commitment Percentages, on the first day of each calendar month and on the Revolving Facility Termination Date, a fee (the "Unused Line Fee") at a per annum rate equal to the Applicable Percentage for the Unused Line Fee multiplied by the amount by which the Revolving Committed Amount exceeded the sum of the average daily amount of the Revolving Loans and the average daily amount of all LOC Obligations outstanding during the immediately preceding month or shorter period if calculated for the first month after the Closing Date or on the Revolving Facility Termination Date. For purposes of computing the Unused Line Fee (i) any payment received by the Collateral Agent (if received prior to 11:00 a.m. (Pasadena, California time)) shall be deemed to be credited to the Borrowers' loan account on the Business Day following the date such payment is received by the Revolving Agent and (ii) Non-Ratable Loans shall not be counted toward or considered usage under the Revolving Committed Amount.

                 (b) Letter of Credit Fees. Subject to Section 4.2 and Section 4.4, the Borrowers agree to pay to the Collateral Agent, for the account of the Revolving Lenders, in accordance with their respective Revolving Commitment Percentages, on the first day of each calendar month and on the Termination Date, a fee (the "Letter of Credit Fee") at a per annum rate equal to the Applicable Percentage for Letters of Credit, multiplied by the average daily undrawn face amount of all Letters of Credit outstanding during the immediately preceding month or shorter period if calculated for the first month after the Closing Date or on the Revolving Facility Termination Date. The Borrowers also agree to pay all reasonable out-of-pocket costs, fees, and expenses incurred by the Issuing Lender in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees, and expenses shall include a "fronting fee" in an amount equal to one-quarter percent (0.25%) of the face amount of such Letter of Credit, payable to the Issuing Lender on the date of issuance of each Letter of Credit.

                 (c) Administrative Fees. The Borrowers shall pay to the Collateral Agent, for the account of the Revolving Agent, the fees set forth in the Amended Administrative Agent's Fee Letter.

                 (d) Term Loan Continuation Fee. If any principal amount of the Term Loan remains outstanding on the first Business Day after the second Anniversary Date, the Borrowers shall pay to the Collateral Agent, for the benefit of the Term Lenders, a fee equal to 1.00% of such outstanding principal amount. The fee set forth in this Section 4.9(d) will be fully earned and payable on the second Anniversary Date.

                 (e) Permitted Overadvance Fee. If any Permitted Overadvance is made, the Borrowers shall pay to the Collateral Agent, for the benefit of the Revolving Lenders, in each calendar month in which any Permitted Overadvance is outstanding, a fee equal to $100,000 and shall pay to the Collateral Agent, for the benefit of the Term Lenders, an overadvance fee equal to $250,000. The fees set forth in this Section 4.9(e) will be fully earned and payable upon the making of any Permitted Overadvance.

         Section 4.10  Taxes, Yield Protection.

                 (a) Taxes.

                        (i) Any and all payments by the Borrowers, or any of
                 them, to any Agent or any Lender under this Agreement and any other Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, subject to Section 10.10(e), the Borrowers shall pay all Other Taxes.

                        (ii) The Borrowers agree to indemnify and hold harmless
                 each Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.10(a)) paid by any Agent or any Lender and any liability (including penalties, interest, additions to tax, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date any Agent or any Lender makes written demand therefor.

                        (iii) If the Borrowers shall be required by law to
                 deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Agent or any Lender, then:

                              (A) the sum payable shall be increased as
                        necessary so that after making all required deductions and withholdings (including without limitation, deductions and withholdings applicable to additional sums payable under this Section 4.10(a)) such Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                              (B) the Borrowers shall make such deductions and
                        withholdings;

                              (C) the Borrowers shall pay the full amount
                        deducted or withheld to the relevant taxing authority or other authority in accordance with any applicable law; and

                              (D) the Borrowers shall also pay to the
                        Collateral Agent, for the account of each Revolving Lender and Term Lender at the time interest is paid, as applicable, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

                        (iv) Within thirty (30) days after the date of any
                 payment by the Borrowers of Taxes or Other Taxes, the Borrowers shall furnish the Collateral Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Collateral Agent.

                        (v) If the Borrowers are required to pay additional
                 amounts to any Agent or any Lender pursuant to Section 4.10(a)(iii), then such Agent or such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Agent or such Lender is not otherwise disadvantageous to such Agent or such Lender.

                        (vi) For any period with respect to which a Lender has
                 failed to provide the Borrowers and the Collateral Agent with the appropriate forms pursuant to Section 10.10(a) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section 4.10 with respect to Taxes imposed by the United States.

                 (b) Increased Costs and Reduction of Return. If any Lender determines that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Revolving Commitment, Loans, credits, or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Collateral Agent, the Borrowers shall pay to the Collateral Agent, for the account of such Lender and from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

                 (c) Certificates of the Agents. If any Lender claims reimbursement or compensation under this Section 4.10, the Collateral Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

                 (d) Survival. The agreements and obligations of the Borrowers in this Section 4.10 shall survive the payment of the Total Obligations.

         Section 4.11 Pro Rata Treatment. Except to the extent otherwise provided herein:

                 (a) Revolving Loans. Each Revolving Loan advance, each payment or prepayment of principal of any Revolving Loan (other than Non-Ratable Loans and Discretionary Over-Advances) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Line Fees, each payment of the Letter of Credit Fee, and each reduction of the Revolving Committed Amount (if any) shall be allocated pro rata among the Revolving Lenders in accordance with their respective Revolving Commitment Percentages.

                 (b) Term Loans. Each payment or prepayment of principal of any Term Loan, each payment of interest on the Term Loans, each payment of any fees owing to the Term Lenders, shall be allocated pro rata among the Term Lenders in accordance with their respective pro rata shares of the outstanding Term Loans.

                 (c) Advances. No Revolving Lender shall be responsible for the failure or delay by any other Revolving Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Revolving Lender to fulfill its obligations hereunder shall not relieve any other Revolving Lender of its obligations hereunder.

         Section 4.12 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender obtains payment in respect of any Loan, LOC Obligations, or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien, or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim, or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien, or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations, or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Agreement, if any Lender or any Agent shall fail to remit to the applicable Agent or any other Lender an amount payable by such Lender or such Agent to such other Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the applicable Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency, or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.12 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 4.12 to share in the benefits of any recovery on such secured claim.

         Section 4.13 Certain Limitations. The provisions of Section 4.10 shall be subject to the following:

                 (a) Each Lender that desires compensation or indemnification under Section 4.10 shall notify the Borrowers through the Collateral Agent of any event occurring after the Closing Date entitling such Lender to compensation or indemnification under any of such Sections as promptly as practicable, but in any event within ninety (90) days after the occurrence of the event giving rise thereto; provided that
         (i) if any such Lender fails to give such notice within ninety (90) days after the occurrence of such an event, such Lender shall only be entitled to compensation or indemnification in respect of such event accruing under Section 4.10 with respect to the period from and after the date ninety (90) days prior to the date that such Lender does give notice.

                 (b) Any notice given by a Lender pursuant to clause (a) preceding shall certify (i) that one of the events described in
         Section 4.10 has occurred, describing in reasonable detail the nature of such event, (ii) as to the increased cost, reduced amount receivable, or loss or expense resulting from such event, and (iii) as to the additional amount demanded by such Lender, attaching a reasonably detailed explanation of the calculation thereof. Such a certificate as to any compensation or indemnification payable pursuant to Section 4.10, submitted by such Lender through the Collateral Agent to the Borrowers, shall be conclusive and binding on the parties hereto in the absence of manifest error.

                 (c) If any Lender requests compensation or indemnification from the Borrowers under Section 4.10, the Borrowers may, at their option, within fifteen (15) days after receipt by the Borrowers of written demand from the affected Lender for payment of such compensation or indemnification, notify the Collateral Agent and such affected Lender of the Borrowers' intention to replace the affected Lender. So long as no Event of Default shall have occurred and be continuing, the Borrowers may obtain, at the Borrowers' expense, a replacement Lender (which must be an Eligible Assignee) for the affected Lender. If the Borrowers obtain a replacement Lender within ninety (90) days following notice of their intention to do so, the affected Lender must sell and assign its loans and obligations and any Commitments to such replacement Lender pursuant to Section 13.3, for an amount equal to the principal balance of all Loans held by the affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that the Borrowers shall have paid to such affected Lender the compensation or indemnification that it is entitled to receive under Section 4.10, through the date of such sale and assignment. Notwithstanding the foregoing, the Borrowers shall not have the right to obtain a replacement Lender if the affected Lender rescinds its demand for such compensation or indemnification within fifteen (15) days following its receipt of the Borrowers' notice of intention to replace such affected Lender. Additionally, if the Borrowers give a notice to the Collateral Agent and the affected Lender of the Borrowers' intention to replace such affected Lender and the Borrowers do not so replace such affected Lender within ninety (90) days thereafter, the Borrowers' rights under this Section 4.13(c) shall terminate and the Borrowers shall promptly pay all compensation or indemnification demanded by such affected Lender pursuant to Section 4.10.

         Section 4.14  Payments, Computations, Etc.

                 (a) Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Collateral Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim, or withholding of any kind, at the Collateral Agent's office specified in Section 13.1 not later than 10:00 a.m. (Pasadena, California time) on the date when due; provided that no Default or Event of Default shall be deemed to have occurred in connection with payments made on the due date but received after such cut-off time, even though credited for receipt on the following Business Day. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Collateral Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers or any Guarantor maintained with the Collateral Agent (with notice to the Borrowers or such Guarantor). Each Borrower shall, at the time it makes any payment under this Agreement, specify to the Collateral Agent the Loans, LOC Obligations, Fees, interest, or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails so to specify, or if such application would be inconsistent with the terms hereof, the Collateral Agent shall distribute such payment to the Lenders, through their respective Agents, in such manner as the Collateral Agent, in accordance with Article 11, may determine to be appropriate in respect of obligations owing by the Borrowers hereunder, subject to the terms of Section 4.11). The Collateral Agent will distribute such payments to such Lenders, through their respective Agents if any such payment is received prior to 10:00 a.m. (Pasadena, California time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Collateral Agent will distribute any such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Term Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Subject to Section 4.4, unless expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                 (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, during the existence of an Event of Default, all amounts collected or received on or in respect of the Total Obligations (including proceeds of the Collateral) shall be paid over or delivered as follows, but in no event in a manner inconsistent with the provisions of Section 11.1;

                           FIRST, to the payment of all reasonable
                  out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of the Collateral Agent actually incurred in connection with enforcing the rights and remedies of the Agents and the Lenders under the Credit Documents (including without limitation, exercising rights and remedies in respect of the Collateral) and any protective advances (including any Discretionary Over-Advances) made with respect thereto, excluding any of the foregoing solely relating to Bank Products;

                           SECOND, to payment of any fees and expenses
                  (including without limitation, fees and expenses owing pursuant to Section 13.5(a)) owed to the Collateral Agent, the Revolving Agent, the Term Agent, and the Lenders (in such order) under the Credit Documents and not paid pursuant to clause "FIRST" preceding, excluding any of the foregoing solely relating to Bank Products;

                           THIRD, to the payment of all accrued interest and
                  fees on or in respect of the Revolving Obligations;

                           FOURTH, to the payment of all accrued interest and
                  fees on or in respect of the Term Obligations;

                           FIFTH, to the payment of the outstanding principal
                  amount of the Revolving Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                           SIXTH, to the payment of all amounts due with respect
                  to Bank Products;

                           SEVENTH, to the payment of all other Revolving
                  Obligations hereunder and other obligations which shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses "FIRST" through "THIRD", "FIFTH", and "SIXTH" preceding;

                           EIGHTH, to the payment of all accrued interest and
                  fees in respect of the Term Obligations that have not been paid pursuant to clause "FOURTH" preceding by reason of the provisions of Article 11;

                           NINTH, to the payment of the outstanding principal
                  amount of the Term Obligations;

                           TENTH, to the payment of all other Term Obligations
                  hereunder and other obligations which shall have become due and payable under the Credit Documents otherwise and not repaid pursuant to clauses "FIRST", "SECOND", "FOURTH", "EIGHTH" and "NINTH" preceding; and

                           ELEVENTH, to the payment of the surplus, if any, to
                  whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (ii) except as otherwise provided in this Agreement, the Lenders shall receive amounts ratably in accordance with their respective pro rata share (based on the proportion that the then outstanding Obligations held by such Lenders bears to the aggregate amount of Obligations then outstanding) of amounts available to be applied pursuant to clauses "THIRD", "FIFTH", and "SEVENTH" preceding, with respect to the Revolving Obligations, and clauses "FOURTH", "EIGHTH", "NINTH", and "TENTH" with respect to the Term Obligations, and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" preceding are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations in the manner specified above.

         Section 4.15  Evidence of Debt.

                 (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrowers from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                 (b) The Collateral Agent shall maintain the Register pursuant to Section 13.3(g), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type, and (if applicable) Interest Period of each such Loan,
         (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) the amount of any sum received by the Collateral Agent hereunder from or for the account of the Borrowers or any Guarantor and each Lender's share thereof. The Collateral Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                 (c) The entries made in the accounts, Register, and subaccounts maintained pursuant to clause (b) preceding (and, if consistent with the entries of the Collateral Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers and the Guarantors therein recorded absent manifest error; provided, however, that the failure of any Lender or the Collateral Agent to maintain any such account, such Register, or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers or the Guarantors to repay the Loans and obligations owing hereunder and under the other Credit Documents to such Lender.

         Section 4.16 Bank Products. The Borrowers may request and the Revolving Agent may, in its sole and absolute discretion, arrange for the Credit Parties to obtain Bank Products from Bank of America or any Affiliate of Bank of America although no Credit Party is required to do so. To the extent Bank Products are provided by an Affiliate of Bank of America, the Borrowers agree to indemnify and hold the Agents, Bank of America, and the Lenders harmless from any and all costs and obligations now or hereafter incurred by any Agent, Bank of America, or any of the Lenders which arise from any indemnity given by the Revolving Agent to its Affiliates related to such Bank Products; provided, however, nothing contained in this Section 4.16 is intended to limit any Credit Party's rights with respect to Bank of America or its Affiliates, if any, which arise as a result of the execution of documents by and between such Credit Party and Bank of America or its Affiliates which relate to Bank Products. The agreement contained in this Section 4.16 shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products by the Credit Parties from Bank of America or Bank of America's Affiliates (a) is in the sole and absolute discretion of Bank of America or Bank of America's Affiliates and (b) is subject to all rules and regulations of Bank of America or Bank of America's Affiliates.

                                   ARTICLE 5

                                   CONDITIONS

         Section 5.1 Closing Conditions. The obligations of the Lenders to enter into this Agreement and to make the initial Extensions of Credit shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Agents and the Lenders).

                 (a) Executed Credit Documents. The Collateral Agent shall have received: (i) multiple counterparts of this Agreement; (ii) a Revolving Note for each Revolving Lender, (iii) a Term Note for each Term Lender, and (iv) multiple counterparts of the other Credit Documents, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Agreement.

                 (b) Legal Opinions. The Collateral Agent shall have received multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated therein, in form and substance satisfactory to the Agents and the Lenders, and including, among other things, opinions regarding enforceability of the Credit Documents and the perfection of the security interests created thereby.

                 (c) [Reserved]

                 (d) Personal Property Collateral. The Collateral Agent shall have received each of the following:

                        (i) UCC financing statements for each jurisdiction as
                 is necessary or appropriate, in the Collateral Agent's discretion, to perfect the Liens in the Collateral granted to the Collateral Agent pursuant to the Credit Documents;

                        (ii) original certificates evidencing the Capital Stock
                 which is pledged as Collateral pursuant to any Credit Document, together with undated stock transfer powers executed in blank;

                        (iii) such patent, trademark, and copyright notices and
                 filings as necessary or appropriate, in the Collateral Agent's discretion, to perfect the security interests of the Collateral Agent in the Credit Parties' Intellectual Property.

                 (e) Evidence of Insurance. The Collateral Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agents, of all insurance coverage as required by this Agreement together with loss payable endorsements in form acceptable to the Collateral Agent.

                 (f) Absence of Legal Proceedings. Except as set forth on
         Schedule 1.1E or Schedule 1.1F, there shall not exist any action, suit, investigation, or proceeding pending in any court or before any arbitrator or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

                 (g) Corporate Documents. The Collateral Agent shall have received the following (or their equivalent) for each of the Credit
         Parties:

                        (i) copies of the organization documents of such Credit
                 Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its organization and certified by a secretary, assistant secretary, general partner, or similar Person of such Credit Party to be true and correct as of the Closing Date;

                        (ii) a copy of the bylaws, partnership agreement,
                 operating agreement, or other equivalent agreement or document of such Credit Party certified by a secretary, assistant secretary, general partner, or similar Person of such Credit Party to be true and correct and in force and effect as of the Closing Date;

                        (iii) copies of resolutions of the board of directors
                 of such Credit Party or of the general partner, members, or similar Persons approving and adopting the Credit Documents to which such Credit Party is a party and the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary, assistant secretary, general partner, or such Person of such Credit Party to be true and correct and in force and effect as of the Closing Date;

                        (iv) certificates of good standing and existence (or
                 its equivalent) with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state of organization and each other state in which the failure to so qualify and be in good standing would be reasonably likely to have a Material Adverse Effect on the business or operations of such Credit Party in such state; and

                        (v) an officer's certificate of the Credit Parties,
                 dated as of the Closing Date, certifying to such factual matters as may be reasonably requested by the Agents.

                 (h) Priority of Liens. The Collateral Agent shall have received satisfactory evidence that (i) the Collateral Agent holds a perfected, first priority Lien on all Collateral and (ii) none of the Collateral is subject to any Liens other than Permitted Liens.

                 (i) Officer's Certificates. The Collateral Agent shall have received a certificate executed by an Executive Officer of Friedman's as of the Closing Date, in form and substance satisfactory to the Collateral Agent, stating that (i) except for any Restatement Event or for the Disclosed Matters, each Borrower and each Guarantor is in compliance with all existing financial obligations, (ii) all governmental, shareholder, and third party consents and approvals, if any, necessary with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) there is no pending, or to such Executive Officer's knowledge, threatened action, suit, investigation, or proceeding in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, which could reasonably be expected to have a Material Adverse Effect,
         (iv) immediately after giving effect to the initial Extensions of Credit on the Closing Date (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (v) since August 20, 2004, no Material Adverse Effect has occurred.

                 (j) Merchant Account Agreements. The Collateral Agent shall have received true, correct, and complete copies of all Merchant Account Agreements which any Credit Party is party to.

                 (k) Borrowing Base Certificate. The Collateral Agent shall have received a Borrowing Base Certificate dated as of the most recent week-end preceding the Closing Date, in form and substance satisfactory to the Collateral Agent and certified by an Executive Officer, the director of finance, treasurer, or corporate controller of Friedman's, or another officer of Friedman's acceptable to the Collateral Agent, to be true and correct as of the date thereof.

                 (l) Forecasts. The Credit Parties shall have delivered to the Agents and the Lenders a forecast, prepared on a Consolidated basis in form acceptable to the Collateral Agent, covering the period from the Closing Date through and including the first Anniversary Date, including balance sheets, income statements, cash flow projections, and availability calculations based on the Revolving Borrowing Base and the Total Borrowing Base.

                 (m) Fees and Expenses. The Credit Parties shall have paid to the Lenders and the Agents all fees and expenses owed by the Credit Parties in connection with this Agreement and the other Credit Documents.

                 (n) Investor Documents. Friedman's shall have executed and delivered to the Term Agent the Investor Documents in form and substance satisfactory to the Term Lenders and reasonably satisfactory to the Revolving Agent and the Collateral Agent.

                 (o) Physical Inventory Count. The Borrowers shall have conducted a physical count of their inventory observed by Regis Inventory Specialists.

                 (p) Slow Moving Inventory Analysis. The Borrowers shall have completed a detailed slow-moving inventory analysis including, but not limited to, amount, type, location, and estimated years supply on-hand (based on prior 12-month historical sales).

         Section 5.2 Conditions to all Extensions of Credit. The obligation of each Lender to make any Loan or of the Issuing Lender to issue any Letter of Credit (including the ini\tial Extensions of Credit) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                 (a) Representations and Warranties. The representations and warranties made by the Borrowers and the Guarantors herein and in the other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith or therewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date and except for changes expressly permitted therein or as expressly contemplated herein).

                 (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless, for these purposes and for purposes of Section 6.7, (i) such Default or Event of Default shall have been waived in accordance with this Agreement or, (ii) with respect to the obligations of the Revolving Lenders such Default or Event of Default is a Default Relating Solely to the Term Loans or such Default or Event of Default arises from a breach of the Tier I Financial Covenants.

                 (c) Material Adverse Effect. No event has occurred and is continuing, or would result from such Extension of Credit, which has had or would have a Material Adverse Effect.

                 (d) Additional Conditions to Revolving Loans and Letters of Credit. If the making of a Revolving Loan, or issuance of a Letter of Credit, is requested pursuant to Section 2.1 and Section 2.2, all conditions set forth in Article 2 shall have been satisfied.

Each request for an Extension of Credit and each acceptance by any Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrowers as of the date of such Extension of Credit that the applicable conditions in clauses (a), (b), and (c) preceding (as applicable) have been satisfied.

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         To induce the Lenders to enter into this Agreement and to make the Extensions of Credit hereunder, each of the Borrowers and the Guarantors hereby represents and warrants to each Agent and to each Lender that:

         Section 6.1 Financial Condition. Except for changes resulting from any Restatement Event, each of the financial statements described below (copies of which have heretofore been provided to the Lenders) (x) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, (y) except as disclosed in writing to the Lenders, are complete and correct in all material respects, and (z) present fairly in all material respects the financial condition (including disclosure of all material liabilities, contingent or otherwise) and results from operations of the entities and for the periods specified, subject in the case of interim company-prepared statements to normal year-end adjustments and the absence of footnotes:

                 (a) [Reserved]

                 (b) company-prepared Consolidated balance sheets for Friedman's and its Subsidiaries as of July 24, 2004, together with related Consolidated statements of income and cash flows for the Fiscal Period then ending; and

                 (c) after the Closing Date, the annual and periodic financial statements provided in accordance with Section 7.1(a) and Section 7.1(b).

         Section 6.2 No Changes or Restricted Payments. Since the date of the financial statements referenced in Section 6.1 and the most recent financial statements referenced in Section 7.1:

                 (a) for the period from the date of such financial statements to the Closing Date, except as previously disclosed in writing to the Lenders (i) there have been no material sales, transfers, or other dispositions of any material part of the business or property of the members of the Consolidated Group, nor have there been any material purchases or other acquisitions of any business or property (including the Capital Stock of any other Person) by the members of the Consolidated Group, which are not reflected in the financial statements referenced in Section 6.1, Section 7.1(a), and Section 7.1(b) and (ii) no Restricted Payments have been declared or paid by members of the Consolidated Group, except for Permitted Distributions; and

                 (b) there has been no circumstance, development, or event relating to or affecting the members of the Consolidated Group which has had or could reasonably be expected to have a Material Adverse Effect.

         Section 6.3 Organization; Existence; Compliance with Law. Each of the members of the Consolidated Group (a) is duly incorporated, organized or formed, and validly existing in good standing under the laws of the jurisdiction of its incorporation, organization, or formation, (b) has the corporate or other necessary power and authority, and the legal right to own and operate its Property, to lease the Property it operates as lessee, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of Property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not, in the aggregate, have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law (including, without limitation, Consumer Protection Laws), except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         Section 6.4 Power; Authorization; Enforceable Obligations. Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver, and perform the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery, and performance by it of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with acceptance of Extensions of Credit or the making of the guaranties hereunder or with the execution, delivery, or performance of any Credit Documents by the Credit Parties (other than those which have been obtained, such filings as are required by the Securities and Exchange Commission and to fulfill other reporting requirements with Governmental Authorities) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which any Credit Party is a party constitutes a legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         Section 6.5 No Legal Bar. The execution, delivery, and performance of the Credit Documents, the borrowings hereunder, and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any Property or revenue of any member of the Consolidated Group pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. The Credit Parties' entering into the Credit Documents and incurrence of the Total Obligations is not prohibited under the terms of any Subordinated Debt.

         Section 6.6 No Material Litigation and Disputes.

                 (a) No claim, litigation, investigation, or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrowers and the Guarantors, threatened by or against, any members of the Consolidated Group or against any of their respective Properties or revenues which (i) relate to the Credit Documents or any of the transactions contemplated hereby or thereby or
         (ii) would reasonably be expected to have a Material Adverse Effect.

                 (b) No default exists and, to the best knowledge of the Borrowers and the Guarantors, no default has been asserted, under any Contractual Obligations to which any members of the Consolidated Group are party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 6.7 No Defaults. No Default or Event of Default has occurred and is continuing.

         Section 6.8 Ownership and Operation of Property. Each of the members of the Consolidated Group (a) has good record and marketable title to, or a valid leasehold interest in, all its material Real Property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property is subject to any Lien, except for Permitted Liens and (b) holds all licenses, permits, franchises, or other certifications, consents, approvals, and authorizations, governmental or private, necessary to the ownership of its Property and to the conduct of its business, except for any such licenses, permits, franchises, or other certifications, consents, approvals, and authorizations which the failure to hold could not reasonably be expected to have a Material Adverse Effect.

         Section 6.9 Intellectual Property. Each of the members of the Consolidated Group owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, patents, technology, know-how, and processes, if any, necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Schedule 6.9 sets forth a list of the Intellectual Property owned and used by members of the Consolidated Group as of the Closing Date. No claim has been asserted in writing to any Borrower or any Guarantor and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, and the use of such Intellectual Property by the members of the Consolidated Group does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

         Section 6.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the members of the Consolidated Group would be reasonably expected to have a Material Adverse Effect.

         Section 6.11 Taxes. Each member of the Consolidated Group has filed or caused to be filed all income tax returns (federal, state, local, and foreign) and all other tax returns which are required to be filed and has paid, except where any failure to file or pay could not reasonably be expected to have a Material Adverse Effect, (a) all amounts shown therein to be due (including interest and penalties) and (b) all other taxes, fees, assessments, and other governmental charges (including mortgage recording taxes, documentary stamp taxes, and intangibles taxes) owing, except for such amounts or taxes which are not yet delinquent or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established unless the failure to make any such payment could give rise to an immediate right to foreclose on a Lien securing such amounts. No tax claim or assessment has been asserted against any member of the Consolidated Group which if adversely determined could reasonably be expected to have a Material Adverse Effect.

         Section 6.12 ERISA. Except as would not reasonably be expected to have a Material Adverse Effect:

                 (a) During the five (5) year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Borrowers and the Guarantors, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur with respect to any Plan; (ii) no "accumulated funding deficiency", as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                 (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                 (c) No member of the Consolidated Group has incurred, or, to the best knowledge of the Borrowers and the Guarantors, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group would become subject to withdrawal liability under ERISA if any member of the Consolidated Group were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrowers and the Guarantors, reasonably expected to be in reorganization, insolvent, or terminated.

                 (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group to liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group has agreed or is required to indemnify any Person against any such liability.

                 (e) No member of the Consolidated Group has liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Internal Revenue Code apply has been administered in compliance in all material respects of such sections.

                 (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406, or 407 of ERISA by reason of the identity of any member of the Consolidated Group or in connection with which a tax could be imposed on any member of the Consolidated Group pursuant to Section 4975 of the Internal Revenue Code.

                 (g) No ERISA Affiliate that is not a member of the Consolidated Group has incurred, or to the best knowledge of the Borrowers and the Guarantors, could reasonably be expected to incur, any liability under ERISA, the Internal Revenue Code or otherwise in relation to any ERISA Affiliate Plan that would have a Material Adverse Effect.

         Section 6.13 Governmental Regulations, Etc. None of the members of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940, each as amended. In addition, none of the members of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 6.14 Subsidiaries. Schedule 6.14 sets forth all of the Subsidiaries of Friedman's as of the Closing Date, including the jurisdiction of organization, classes of Capital Stock (including options, warrants, rights of subscription, conversion, and exchangeability, and other similar rights), ownership, and ownership percentages thereof. The outstanding shares of Capital Stock shown have been duly authorized and validly issued and, in the case of any corporation, are fully paid and non-assessable and are owned free of Liens other than Liens of the type described in clauses (a), (b), (c), (f), (q), and
(u) of the definition of Permitted Liens. Except as identified on Schedule 6.14, the outstanding shares of Capital Stock shown are not the subject of any buy-sell, voting trust, or other shareholder agreement and are not subject to the preemptive rights of any Person.

         Section 6.15 Purpose of Extensions of Credit. The Loans will be used by the Borrowers solely to (a) refinance the indebtedness, liabilities, and obligations of Friedman's under the Original Credit Agreement as set forth in
Section 12.1 and (b) provide working capital and for other general corporate purposes of the Credit Parties, including Permitted Acquisitions. No portion of the Loan proceeds will be used directly or indirectly (w) to buy or carry any Margin Stock, (x) to repay or otherwise refinance indebtedness of any Person incurred to buy or carry any Margin Stock, (y) to extend credit for the purpose of buying or carrying any Margin Stock, or (z) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, and notwithstanding any other provision to the contrary, no portion of the Loans will be used for any purpose which violates any provision of Regulation T, Regulation U, or Regulation X.

         Section 6.16 Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect:

                 (a) Each of the facilities and properties owned, leased, or operated by the members of the Consolidated Group (the "Subject Properties") and all operations at the Subject Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Subject Properties or the businesses operated by the members of the Consolidated Group (the "Businesses"), and there are no conditions relating to the Businesses or Subject Properties that could give rise to liability under any applicable Environmental Laws.

                 (b) None of the Subject Properties contains, or to the knowledge of the Borrowers or the Guarantors has previously contained, any Materials of Environmental Concern at, on or under the Subject Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                 (c) None of the members of the Consolidated Group has received any written notice of, or written inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability, or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Businesses, nor does any member of the Consolidated Group have knowledge or reason to believe that any such notice will be received or is being threatened.

                 (d) Materials of Environmental Concern have not been transported or disposed of from the Subject Properties, or generated, treated, stored, or disposed of at, on, or under any of the Subject Properties or any other location, in each case by or on behalf of any members of the Consolidated Group in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

                 (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Borrowers or the Guarantors, threatened, under any Environmental Law to which any member of the Consolidated Group is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders, or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any member of the Consolidated Group, the Subject Properties, or the Businesses.

                 (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Subject Properties, or arising from or related to the operations (including, without limitation, disposal) of any member of the Consolidated Group in connection with the Subject Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         Section 6.17 No Material Misstatements. Except as a result of any Restatement Event, none of the information, reports, financial statements, exhibits, or schedules, taken as a whole, furnished by or on behalf of any member of the Consolidated Group to any Agent or any Lender in connection with the negotiation of the Credit Documents or included therein or delivered pursuant thereto contained, contains, or will contain any misstatement of a material fact or omitted, omits, or will omit to state any material fact necessary to make the statements therein not materially misleading, provided that to the extent any such information, report, financial statement, exhibit, or schedule was based upon or constitutes a forecast or projection, each of the Borrowers and the Guarantors represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit, or schedule.

         Section 6.18 Labor Matters. Except as set forth in Schedule 6.18, as of the Closing Date:

                 (a) there are no strikes or lockouts against any members of the Consolidated Group pending or, to the best knowledge of the Borrowers and the Guarantors, threatened;

                 (b) the hours worked by and payments made to employees of the Consolidated Group have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local, or foreign law dealing with such matters in any case where a Material Adverse Effect would reasonably be expected to occur as a result of the violation thereof;

                 (c) all payments due from members of the Consolidated Group, or for which any claim may be made against a member of the Consolidated Group, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the respective members of the Consolidated Group; and

                 (d) none of the members of the Consolidated Group is party to a collective bargaining agreement.

         Section 6.19  Security Documents.

                 (a) Security Agreements. Each Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal valid and enforceable security interest in the "Collateral" identified therein and, when financing statements in appropriate form are filed in the appropriate offices for the locations specified as the jurisdiction of incorporation or organization (as applicable) of each Credit Party in Schedule 2.4(d) to each such Security Agreement, such Security Agreement shall create a fully perfected Lien on, pledge of, and security interest in, all right, title, and interest of the grantors thereunder in such "Collateral" that may be perfected by filing, recording, or registering a financing statement under the UCC, in each case prior and superior in right to any other Lien on any Collateral other than Permitted Liens which are specifically permitted to have priority over the Liens of the Collateral Agent.

                 (b) Intellectual Property. Each Security Agreement, together with the applicable Notice of Grant of Security Interest in Trademarks and the applicable Notice of Grant of Security Interest in Patents filed with the United States Patent and Trademark Office and the applicable Notice of Grant of Security Interest in Copyrights filed with the United States Copyright Office, is effective to create in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid, enforceable, and perfected Lien on, security interest in, and pledge of, all right, title, and interest of the grantors in all Patents and Patent Licenses, Trademarks and Trademark Licenses, and Copyrights and Copyright Licenses (each as defined in such Security Agreement) and in which a Lien may be perfected by filing, recording, or registration of a Notice in the United States Parent and Trademark Office and the United States Copyright Office, in each case prior and superior in right to any other Lien other than Permitted Liens which are specifically permitted hereunder to have priority over the Liens of the Collateral Agent.

                 (c) Mortgages. The Mortgages (if any) are effective to create in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid, and enforceable Lien on all of the respective grantors' right, title, and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and constitute fully perfected Liens on, and security interests in, all right, title, and interest of the grantors in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Lien other than Permitted Liens which are specifically permitted hereunder to have priority over the Liens of the Collateral Agent.

         Section 6.20 Location of Real Property and Leased Premises. As of the Closing Date, Schedule 6.20 sets forth:

                 (a) a complete and correct list of all Real Property owned or leased by any member of the Consolidated Group, with the street address and state where located and a designation of whether such Real Property is owned or leased;

                 (b) a list of all locations where any tangible personal property (including, without limitation, chattel paper) of any member of the Consolidated Group is located, including the street address and state where located; and

                 (c) the chief executive office and principal place of business of each member of the Consolidated Group.

         Section 6.21 Solvency. Each of the Credit Parties is Solvent after giving effect to entering into this Agreement and the other Credit Documents and each Extension of Credit to be made on the Closing Date (including each Existing Letter of Credit).

         Section 6.22 Bank Accounts; Merchant Accounts. As of the Closing Date,
Schedule 6.22 contains a complete and accurate list of all bank accounts maintained by each Credit Party with any bank or other financial institution and each Merchant Account.

                                   ARTICLE 7

                             AFFIRMATIVE COVENANTS
                             ---------------------

         The Borrowers and the Guarantors hereby covenant and agree that so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

         Section 7.1 Information Covenants.

                 (a) Annual Financial Statements. The Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and the Lenders, as soon as available, and in any event within ninety (90) days after the close of each Fiscal Year of Friedman's, beginning with the Fiscal Year ending October 1, 2005, a Consolidated balance sheet and income statement of the members of the Consolidated Group as of the end of such Fiscal Year, together with related Consolidated statements of operations and retained earnings and of cash flows for such Fiscal Year, in each case setting forth in comparative form Consolidated figures for the preceding Fiscal Year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agents and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the members of the Consolidated Group as a going concern or any other material qualifications or exceptions; provided that, notwithstanding the foregoing, such financial statements for Friedman's Fiscal Year ending October 1, 2005, need not be completed, delivered to the Agents or any Lender, or filed with the SEC until 18 months after the Closing Date; provided, further, that if any Borrower or Guarantor is unable to complete and file such financial statements by such date solely by reason of the application of FIN 46 to Crescent, such Borrower or Guarantor may satisfy the requirement of this covenant by filing unaudited Consolidated GAAP financial statements for the Fiscal Year ending October 1, 2005 (excluding the application of FIN 46 to Crescent) on Form 8-K with the SEC, certified by an Executive Officer or the treasurer or corporate controller of Friedman's.

                 (b) Periodic Financial Statements. The Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and Lenders, as soon as available, and in any event within thirty (30) days after the end of each Fiscal Period, beginning with the Fiscal Period ending August 21, 2004, or forty-five (45) days for any Fiscal Period which ends on the last day of a Fiscal Year, a Consolidated balance sheet, income statement, and statements of cash flows of the members of the Consolidated Group for such Fiscal Period, in each case setting forth in comparative form Consolidated figures for the corresponding Fiscal Period of the preceding Fiscal Year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agents, and accompanied by a certificate of an Executive Officer of Friedman's to the effect that such monthly financial statements fairly present in all material respects the financial condition of the members of the Consolidated Group and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes; provided, that prior to the Restatement Date, the Consolidated financial statements for any Fiscal Period pursuant to this Section 7.1(b) may be prepared on a basis consistent with the Consolidated financial statements referred to in Section 6.1(b), without giving effect to the Restatement, the effect of the Restatement on Fiscal Years prior to the Restatement Date, and the effect of any new method of accounting of the character described in the definition of "Restatement", and the Executive Officer's certification need not state that such Consolidated financial statements have been prepared in accordance with GAAP, but must certify that such Consolidated financial statements have been prepared on a basis consistent with the Consolidated financial statements referred to in Section 6.1(b) and may otherwise be qualified to reflect this proviso.

                 (c) Periodic Forecasts. The Borrowers shall deliver to each of the Agents and Lenders, prepared for the members of the Consolidated Group on a Consolidated basis in form previously provided or otherwise reasonably acceptable to the Agents:

                        (i) no later than the first Business Day of each
                 calendar week (A) until the Borrowers have obtained financing under the Vendor Financing Program in an amount of at least $15,000,000 on terms reasonably acceptable to the Collateral Agent, a cash forecast covering each day beginning on the date of such forecast for the following 30 day period, and (B) thereafter until January 31, 2005, a cash forecast covering each calendar week beginning on the date of such forecast for the following thirteen calendar week period;

                        (ii) no later than the first Business Day of each
                 Fiscal Period, a cash forecast covering each calendar week beginning closest to the beginning date of such Fiscal Period, forecast for the following thirteen calendar week period; and

                        (iii) within 30 days prior to the beginning of each
                 Fiscal Year of Friedman's through the Termination Date, beginning with the Fiscal Year beginning on October 2, 2005, an annual business plan and forecast including pro forma balance sheets, income statements, cash flow projections of the Consolidated Group, and availability calculations based on the Revolving Borrowing Base and the Total Borrowing Base.

                 (d) Officer's Certificate. The Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and Lenders, at the time of delivery of the financial statements provided for in Section 7.1(a) and Section 7.1(b) preceding, a certificate of an Executive Officer of Friedman's, substantially in the form of Exhibit C (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such Fiscal Period (as applicable) and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                 (e) Borrowing Base Certificate. The Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and Lenders, no later than the first Business Day following the end of the preceding calendar week, or on a more frequent basis as requested by the Collateral Agent, a statement of the Total Borrowing Base and the Revolving Borrowing Base and their respective components as of the end of the immediately preceding week (or such other more frequent period), in form and content satisfactory to the Collateral Agent and certified by an Executive Officer, the treasurer, director of finance, or corporate controller of Friedman's, or other officer of Friedman's acceptable to the Collateral Agent, to be true and correct as of the date thereof (a "Borrowing Base Certificate") together with a schedule of the Borrowers' receivables created since the immediately preceding such schedule and Borrowing Base Certificate.

                 (f) [Reserved]

                 (g) Collateral Reports. The Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and Lenders, within fifteen (15) days after the end of each Fiscal Period, in form and detail reasonably satisfactory to the Collateral Agent, (i) an aging of the accounts receivable of the Borrowers, together with a computation of Eligible Installment Contracts in detail satisfactory to the Collateral Agent and a reconciliation to the previous Fiscal Period's aging of the accounts receivable of the Borrowers and to their respective general ledgers and financial statements, (ii) an aging of the accounts payable of the Borrowers, (iii) reports by category of inventory of the Borrowers, with additional detail showing additions to and deletions from the Borrowers' inventory, together with a computation of Eligible Inventory in detail satisfactory to the Collateral Agent and a reconciliation to the general ledger and financial statements, (iv) a list of all new locations where the Credit Parties have any Collateral and any other locations where Collateral is no longer kept by the Credit Parties (including a listing of retail store locations opened or closed during such Fiscal Period), including the address and, if requested by the Collateral Agent, contact information for any landlord, and (v) with the delivery of each of the foregoing, a certificate executed by the chief financial officer or treasurer of Friedman's certifying as to the accuracy and completeness of the foregoing. If any of the records of the Borrowers or reports of the Collateral are prepared by an accounting service or other agent, each of the Borrowers hereby authorizes such service or agent to deliver such records, reports, and related documents to the Collateral Agent, for distribution to the Lenders.

                 (h) Physical Count of Inventory. On or before September 30, 2004, or such other date as the Collateral Agent may agree, the Borrowers shall deliver to each of the Agents and the Lenders the report prepared by the third party observing the physical count of the Borrowers' inventory conducted by the Borrowers as required by Section 5.1(o).

                 (i) [Reserved].

                 (j) Consumer Credit Policies. The Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and the Lenders, concurrently with delivery of the financial statements for the last day of each Fiscal Quarter delivered pursuant to clause (a) or clause (b) preceding, written notice to each of the Agents and the Lenders of material changes or modifications in any Borrowers' consumer credit policies and practices, together with a written explanation, in detail reasonably satisfactory to each of the Agents and the Lenders, of such changes or modifications to such consumer credit policies or practices.

                 (k) Investment Banking Agreements. The Borrowers and the Guarantors will promptly furnish, or cause to be furnished, to each of the Agents and the Lenders, copies of any investment banking engagement agreement entered into by any Credit Party after the Closing Date.

                 (l) Auditor's Reports. The Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and the Lenders, promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any member of the Consolidated Group in connection with any annual, interim, or special audit of the books of such Person.

                 (m) Reports. The Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and the Lenders, promptly upon transmission or receipt thereof (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency (excluding any exhibits thereto and any registration statements filed on Form S-8), and copies of all financial statements, proxy statements, notices, and reports as any member of the Consolidated Group shall send to its stockholders or to a holder of any Indebtedness owed by any member of the Consolidated Group in its capacity as such a holder and (ii) upon the request of any Agent or Lender, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health, or safety matters.

                 (n) Notices. Upon any Executive Officer of the Borrower or any Guarantor obtaining actual knowledge thereof, the Borrowers and the Guarantors will immediately furnish, or cause to be furnished, to each of the Agents and the Lenders, written notice of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, (ii) the occurrence of any of the following with respect to any member of the Consolidated Group (A) the pendency or commencement of any litigation, arbitration, or governmental proceeding against such Person which could reasonably be expected to have a Material Adverse Effect or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state, or local law, rule, or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect, and (iii) the occurrence of any default or other breach or failure to perform under any agreement with respect to any Subordinated Debt.

                 (o) ERISA. Upon any Executive Officer of the Borrower or any Guarantor obtaining knowledge thereof, the Borrowers and the Guarantors will give written notice to each of the Agents and the Lenders promptly (and in any event within five (5) Business Days) of:
         (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of Friedman's briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrowers and the Guarantors shall furnish to each of the Agents and the Lenders such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                 (p) Additional Patents and Trademarks. At the time of delivery of the financial statements and reports pursuant to Section 7.1(a), the Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and the Lenders, a report signed by an Executive Officer of Friedman's setting forth (i) a list of registration numbers for all patents, trademarks, service marks, tradenames, and copyrights awarded to any member of the Consolidated Group since the last day of the immediately preceding Fiscal Year and
         (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications, and copyright applications submitted by any member of the Consolidated Group since the last day of the immediately preceding Fiscal Year and the status of each such application, all in such form as shall be reasonably satisfactory to the Collateral Agent.

                 (q) Notices to Subordinated Creditors. The Borrowers and the Guarantors will furnish, or cause to be furnished to each of the Agents and the Lenders copies of (i) all statements, reports, notices, documents, and certificates, furnished to the holders of any Subordinated Debt, and (ii) all material notices required to be delivered pursuant to any of the Vendor Documents and not otherwise furnished to each of the Agents and the Lenders pursuant to this Agreement.

                 (r) Certificate of December Sales. The Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and the Lenders, as soon as available, and in any event within five (5) Business Days after the end of each Fiscal Period ending closest to December 31 of each year, a certificate of an Executive Officer of Friedman's stating the actual retail sales of the Credit Parties in the Fiscal Period ending closest to December 31 of such year and demonstrating compliance with the financial covenant contained in Section 7.11(d) by calculation thereof as of the end of each such Fiscal Period.

                 (s) Bank Accounts. With each of the certificates delivered pursuant to clause (d) preceding, the Borrowers and the Guarantors will furnish, or cause to be furnished, to the Collateral Agent a listing of each bank account opened or closed by any Credit Party during the preceding Fiscal Period, and any Merchant Account Agreement entered into by any Credit Party during the preceding Fiscal Period.

                 (t) Other Information. With reasonable promptness upon any such request, the Borrowers and the Guarantors will furnish, or cause to be furnished, to each of the Agents and the Lenders, such other information regarding the business, properties, or financial condition of any member of the Consolidated Group as any Agent or Lender, through the Collateral Agent, may reasonably request.

                 (u) Notice to Collateral Agent. The Credit Parties shall, subject to preservation of any otherwise available attorney-client privilege or any other applicable Requirement of Law that prohibits such disclosure (provided that the same was not implemented on the application or required approval of the Credit Parties), give the Collateral Agent prompt notice of all on-going, material developments in the discussions and negotiations regarding the settlement of the litigation and disputes listed in Part A of Schedule 1.1F, or any other litigation or dispute not listed on Part A of Schedule 1.1F arising out of the same or similar facts and circumstances, it being understood that the foregoing includes, but shall in no way be limited to, the entry into definitive settlement arrangements.

         Section 7.2 Preservation of Existence and Franchises. Except as a result of or in connection with a dissolution, merger, or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, the Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence and all material rights, franchises, and authority.

         Section 7.3 Books and Records. The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves) and keep such books and records in a location with fire, casualty, and theft protection satisfactory to the Collateral Agent.

         Section 7.4 Compliance with Law. The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, comply with all laws, rules, regulations, and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order, or restriction could reasonably be expected to have a Material Adverse Effect.

         Section 7.5 Payment of Taxes and Other Indebtedness. The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, pay and discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its Properties, before they shall become delinquent and (b) all lawful claims (including claims for labor, materials, and supplies) which, if unpaid, might give rise to a Lien upon any of its Properties; provided, however, that no member of the Consolidated Group shall be required to pay (y) any such tax, assessment, charge, levy, claim, or Indebtedness which is being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could have a Material Adverse Effect or (z) rent for any unopened or closed retail stores where no inventory or proceeds of inventory is located so long as any Lien arising as a result of such non-payment does not attach to any Property of the Consolidated Group that is not on such leased premises.

         Section 7.6 Insurance.

                 (a) The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance, flood insurance, and business interruption insurance) in such amounts, covering such risks and liabilities, and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as otherwise required by the Collateral Documents). The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any member of the Consolidated Group or any other Person shall affect the rights of the Collateral Agent or the Lenders under such policy or policies. The present insurance coverage of the members of the Consolidated Group is outlined as to carrier, policy number, expiration date, type, and amount on Schedule 7.6.

                 (b) The proceeds from insurance received from the theft, loss, physical destruction or damage, taking, or similar event shall be used either to repair, replace, or reinvest in the same or similar assets, or, if not so applied, to prepay the Total Obligations as if such theft, loss, physical destruction or damage, taking, or similar event were an Asset Disposition.

         Section 7.7 Maintenance of Property. The Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order, and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses, except, as to any of the foregoing activities, where the activities are not otherwise prohibited by hereunder.

         Section 7.8 Performance of Obligations. Each of the Borrowers and each of the Guarantors will, and will cause each of their respective Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements, and other debt instruments to which it is a party or by which it is bound except to the extent that the failure to do so will not result in a Material Adverse Effect.

         Section 7.9 Use of Proceeds. The Borrowers will use the proceeds of Extensions of Credit solely for the purposes set forth in Section 6.15 and not for prepayment of interest or payment or prepayment of principal of any Subordinated Debt or for any other payments of Subordinated Debt which would violate the terms of any subordination agreement applicable thereto.

         Section 7.10 Audits/Inspections. Upon reasonable notice and during normal business hours, the Borrowers and the Guarantors will, and will cause each of their respective Subsidiaries to, permit representatives appointed by any Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers (but not more frequently than is required by the Security Agreements), to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit such Agent or its representatives to investigate and verify the accuracy of information provided to the Agents and the Lenders and to discuss all such matters with the officers, employees, and representatives of such Person and will cooperate fully with any such representatives or agents and provide reasonable assistance in connection with preparation of any appraisal or report to be prepared or delivered in connection therewith. The cost of such inspections, audits, appraisals, and reports shall be at the expense of the Borrowers as provided in this Agreement. The Lenders, and their representatives may accompany any Agent and its representatives on any such inspection or audit at their own expense. All information and reports prepared as a result of any such audit or inspection by any Agent shall be provided to the other Agents and the Lenders.

         Section 7.11  Financial Covenants.

                 (a) Tier II Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, determined for the Consolidated Group on a Consolidated basis as of the last day of each Fiscal Quarter set forth below for the preceding four (4) Fiscal Quarters ending as of such date (provided that (a) for the Fiscal Quarters ending after the Closing Date and before the first Anniversary Date, such calculation shall be cumulative for the complete Fiscal Quarters elapsed since the Closing Date) shall not be less than:

                  Fiscal Quarter Ending                      Ratio
                  ---------------------                      -----
                  ---------------------------------------------------------
                 |  January 1, 2005            |            2.1:1.0        |
                 |-----------------------------|---------------------------|
                 |  April 2, 2005              |            1.2:1.0        |
                 |-----------------------------|---------------------------|
                 |  July 2, 2005               |            0.8:1.0        |
                 |-----------------------------|---------------------------|
                 |  October 1, 2005            |            0.8:1.0        |
                 |-----------------------------|---------------------------|
                 |  December 31, 2005          |            0.9:1.0        |
                 |-----------------------------|---------------------------|
                 |  April 1, 2006              |            1.1:1.0        |
                 |-----------------------------|---------------------------|
                 |  July 1, 2006               |            1.2:1.0        |
                 |-----------------------------|---------------------------|
                 |  September 30, 2006         |            1.2:1.0        |
                  ----------------------------------------------------------

                 (b) Minimum December Sales.

                        (i) Tier I Minimum December Sales. The Borrowers and
                 the Guarantors shall cause the actual retail sales of the Credit Parties in the Fiscal Period ending closest to December 31 of each year to be not less than (A) $118,700,000 for such Fiscal Period in 2004, with the cash portion of such retail sales to be not less than $66,900,000, (B) $125,900,000 for such Fiscal Period in 2005, and (C) $127,200,000 for such Fiscal Period in 2006.

                        (ii) Tier II Minimum December Sales. The Borrowers and
                 the Guarantors shall cause the actual retail sales of the Credit Parties in the Fiscal Period ending closest to December 31 of each year to be not less than (A) $112,100,000 for such Fiscal Period in 2004, with the cash portion of such retail sales to be not less than $63,400,000, and (B) $119,300,000 for such Fiscal Period in 2005.

                 (c) Minimum Adjusted EBITDA.

                        (i) Tier I Minimum EBITDA. Consolidated EBITDA, as of
                 the last day of each Fiscal Period set forth below, beginning with the Fiscal Period ending on October 30, 2004, for the preceding twelve (12) Fiscal Periods ending as of such date (provided that (a) for the Fiscal Period ending on October 30, 2004, and the following eleven Fiscal Periods, such calculation shall be cumulative for the Fiscal Periods elapsed since October 2, 2004) shall not be less than:

                   Fiscal Period Ending                Consolidated EBITDA
                   --------------------                -------------------
                 -----------------------------------------------------------
                | October 30, 2004             |        ($4,600,000)        |
                | -----------------------------|--------------------------- |
                | November 27, 2004            |        ($6,500,000)        |
                | -----------------------------|--------------------------- |
                | January 1, 2005              |         $18,900,000        |
                | -----------------------------|--------------------------- |
                | January 29, 2005             |         $15,700,000        |
                | -----------------------------|--------------------------- |
                | February 26, 2005            |         $22,000,000        |
                | -----------------------------|--------------------------- |
                | April 2, 2005                |         $20,400,000        |
                | -----------------------------|--------------------------- |
                | April 30, 2005               |         $18,800,000        |
                | -----------------------------|--------------------------- |
                | May 28, 2005                 |         $20,200,000        |
                | -----------------------------|--------------------------- |
                | July 2, 2005                 |         $20,900,000        |
                | -----------------------------|--------------------------- |
                | July 30, 2005                |         $19,500,000        |
                | -----------------------------|--------------------------- |
                | August 27, 2005              |         $18,800,000        |
                | -----------------------------|--------------------------- |
                | October 1, 2005              |         $18,800,000        |
                | -----------------------------|----------------------------|
                | October 29, 2005             |         $17,700,000        |
                | -----------------------------|----------------------------|
                | November 26, 2005            |         $19,500,000        |
                | -----------------------------|----------------------------|
                | December 31, 2005            |         $22,800,000        |
                | -----------------------------|----------------------------|
                | January 28, 2006             |         $23,100,000        |
                | -----------------------------|----------------------------|
                | February 25, 2006            |         $24,200,000        |
                | -----------------------------|----------------------------|
                | April 1, 2006                |         $24,800,000        |
                | -----------------------------|----------------------------|
                | April 29, 2006               |         $25,000,000        |
                | -----------------------------|----------------------------|
                | May 27, 2006                 |         $25,300,000        |
                | -----------------------------|----------------------------|
                | July 1, 2006                 |         $25,500,000        |
                | -----------------------------|----------------------------|
                | July 29, 2006                |         $25,600,000        |
                | -----------------------------|----------------------------|
                | August 26, 2006              |         $25,700,000        |
                | -----------------------------|----------------------------|
                | September 30, 2006           |         $26,300,000        |
                | -----------------------------|----------------------------|
                | October 28, 2006             |         $26,300,000        |
                | -----------------------------|----------------------------|
                | November 25, 2006            |         $26,300,000        |
                | -----------------------------|----------------------------|
                | December 30, 2006            |         $26,800,000        |
                | -----------------------------|----------------------------|
                | January 27, 2007             |         $26,700,000        |
                | -----------------------------|----------------------------|
                | February 24, 2007            |         $26,900,000        |
                | -----------------------------|----------------------------|
                | March 31, 2007               |         $26,900,000        |
                | -----------------------------|----------------------------|
                | April 28, 2007               |         $27,000,000        |
                | -----------------------------|----------------------------|
                | May 26, 2007                 |         $27,000,000        |
                | -----------------------------|----------------------------|
                | June 30, 2007                |         $27,100,000        |
                | -----------------------------|----------------------------|
                | July 28, 2007                |         $27,200,000        |
                | -----------------------------|----------------------------|
                | August 25, 2007              |         $26,900,000        |
                 -----------------------------------------------------------

                         (ii) Tier II Minimum EBITDA. Consolidated EBITDA, as of
                 the last day of each Fiscal Period, beginning with the Fiscal Period ending on October 30, 2004, for the preceding twelve
                 (12) Fiscal Periods ending as of such date (provided that (a) for the Fiscal Period ending on October 30, 2004, and the following eleven Fiscal Periods, such calculation shall be cumulative for the Fiscal Periods elapsed since October 2,
                 2004) shall not be less than:

                    Fiscal Period Ending               Consolidated EBITDA
                    --------------------               -------------------
                 -------------------------------------------------------------
                | October 30, 2004            |          ($6,900,000)       |
                |-----------------------------|-----------------------------|
                | November 27, 2004           |         ($10,400,000)       |
                |-----------------------------|-----------------------------|
                | January 1, 2005             |          $15,400,000        |
                |-----------------------------|-----------------------------|
                | January 29, 2005            |          $12,800,000        |
                |-----------------------------|-----------------------------|
                | February 26, 2005           |          $17,900,000        |
                |-----------------------------|-----------------------------|
                | April 2, 2005               |          $16,600,000        |
                |-----------------------------|-----------------------------|
                | April 30, 2005               |          $15,300,000        |
                |------------------------------|-----------------------------|
                | May 28, 2005                 |          $16,400,000        |
                |------------------------------|-----------------------------|
                | July 2, 2005                 |          $17,000,000        |
                |------------------------------|-----------------------------|
                | July 30, 2005                |          $15,900,000        |
                |------------------------------|-----------------------------|
                | August 27, 2005              |          $15,300,000        |
                |------------------------------|-----------------------------|
                | October 1, 2005              |          $15,300,000        |
                |------------------------------|-----------------------------|
                | October 29, 2005             |          $13,000,000        |
                |------------------------------|-----------------------------|
                | November 26, 2005            |          $14,000,000        |
                |------------------------------|-----------------------------|
                | December 31, 2005            |          $18,700,000        |
                |------------------------------|-----------------------------|
                | January 28, 2006             |          $19,000,000        |
                |------------------------------|-----------------------------|
                | February 25, 2006            |          $20,000,000        |
                |------------------------------|-----------------------------|
                | April 1, 2006                |          $21,900,000        |
                |------------------------------|-----------------------------|
                | April 29, 2006               |          $22,000,000        |
                |------------------------------|-----------------------------|
                | May 27, 2006                 |          $22,300,000        |
                |------------------------------|-----------------------------|
                | July 1, 2006                 |          $22,500,000        |
                | -----------------------------|------------------------------
                | July 29, 2006                |          $22,600,000        |
                | -----------------------------|-----------------------------|
                | August 26, 2006              |          $22,700,000        |
                | -----------------------------|-----------------------------|
                | September 30, 2006           |          $23,200,000        |
                | -----------------------------|-----------------------------|
                | October 28, 2006             |          $23,200,000        |
                | -----------------------------|-----------------------------|
                | November 25, 2006            |          $23,200,000        |
                  -----------------------------------------------------------

                 (d) Minimum Ratio of Accounts Payable to Inventory.

                        (i) Tier I Minimum Ratio of Accounts Payable to
                 Inventory. As of the end of each Fiscal Period set forth below, the Credit Parties shall maintain a ratio, expressed as a percentage, of Accounts Payable to inventory of at least the ratio set forth opposite such Fiscal Period below:

                      Fiscal Period Ending                  Amount
                      --------------------                  ------
                 -------------------------------------------------------------
                | October 30, 2004             |             52.6%           |
                | -----------------------------|-----------------------------|
                | November 27, 2004            |             47.9%           |
                | -----------------------------|-----------------------------|
                | January 1, 2005              |             46.0%           |
                | -----------------------------|-----------------------------|
                | January 29, 2005             |             43.5%           |
                | -----------------------------|-----------------------------|
                | February 26, 2005            |             36.3%           |
                | -----------------------------|-----------------------------|
                | April 2, 2005                |             36.8%           |
                | -----------------------------|-----------------------------|
                | April 30, 2005               |             34.8%           |
                | -----------------------------|-----------------------------|
                | May 28, 2005                 |             33.1%           |
                | -----------------------------|-----------------------------|
                | July 2, 2005                 |             31.5%           |
                | -----------------------------|-----------------------------|
                | July 30, 2005                |             31.6%           |
                | -----------------------------|-----------------------------|
                | August 27, 2005              |             30.2%           |
                | -----------------------------|-----------------------------|
                | October 1, 2005              |             30.4%           |
                | -----------------------------|-----------------------------|
                | October 29, 2005             |             44.9%           |
                | -----------------------------|-----------------------------|
                | November 26, 2005            |             48.3%           |
                | -----------------------------|-----------------------------|
                | December 31, 2005            |             36.4%           |
                | -----------------------------|-----------------------------|
                | January 28, 2006             |             34.4%           |
                | -----------------------------|-----------------------------|
                | February 25, 2006            |             26.7%           |
                | -----------------------------|-----------------------------|
                | April 1, 2006                |             27.2%           |
                | -----------------------------|-----------------------------|
                | April 29, 2006               |             25.3%           |
                | -----------------------------|-----------------------------|
                | May 27, 2006                 |             23.2%           |
                | -----------------------------|-----------------------------|
                | July 1, 2006                 |             21.6%           |
                | -----------------------------|-----------------------------|
                | July 29, 2006                |             21.9%           |
                | -----------------------------|-----------------------------|
                | August 26, 2006              |             20.4%           |
                | -----------------------------|-----------------------------|
                | September 30, 2006           |             20.5%           |
                | -----------------------------|-----------------------------|
                | October 28, 2006             |             37.0%           |
                | -----------------------------|-----------------------------|
                | November 25, 2006            |             40.5%           |
                | -----------------------------|-----------------------------|
                | December 30, 2006            |             37.1%           |
                | -----------------------------|-----------------------------|
                | January 27, 2007             |             35.1%           |
                | -----------------------------|-----------------------------|
                | February 24, 2007            |             27.5%           |
                | -----------------------------|-----------------------------|
                | March 31, 2007               |             27.9%           |
                | -----------------------------|-----------------------------|
                | April 28, 2007               |             25.9%           |
                | -----------------------------|-----------------------------|
                | May 26, 2007                 |             23.8%           |
                | -----------------------------|-----------------------------|
                | June 30, 2007                |             22.3%           |
                | -----------------------------|-----------------------------|
                | July 28, 2007                |             22.6%           |
                | -----------------------------|-----------------------------|
                | August 25, 2007              |             21.0%           |
                 ------------------------------------------------------------

                        (ii) Tier II Minimum Ratio of Accounts Payable to
                 Inventory. As of the end of each Fiscal Period set forth below, the Credit Parties shall maintain a ratio, expressed as a percentage, of Accounts Payable to inventory of at least the ratio set forth opposite such Fiscal Period below:

                        Fiscal Period Ending                 Amount
                        --------------------                 ------
                 -------------------------------------------------------------
                | October 30, 2004             |             49.1%           |
                | -----------------------------|-----------------------------|
                | November 27, 2004            |             44.4%           |
                | -----------------------------|-----------------------------|
                | January 1, 2005              |             42.0%           |
                | -----------------------------|-----------------------------|
                | January 29, 2005             |             40.2%           |
                | -----------------------------|-----------------------------|
                | February 26, 2005            |             33.0%           |
                | -----------------------------|-----------------------------|
                | April 2, 1005                |             33.5%           |
                | -----------------------------|-----------------------------|
                | April 30, 2005               |             31.5%           |
                | -----------------------------|-----------------------------|
                | May 28, 2005                 |             29.8%           |
                | -----------------------------|-----------------------------|
                | July 2, 2005                 |             28.2%           |
                | -----------------------------|-----------------------------|
                | July 30, 2005                |             28.3%           |
                | -----------------------------|-----------------------------|
                | August 27, 2005              |             26.9%           |
                | -----------------------------|-----------------------------|
                | October 1, 2005              |             27.1%           |
                | -----------------------------|-----------------------------|
                | October 29, 2005             |             41.4%           |
                | -----------------------------|-----------------------------|
                | November 26, 2005            |             44.8%           |
                | -----------------------------|-----------------------------|
                | December 31, 2005            |             32.4%           |
                | -----------------------------|-----------------------------|
                | January 28, 2006             |             31.1%           |
                | -----------------------------|-----------------------------|
                | February 25, 2006            |             23.4%           |
                | -----------------------------|-----------------------------|
                | April 1, 2006                |             23.9%           |
                | -----------------------------|-----------------------------|
                | April 29, 2006               |             22.0%           |
                | -----------------------------|-----------------------------|
                | May 27, 2006                 |             19.9%           |
                | -----------------------------|-----------------------------|
                | July 1, 2006                 |             18.3%           |
                | -----------------------------|-----------------------------|
                | July 29, 2006                |             18.6%           |
                | -----------------------------|-----------------------------|
                | August 26, 2006              |             17.1%           |
                | -----------------------------|-----------------------------|
                | September 30, 2006           |             17.2%           |
                | -----------------------------|-----------------------------|
                | October 28, 2006             |             33.5%           |
                | -----------------------------|-----------------------------|
                | November 25, 2006            |             37.0%           |
                 -------------------------------------------------------------

                 (e) Minimum Ratio of Installment Contract Collections to Installment Contracts.

                        (i) Tier I Minimum Ratio of Installment Contract
                 Collections to Installment Contracts. The Credit Parties shall maintain, at the end of each Fiscal Period set forth below, a ratio, expressed as a percentage, of aggregate payments received on account of Installment Contract collections during such Fiscal Period and the immediately preceding Fiscal Period to the Gross Installment Contract Amount for the same two Fiscal Periods of not less than the ratio set forth below:

                      Fiscal Period Ending                  Amount
                      --------------------                  ------
                 ------------------------------------------------------------
                | October 1, 2004              |            19.7%            |
                | -----------------------------|-----------------------------|
                | October 30, 2004             |            22.3%            |
                | -----------------------------|-----------------------------|
                | November 27, 2004            |            19.0%            |
                | -----------------------------|-----------------------------|
                | January 1, 2005              |            18.1%            |
                | -----------------------------|-----------------------------|
                | January 29, 2005             |            19.3%            |
                | -----------------------------|-----------------------------|
                | February 26, 2005            |            23.3%            |
                | -----------------------------|-----------------------------|
                | April 2, 1005                |            27.4%            |
                | -----------------------------|-----------------------------|
                | April 30, 2005               |            25.2%            |
                | -----------------------------|-----------------------------|
                | May 28, 2005                 |            20.3%            |
                | -----------------------------|-----------------------------|
                | July 2, 2005                 |            20.6%            |
                | -----------------------------|-----------------------------|
                | July 30, 2005                |            20.6%            |
                | -----------------------------|-----------------------------|
                | August 27, 2005              |            20.1%            |
                | -----------------------------|-----------------------------|
                | October 1, 2005              |            21.6%            |
                | -----------------------------|-----------------------------|
                | October 29, 2005             |            21.1%            |
                | -----------------------------|-----------------------------|
                | November 26, 2005            |            18.9%            |
                | -----------------------------|-----------------------------|
                | December 31, 2005            |            18.1%            |
                | -----------------------------|-----------------------------|
                | January 28, 2006             |            19.6%            |
                | -----------------------------|-----------------------------|
                | February 25, 2006            |            23.8%            |
                | -----------------------------|-----------------------------|
                | April 1, 2006                |            27.8%            |
                | -----------------------------|-----------------------------|
                | April 29, 2006               |            25.3%            |
                | -----------------------------|-----------------------------|
                | May 27, 2006                 |            20.3%            |
                | -----------------------------|-----------------------------|
                | July 1, 2006                 |            20.6%            |
                | -----------------------------|-----------------------------|
                | July 29, 2006                |            20.6%            |
                | -----------------------------|-----------------------------|
                | August 26, 2006              |            20.1%            |
                | -----------------------------|-----------------------------|
                | September 30, 2006           |            21.6%            |
                | -----------------------------|-----------------------------|
                | October 28, 2006             |            21.1%            |
                | -----------------------------|-----------------------------|
                | November 25, 2006            |            18.9%            |
                | -----------------------------|-----------------------------|
                | December 30, 2006            |            18.1%            |
                | -----------------------------|-----------------------------|
                | January 27, 2007             |            19.6%            |
                | -----------------------------|-----------------------------|
                | February 24, 2007            |            23.8%            |
                | -----------------------------|-----------------------------|
                | March 31, 2007               |            27.8%            |
                | -----------------------------|-----------------------------|
                | April 28, 2007               |            25.3%            |
                | -----------------------------|-----------------------------|
                | May 26, 2007                 |            20.3%            |
                | -----------------------------|-----------------------------|
                | June 30, 2007                |            20.6%            |
                | -----------------------------|-----------------------------|
                | July 28, 2007                |            20.6%            |
                | -----------------------------|-----------------------------|
                | August 25, 2007              |            20.1%            |
                  ------------------------------------------------------------

                        (ii) Tier II Minimum Ratio of Installment Contract
                 Collections to Installment Contracts. The Credit Parties shall maintain, at the end of each Fiscal Period set forth below, a ratio, expressed as a percentage, of aggregate payments received on account of Installment Contract collections during such Fiscal Period and the immediately preceding Fiscal Period to the Gross Installment Contract Amount for the same two Fiscal Periods of not less than the ratio set forth below:

                       Fiscal Period Ending                 Amount
                       --------------------                 ------
                  -----------------------------------------------------------
                | October 1, 2004              |             17.9%           |
                | -----------------------------| ----------------------------|
                | October 30, 2004             |             20.5%           |
                | -----------------------------| ----------------------------|
                | November 27, 2004            |             17.2%           |
                | -----------------------------| ----------------------------|
                | January 1, 2005              |             16.3%           |
                | -----------------------------| ----------------------------|
                | January 29, 2005             |             17.5%           |
                | -----------------------------| ----------------------------|
                | February 26, 2005            |             21.5%           |
                | -----------------------------| ----------------------------|
                | April 2, 1005                |             25.6%           |
                | -----------------------------| ----------------------------|
                | April 30, 2005               |             23.4%           |
                | -----------------------------| ----------------------------|
                | May 28, 2005                 |             18.5%           |
                | -----------------------------| ----------------------------|
                | July 2, 2005                 |             18.8%           |
                | -----------------------------| ----------------------------|
                | July 30, 2005                |             18.8%           |
                | -----------------------------| ----------------------------|
                | August 27, 2005              |             18.3%           |
                | -----------------------------| ----------------------------|
                | October 1, 2005              |             19.8%           |
                | -----------------------------| ----------------------------|
                | October 29, 2005             |             19.3%           |
                | -----------------------------| ----------------------------|
                | November 26, 2005            |             17.1%           |
                | -----------------------------| ----------------------------|
                | December 31, 2005            |             16.3%           |
                | -----------------------------| ----------------------------|
                | January 28, 2006             |             17.8%           |
                | -----------------------------| ----------------------------|
                | February 25, 2006            |             22.0%           |
                | -----------------------------| ----------------------------|
                | April 1, 2006                |             26.0%           |
                | -----------------------------| ----------------------------|
                | April 29, 2006               |             23.5%           |
                | -----------------------------| ----------------------------|
                | May 27, 2006                 |             18.5%           |
                | -----------------------------| ----------------------------|
                | July 1, 2006                 |             18.8%           |
                |  ----------------------------| ----------------------------|
                | July 29, 2006                |             18.8%           |
                | -----------------------------| ----------------------------|
                | August 26, 2006              |             18.3%           |
                | -----------------------------| ----------------------------|
                | September 30, 2006           |             19.8%           |
                | -----------------------------| ----------------------------|
                | October 28, 2006             |             19.3%           |
                | -----------------------------|-----------------------------|
                | November 25, 2006            |            17.1%            |
                  -----------------------------------------------------------

                 (f) Capital Expenditures.

                        (i) Tier I Capital Expenditures. As of the end of each
                 Fiscal Period, the Credit Parties shall not have made, or have permitted any of their Subsidiaries to have made, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Credit Parties and their Subsidiaries to exceed the amount set forth below for the applicable period below:

                 -----------------------------------------------------------
                |                Period                 |       Amount      |
                |---------------------------------------|-------------------|
                | From the Closing Date through         |                   |
                | October 1, 2005                       |      $6,000,000   |
                |---------------------------------------|-------------------|
                | From the Closing Date                 |                   |
                | through October 1, 2006               |     $12,000,000   |
                |---------------------------------------|-------------------|
                | From the Closing Date through         |                   |
                | October 1, 2007                       |     $18,000,000   |
                 -----------------------------------------------------------

(ii)             Tier II Capital Expenditures. As of the end of each Fiscal
                  Period, the Credit Parties shall not have made, or have permitted any of their Subsidiaries to have made, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Credit Parties and their
                 Subsidiaries to exceed the amount set forth below for the
                  applicable period below:

                 -----------------------------------------------------------
                |                Period                 |       Amount      |
                |---------------------------------------|-------------------|
                | From the Closing Date through         |                   |
                | October 1, 2005                       |      $7,500,000   |
                |---------------------------------------|-------------------|
                | From the Closing Date                 |                   |
                | through October 1, 2006               |     $15,000,000   |
                |---------------------------------------|-------------------|
                | From the Closing Date through         |                   |
                | October 1, 2007                       |     $22,500,000   |
                 -----------------------------------------------------------

         Section 7.12 New Subsidiaries; Addition of Subsidiaries as Borrowers and Guarantors. Promptly upon creation or acquisition of any Subsidiary by a Credit Party, other than any Subsidiary which is organized under Requirements of Law of a jurisdiction other than the United States or a state of the United States, the Credit Parties shall propose to the Agents that such new Subsidiary become, and with the Required Lenders' consent pursuant to Section 13.20, cause such Subsidiary to become either a Borrower and a Guarantor or a Guarantor (but not a Borrower) under the Credit Documents. Any Subsidiary which must be added as either a Borrower or a Guarantor (but not a Borrower) as provided in this
Section 7.12, shall promptly execute and deliver a joinder agreement, all items of the type required by Section 5.1 (as applicable) as if such Subsidiary was a Credit Party on the Closing Date, and such other Credit Documents as the Collateral Agent may reasonably require.

         Section 7.13 Guaranties of the Obligations. Each Credit Party, including any Person which becomes a Borrower or a Guarantor after the Closing Date pursuant to the terms of this Agreement, shall guarantee payment and performance of the Total Obligations (other than such Total Obligations owing by itself) pursuant to a Guaranty Agreement in form and substance satisfactory to the Collateral Agent, duly executed or joined in (as applicable) by each such Credit Party. Each Borrower acknowledges and expressly agrees with each Agent and each Lender that the guaranty by such Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Credit Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower.

         Section 7.14 Additional Collateral; Further Assurances.

                 (a) Subject to Requirements of Law, each Credit Party shall cause any Subsidiary of Friedman's which is required to become a Credit Party pursuant to the terms of this Agreement to, upon the request of any Agent (i) grant Liens to the Collateral Agent, for the benefit of the Agents and the Lenders, pursuant to such documents as the Collateral Agent may reasonably deem necessary and deliver such property, documents, and instruments as the Collateral Agent may request to perfect the Liens of the Collateral Agent in the Collateral of such Subsidiary, (ii) execute a Guaranty Agreement with respect to the Total Obligations (excluding the Total Obligations of such Credit Party) pursuant to Section 7.13, in form and substance satisfactory to the Collateral Agent, and (iii) in connection with the foregoing requirements, or either of them, deliver to the Collateral Agent all items of the type required by Section 5.1(a) (as applicable). Upon execution and delivery of such Credit Documents and other instruments, certificates, and agreements, such Subsidiary shall automatically become a Borrower and a Guarantor, or a Guarantor (but not a Borrower), as applicable, hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Credit Documents.

                 (b) Without limiting the foregoing, each Credit Party shall, and shall cause each of Friedman's Subsidiaries which is required to become a Credit Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents and agreements, and shall take or cause to be taken such actions as the Collateral Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Credit Documents.

                 (c) Upon any Agent's request, each Credit Party will deliver to the Collateral Agent the following with respect to each parcel of Real Property owned by any Credit Party:

                        (i) a Mortgage in proper form for recording in the
                 jurisdiction in which such Real Property covered thereby is located;

                        (ii) ALTA or other mortgagee's policies, in form and
                 substance satisfactory to the Collateral Agent, with respect to the Real Property subject to the Mortgages;

                        (iii) an environmental site assessment, in compliance
                 with applicable Requirements of Law prepared by a credentialed environmental consultant acceptable to the Collateral Agent;

                        (iv) a boundary survey prepared and certified to the
                 Collateral Agent by a credentialed surveyor acceptable to the Collateral Agent; and

                        (v) such other information, documentation, and
                 certifications, in form and substance satisfactory to the Collateral Agent, as may be reasonably requested by the Collateral Agent;

         provided that with respect to any parcel of Real Property owned by a Credit Party which is subject to a Lien on the Closing Date, delivery of the items required by clause (i) through clause (v) preceding may be deferred until such Credit Party, using commercially reasonable efforts, has obtained consent of the holders of such Liens and any other consent required by any agreement in effect on the Closing Date with respect to such Real Property.

         Section 7.15 Landlord and Mortgagee Agreements. The Credit Parties will provide to the Collateral Agent upon the request of any Agent, a landlord's or mortgagee's waiver and consent agreement or subordination and consent agreement, in form and substance reasonably acceptable to the Collateral Agent, duly executed on behalf of each landlord or mortgagee, as the case may be, of Real Property on which any Eligible Inventory or Eligible Installment Contracts is located, with respect to any location which is not a retail location; provided that the Collateral Agent may, in its discretion, defer or waive delivery of any such waiver and consent agreement or subordination and consent agreement and establish a Reserve with respect to any Collateral located on any such Real Property for which the Collateral Agent has not received such acceptable waiver and consent agreement or subordination and consent agreement; provided, further, that in the event the Credit Parties, after use of commercially reasonable efforts, are unable to obtain any such waiver and consent agreement or subordination and consent agreement, the Agents' and the Lenders' sole remedy in connection therewith shall be to establish a Reserve with respect to such location. With respect to all retail locations, the Credit Parties may provide a landlord's or mortgagee's waiver and consent agreement or subordination and consent agreement, in form and substance reasonably acceptable to the Collateral Agent, duly executed on behalf of each landlord or mortgagee, as the case may be, and that in the event the Credit Parties provide any such landlord's or mortgagee's waiver and consent agreement or subordination and consent agreement, the Collateral Agents will not establish a rent Reserve with respect to such location.

         Section 7.16 Bank as Depository. Each of the Credit Parties shall maintain Bank of America as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

         Section 7.17 Implementation of New Computer Systems. The Credit Parties will implement a new point-of-sale computer-based management information and accounting systems substantially conforming to the systems described by the Borrowers in writing to the Agents and the Lenders in accordance with Schedule 7.17.

         Section 7.18 Term Lender Expert. The Borrowers agree that, at the expense of the Credit Parties (all such costs and expenses to be reasonable and documented), the Term Agent may in its sole discretion select and retain an expert satisfactory to the Term Agent to evaluate the credit extension and collection functions and policies of the Borrowers, the Guarantors, and their Subsidiaries. The Credit Parties shall provide such expert full access to such premises, records, information and personnel of the Credit Parties (during normal business hours and on reasonable notice, but not more frequently than quarterly unless a Default or an Event of Default exists) as such expert may reasonably request to enable it to properly evaluate the Credit Parties' credit extension and collection functions. The Term Agent shall promptly provide a copy of each report prepared by such expert to Friedman's, the Collateral Agent, and the Revolving Agent.

         Section 7.19 Distributions among Borrower and Guarantors. The Credit Parties and FILLC will cause any cash proceeds of dividends, redemptions, collections, interest payments or cash proceeds of the sale or other disposition of the Series A Preferred Stock referred to in the Subordination Agreement, the Junior Notes referred to in the Subordination Agreement and the $1,651,393 Note delivered to FILLC as part of the Reorganization and all partnership distributions from Stores to FILLC to be distributed or otherwise contributed by FILLC immediately to FBI, by FBI immediately to FHC, by FHC immediately to FMC and by FMC immediately to Friedman's; provided, however, that this requirement shall not permit any payment or other action prohibited by the Subordination Agreement, Section 8.7, or otherwise. The Credit Parties and FMC will cause all partnership distributions from FFP to FMC to be distributed or otherwise contributed by FMC immediately to Friedman's; provided, however, that this requirement shall not permit any payment or other action prohibited by Section 8.7 or otherwise.

         Section 7.20 4-Wall Profitability Analysis. The Borrowers shall conduct a store rationalization 4-wall profitability analysis once during each Fiscal Quarter and deliver the results of such analysis to the Agents and the Lenders on or before September 30, 2004, and on or before the end of each Fiscal Quarter thereafter and provide a report of the results of such analysis, in form reasonably acceptable to the to the Agents on or before September 30 of each calendar year. The analysis conducted pursuant to this Section shall include, but not be limited to, a year-over-year store contribution plan by month and by year-to-date, by store and by region.

         Section 7.21 Chief Restructuring Officer.

                 (a) Friedman's shall retain the services of a "chief restructuring officer" or other similar personnel, such officer's or personnel's engagement to be in form and scope and on terms and conditions satisfactory to the Required Lenders, until the first such date, which shall be no earlier than January 31, 2005, unless the Collateral Agent shall otherwise agree, as of which each of the following conditions is satisfied: (i) Friedman's has had a chief financial officer and controller for at least 45 consecutive days prior to such date, (ii) the Term Agent and the Revolving Agent are satisfied in their reasonable discretion that the Credit Parties are reliably providing financial and collateral reports as contemplated by this Agreement, and (iii) no Default or Event of Default exists and is continuing as of such date.

                 (b) For purposes of this Section 7.21 only, the engagement of KZC Services, LLC as of the Closing Date is in form and scope and on terms and conditions satisfactory to the Lenders.

                                   ARTICLE 8

                               NEGATIVE COVENANTS
                               ------------------

         The Borrowers and the Guarantors hereby covenant and agree that so long as this Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding or any Letter of Credit is outstanding, and until all of the Commitments hereunder shall have terminated:

         Section 8.1 Indebtedness. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to contract, create, incur, assume, or permit to exist any Indebtedness, except:

                 (a) Indebtedness existing or arising under this Agreement or the other Credit Documents;

                 (b) Indebtedness of the Borrowers and their Subsidiaries set forth on Schedule 8.1, and renewals, refinancings, and extensions thereof on terms and conditions which, taken as a whole, are no less favorable to such Person than such existing Indebtedness;

                 (c) purchase money Indebtedness (including for purposes hereof obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrowers or any of their Subsidiaries to finance the purchase of fixed assets and any refinancing thereof; provided that (i) the total of all such Indebtedness for the Borrowers and their Subsidiaries taken together shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                 (d) obligations of the Borrowers or their Subsidiaries owing under interest rate, commodities, and foreign currency exchange protection agreements entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes;

                 (e) unsecured intercompany Indebtedness owing by a member of the Consolidated Group to another member of the Consolidated Group (subject, however, to the limitations of Section 8.6 in the case of the member of the Consolidated Group extending the loan, advance, or credit);

                 (f) Support Obligations given by members of the Consolidated Group with respect to any Indebtedness permitted under this Section 8.1;

                 (g) Indebtedness (if any) under the Vendor Documents;

                 (h) Indebtedness acquired or assumed in connection with a Permitted Acquisition (including any holdback note or deferral of a portion of the purchase price (including earn-out payments)); and

                 (i) other unsecured Indebtedness of the Borrowers and their Subsidiaries in an aggregate outstanding principal amount of up to $2,500,000 at any time.

         Section 8.2 Liens. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to contract, create, incur, assume, or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for Permitted Liens.

         Section 8.3 Nature of Business. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date and any business ancillary or complimentary thereto.

         Section 8.4 Merger and Consolidation, Dissolution, and Acquisitions.

                 (a) No member of the Consolidated Group will enter into any transaction of merger or consolidation, except that:

                        (i) any member of the Consolidated Group may be a party
                 to a transaction of merger or consolidation with another member of the Consolidated Group; provided that (A) if Friedman's is a party to such transaction, it shall be the surviving entity and (B) in any event, and without limiting clause (A) preceding, the surviving entity (if not Friedman's) shall be a Domestic Subsidiary of Friedman's and, if the survivor is not already a Credit Party, it shall execute and deliver such Credit Documents as may be necessary for compliance with the provisions of Section 7.12 and Section 7.13;

                        (ii) any member of the Consolidated Group which is not
                 Borrower may enter into a transaction of merger or consolidation in connection with an Asset Disposition permitted under Section 8.5; and

                        (iii) Cougar and any Domestic Subsidiary of a Borrower
                 may be a party to a transaction of merger or consolidation with a Person other than a member of the Consolidated Group, provided that (A) the surviving Person shall be Cougar or a wholly-owned Domestic Subsidiary of a Borrower, as applicable, and the provisions of Section 7.12, Section 7.13, and Section
                 7.14 shall have been complied with and (B) such transaction shall otherwise constitute a Permitted Acquisition.

                 (b) No member of the Consolidated Group may dissolve, liquidate, or wind up its affairs, other than any such member that is not a Borrower and whose assets are transferred to a Credit Party in an Asset Disposition allowed by Section 8.5.

                 (c) No member of the Consolidated Group shall make any Acquisition (except for Permitted Investments, Permitted Acquisitions, or as otherwise expressly permitted by the provisions of clause (a) preceding), without the prior written consent of the Required Lenders.

         Section 8.5 Asset Dispositions. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction), unless:

                 (a) the sale, lease, or other disposition is to a Borrower;

                 (b) the sale, lease, or other disposition is by a Credit Party other than a Borrower, to another Credit Party;

                 (c) such Asset Disposition is in connection with the closing of retail store locations of a Borrower in the ordinary course of business; provided that the Borrowers will not close more than seventy-five (75) retail store locations in any twelve (12) consecutive Fiscal Periods occurring after the Closing Date; and provided, further that the Borrowers shall not undertake to close ten
         (10) or more retail store locations concurrently unless it shall either (i) deliver to the Collateral Agent a plan for such closures in form and substance reasonably satisfactory to the Collateral Agent no less than fifteen (15) days prior to beginning such undertaking, or
         (ii) engage a nationally recognized liquidator;

                 (d) such Asset Disposition is the result of theft, loss, physical destruction, or damage, taking or similar event with respect to the assets subject to such Asset Disposition and the proceeds from insurance resulting from such Asset Disposition are used to repair, replace, or reinvest in the same or similar assets;

                 (e) in all other cases, (i) no accounts or Installment Contracts will be the subject of any such sale, except in compliance with clause (f) following, (ii) any Eligible Inventory sold in connection with any such sale shall be sold for cash at least equal to an amount equal to such Eligible Inventory multiplied by 0.55, (iii) at least ninety-five percent (95.0%) of the consideration paid therefor shall consist of cash, Cash Equivalents, and Eligible Inventory, (iv) if the subject transaction involves Capital Stock of a Subsidiary of a Borrower, the subject transaction is of a controlling interest in such Subsidiary, (v) the aggregate net book value of all assets sold, leased, or otherwise disposed of shall not exceed $5,000,000 in any Fiscal Year of Friedman's, (vi) no Default or Event of Default shall exist immediately after giving effect thereto, and
         (vii) the Borrowers shall have demonstrated compliance with the financial covenants in Section 7.11 on a Pro Forma Basis after giving effect to the disposition and shall have delivered to the Agents and the Lenders a Pro Forma Compliance Certificate (including reaffirmation of the representations and warranties hereunder as of such date before and after giving effect to such transaction) in connection therewith;

                 (f) the assets sold consist of Installment Contracts which have been written-off in accordance with the applicable Borrower's credit policies and which are sold in a transaction consistent with such Borrower's customary business practices after (i) if no Default or Event of Default exists at the time of such sale, prior written notice of such sale to the Collateral Agent and (ii) if any Default or Event of Default exists at the time of such sale, prior written approval of the Collateral Agent. All proceeds of any sale pursuant to this Section shall be delivered to the Collateral Agent in accordance with the applicable Security Agreement and applied to the outstanding Total Obligations; or

                 (g) such Asset Disposition involves (i) disposition of any Investment in, or other claims against, Crescent (including, without limitation, Capital Stock of Crescent), or (ii) disposition of leases for unopened or closed stores.

With respect to any assets subject to a disposition permitted by this Section 8.5, at the Borrowers' expense, the Collateral Agent will promptly deliver to the Borrowers upon request such release documentation (including delivery of applicable stock certificates) as may be reasonably requested to give effect to the release of such assets from the security interests securing the Borrowers' obligations hereunder.

         Section 8.6 Investments. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to make or permit to exist any Investment in or to any Person, except for Permitted Investments; provided that no member of the Consolidated Group may make any Investment (including any Investment which is of a type included in the definition of Permitted Investments) in any Person which owns or controls Friedman's.

         Section 8.7 Restricted Payments. Neither any Borrower, nor any Guarantor, will make any Restricted Payment except for Permitted Distributions.

         Section 8.8 Modifications and Payments in Respect of Other Funded Debt. None of the members of the Consolidated Group will:

                 (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) the terms of any Subordinated Debt or modify the terms of the standstill provisions under the Vendor Documents in a manner adverse to the interests of the Lenders (including specifically any amendment of the terms of subordination, shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto) or in a manner prohibited by the subordination provisions thereof; or

                 (b) make any prepayment, redemption, defeasance, or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance, or exchange of any Funded Debt (other than the Indebtedness under this Agreement and the other Credit Documents, intercompany Indebtedness permitted hereunder, and any Indebtedness under the Vendor Financing Program permitted by Section 8.19) other than regularly scheduled payments of principal and interest on such Funded Debt or payment made with equity securities of Friedman's, except in connection with a refinancing or refunding permitted hereunder.

         Section 8.9 Transactions with Affiliates. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary, or Affiliate of such Person other than (a) advances of working capital to any Borrower, (b) transfers of other assets to any Borrower or from any Credit Party which is not a Borrower to any other Credit Party, (c) transactions permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6, or Section 8.7, (d) normal compensation and reimbursement of expenses of current and former officers and directors; (e) the transactions entered into prior to the Closing Date and set forth on Schedule 8.9 (provided Friedman's shall undertake no further activities in respect of the joint venture with Crescent referred to in such Schedule, other than activities relating to the winding down of such joint venture), (f) compensation and reimbursement of expenses of any restructuring officer, and (g) except as otherwise specifically limited in this Agreement, other transactions which are entered into on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary, or Affiliate. Notwithstanding the foregoing, but without otherwise limiting the foregoing, except for a Crescent Investment Restructuring Transaction and transactions otherwise permitted by this Agreement between any Credit Party and any Crescent Party, no Credit Party may enter into any transaction with the holders of the Friedman's Class B shares of Capital Stock or any other Person outside of the Consolidated Group that is controlled by the holders of such Class B shares (excluding any transaction not involving a transfer of cash or other Property (other than Capital Stock of Friedman's) to such owner).

         Section 8.10 Fiscal Year; Organizational Documents. Without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld), the Credit Parties will not permit any member of the Consolidated Group to amend, modify, or change (a) the last day of its Fiscal Year or (b) its articles of incorporation (or corporate charter, trust agreement, or other similar organizational document) or bylaws (or other similar document) other than in a manner which does not adversely affect the rights of the Agents or the Lenders.

         Section 8.11 Ownership of Subsidiaries. Notwithstanding any other provision of this Agreement to the contrary, the Borrowers and the Guarantors will not permit any member of the Consolidated Group to (a) permit any Person other than a Borrower or any Wholly Owned Subsidiary of a Borrower to own any Capital Stock of any Subsidiary of a Borrower, except (i) as in existence on the Closing Date, (ii) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, or (iii) as a result of or in connection with a dissolution, merger, consolidation, or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, (b) permit any Subsidiary of a Borrower to issue any shares of preferred Capital Stock, or (c) permit, create, incur, assume, or suffer to exist any Lien on any Capital Stock of any Subsidiary of a Borrower, except for Permitted Liens.

         Section 8.12 No Further Negative Pledges. The Borrowers and the Guarantors will not permit any member of the Consolidated Group to enter into, assume, or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except (a) pursuant to or as otherwise expressly permitted by this Agreement and the other Credit Documents and (b) pursuant to the terms of (i) any purchase money Indebtedness permitted by Section 8.1(c) and (ii) any purchase money Indebtedness for equipment, improvements, or Real Estate existing on the Closing Date.

         Section 8.13 Limitation on Management Fees. The Borrowers and the Guarantors will not permit members of the Consolidated Group to pay management or consulting fees to any Affiliates (including without limitation, Morgan Schiff and its Affiliates).

         Section 8.14 Limitation on Foreign Subsidiaries. After the Closing Date, the Borrowers and the Guarantors will not permit any member of the Consolidated Group to create, acquire, or permit to exist any Subsidiary which is not a Domestic Subsidiary (other than Cougar Reinsurance Company, Ltd., a Turks and Caicos company) without the prior written consent of the Required Lenders.

         Section 8.15 Inventory Classification. During any calendar month, the Credit Parties shall not transfer, convert, or otherwise reclassify (a) Eligible Inventory into consigned goods unless (i) no Default or Event of Default exists, (ii) the aggregate fair market value thereof does not exceed $2,000,000, and (iii) the Credit Parties provide at least ten (10) Business Days prior written notice thereof to the Collateral Agent, which notification contains satisfactory calculations that, after giving effect to such transaction, the aggregate principal amount of the Loans and LOC Obligations will not exceed the Total Borrowing Base and the aggregate principal amount of the Revolving Loans and LOC Obligations will not exceed the Revolving Borrowing Base or (b) consigned goods into inventory owned by a Credit Party, unless (i) no Default or Event of Default exists and (ii) the Credit Parties deliver to the Collateral Agent, on or before the first date following such reclassification that a Borrowing Base Certificate is required to be delivered by Section 7.1(e), a listing of such newly-classified inventory by type, amount, and consignment vendor in form satisfactory to the Collateral Agent. In the event that any Credit Party transfers, converts, or otherwise reclassifies any consigned goods into inventory owned by a Credit Party, such inventory otherwise consisting of "Eligible Inventory" will not be included as such until the Borrowers have delivered the listing required by Section 8.15(b)(ii) and the Collateral Agent has had a reasonable amount of time to confirm from such listing that such inventory should qualify as "Eligible Inventory".

         Section 8.16 Cash Settlements. No Credit Party may enter into any cash settlement in any of the litigation set forth in Part A of Schedule 1.1F, or any other litigation or dispute not listed on Schedule 1.1F arising out of the same or similar facts and circumstances, if the aggregate amount of all such cash settlements would exceed $5,000,000 during any Fiscal Year or $10,000,000 during the period from the Closing Date through and including the Termination Date; provided that no cash settlement payments may be made unless Friedman's notifies the Collateral Agent that Friedman's has satisfied the covenants set forth in Section 7.11 that are to be tested as of January 1, 2005, or any Default or Event of Default arising from any failure to satisfy such covenant is waived in writing.

         Section 8.17 Conversion Ratio. Friedman's shall not increase, or enter into any transaction or agreement which has the effect of increasing, the conversion ratio of its Class B shares into Class A shares.

         Section 8.18 New Stores. The Borrowers shall not acquire, including as part of any Permitted Acquisition, or open more than twenty (20) new retail stores during the period from the Closing Date through and including December 31, 2005, other than (a) pursuant to commitments to open new retail stores existing as of the Closing Date and set forth on Schedule 8.18, (b) to relocate (based on the Borrowers' reporting requirements and otherwise consistent with past practices) an existing store, (c) after giving effect to such acquisition or opening no Default or Event of Default exists, and (d) with the consent of the Collateral Agent, in its sole discretion. In no event shall FFP acquire or open any stores, or otherwise maintain or hold any Collateral or maintain a place of business other than in the States of Florida and Georgia.

         Section 8.19 Vendor Financing Program.

                 (a) Prior to September 1, 2005, the Borrowers shall not pay or prepay any principal amount of trade accounts payable deferred under the Vendor Financing Program, whether by reason of any scheduled amortization or otherwise, unless after giving effect to such payment or prepayment the total amount deferred under the Vendor Financing Program will not be less than $15,000,000.

                 (b) The Borrowers shall provide the Collateral Agent with not less than seven (7) days advance notice of any payment made in respect of amounts deferred under the Vendor Financing Program, other than mandatory payments scheduled or provided for under the Vendor Documents, together with a statement demonstrating compliance with
         Section 8.19(a) after giving effect to such payment.

         Section 8.20 Crescent.

                 (a) Notwithstanding anything to the contrary in this Agreement (including, without limitation, Sections 8.4, 8.6, 8.9 and 8.11), (i) a Credit Party may enter into a Crescent Investment Restructuring Transaction; provided, however, that (A) no Credit Party may transfer any cash or other Property (other than Capital Stock of Friedman's) to any Crescent Party or any of their respective Affiliates that is not part of the Consolidated Group in connection with any such transaction; and (B) following consummation of such Crescent Investment Restructuring Transaction, no Default or Event of Default shall exist arising out of the breach of any covenant contained in
         Article 7 or Article 8 after giving effect to the provisions of
         Section 8.20(b); and (ii) each Credit Party may continue providing all or any services and licenses to Crescent to the same as extent provided on the Closing Date.

                 (b) If, as a result of any Crescent Investment Restructuring Transaction, any Crescent Party would be deemed to be a Subsidiary of any of the Borrowers, the Borrowers may at any time elect, by written notice to the Agents and the Lenders, to provide that all of Sections 7.1, 7.10, 7.11, and 7.12, Article 8 (other than Sections 8.7, 8.9, and 8.13) shall be applied as if such Crescent Party were not a Subsidiary of such Borrower and the Crescent Parties shall not be considered part of the Consolidated Group, subject to the following:

                        (i) the financial statements (other than the annual
                 audited financial statements but including annual unaudited financial statements) required to be furnished by the Borrowers pursuant to Sections 7.1(a) and 7.1(b) shall be prepared without the Consolidation of the Crescent Parties;

                        (ii) the annual audited financial statements of
                 Friedman's and its Subsidiaries (including any applicable Crescent Party for such purpose) required to be delivered pursuant to Section 7.1(a) shall be accompanied by a consolidating schedule showing the financial condition and results of the Credit Parties excluding the Crescent Parties (such schedule to be audited to the extent permitted by Generally Accepted Auditing Standards);

                        (iii) each Crescent Party that becomes a Subsidiary of
                 any Credit Party shall provide a full and unconditional release to the Credit Parties, on terms reasonably satisfactory to the Collateral Agent, of all claims and causes of action that such Crescent Party has or may have against the Credit Parties through and including the date of the Crescent Investment Restructuring Transaction; and

                        (iv) the stock of any Crescent Party held directly or
                 indirectly by any Credit Party, shall be pledged as Collateral to secure the Total Obligations under one or more of the Security Agreements.

                 (c) Each Crescent Party that becomes a Subsidiary (but not a Credit Party) shall (i) do all things necessary to observe organizational formalities and, to the extent required pursuant to the terms of this Agreement, preserve its existence, (ii) not conduct business in the same name of Friedman's or any Credit Party (it being understood that any Crescent Party may continue to use any tradename or trademark of any Credit Party licensed to it as otherwise permitted by this Agreement), (iii) maintain, or cause to be maintained, books, records, financial statements, and bank accounts separate from those of the Credit Parties, (iv) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain, or identify its individual assets from those of any Credit Party and otherwise not commingle any of its funds and other assets with those of any Credit Party, (v) at all times hold itself out to the public as an entity separate and distinct from any Credit Party, correct any known misunderstanding regarding its status as an entity separate from any Credit Party and not identify itself or any other Crescent Party as a division or part of any Credit Party, (vi) utilize a separate telephone number and separate stationary, invoices, and checks from those of any Credit Party, (vii) at all times, to the extent that it shares office space with any Credit Party, do so pursuant to a written agreement with such Credit Party allocating rent and other tenant charges under an applicable arm's-length lease, and (viii) not hold itself out to be responsible for the debts or obligations of any Credit Party or state or imply that any Credit Party is responsible for its debts or obligations.

                                   ARTICLE 9

                               EVENTS OF DEFAULT
                               -----------------

         Section 9.1 Events of Default. An event of default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                 (a) the Borrowers or any Guarantor shall default in the payment when due of (i) any principal of any of the Loans, (ii) any reimbursement obligations arising from drawings under Letters of Credit, (iii) any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, (iv) any Fees owing hereunder, or (v) any other amount owing under any of the other Credit Documents or in connection herewith or therewith;

                 (b) any representation, warranty, or statement made or deemed to be made by any Borrower or any Guarantor herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made;

                 (c) any Borrower or any Guarantor shall

                        (i) default in the due performance or observance of any
                 term, covenant, or agreement contained in Sections 7.2, 7.9, 7.10, 7.11, or 7.14 or in Article 8,

                        (ii) default in the due performance of the requirements
                 of Section 7.1(e) in the Collateral Agent's discretion and such default shall continue unremedied for more than two Business Days,

                        (iii) default in the due performance or observance of
                 any term, covenant, or agreement contained in Sections 7.1 (other than Section 7.1(e)) or Section 7.16 and such default shall continue unremedied for a period of at least five (5) Business Days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by any Agent,

                        (iv) default in the due performance or observance by it
                 of any term, covenant, or agreement (other than those referred to in clauses (a), (b), (c)(i), (c)(ii), (c)(iii), and (d) through (k) of this Section 9.1) contained in this Credit Agreement or in any other Credit Document and such default shall continue unremedied for a period of at least thirty (30) days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof by any Agent; or

                 (d) except as otherwise expressly permitted herein, any Credit Document shall fail to be in full force and effect in all material respects or to give the Agents and/or the Lenders the Liens, rights, powers, and privileges purported to be created thereby in all material respects, or any Credit Party shall so state in writing;

                 (e) except as the result of or in connection with a dissolution, merger, or disposition of a Subsidiary permitted under
         Section 8.4 or Section 8.5, the guaranty given by any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with Section 7.12) or any provision thereof shall cease to be in full force and effect in all material respects, or any Guarantor (including any Person which becomes a Guarantor after the Closing Date in accordance with Section 7.12) or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty;

                 (f) any Bankruptcy Event shall occur with respect to any Credit Party, or pursuant to article "SIXTH" of its Certificate of Incorporation, Friedman's shall propose or enter into any negotiations with its creditors or stockholders (or any class of its creditors or stockholders) concerning a compromise or arrangement of its Indebtedness;

                 (g) with respect to any Indebtedness (other than Indebtedness outstanding under this Agreement, but including any Subordinated Debt) in excess of $2,000,000 in the aggregate for the members of the Consolidated Group taken as a whole (i) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness,
         (ii) the occurrence and continuance of a default in the observance or performance of any covenant or requirement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing, or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any such Indebtedness shall be declared due and payable, or be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that any default under clause (ii) or clause (iii) preceding with respect to Indebtedness owing by Friedman's for acquisition of its headquarters in Savannah, Georgia to the extent arising from any failure to deliver financial statements prior to the Restatement Date shall not constitute an Event of Default under this Agreement;

                 (h) one or more judgments or decrees shall be entered against one or more of the members of the Consolidated Group involving a liability of $3,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) or otherwise having a Material Adverse Effect and any such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof;

                 (i) any of the following events or conditions, if such event or condition is reasonably likely to involve the imposition of taxes, penalties, and other liabilities against members of the Consolidated Group in an aggregate amount in excess of $1,000,000: (i) any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code, whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of any member of the Consolidated Group in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan which is, in the reasonable opinion of the Collateral Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan which is, in the reasonable opinion of the Collateral Agent, likely to result in
         (A) the termination of such Plan for purposes of Title IV of ERISA or
         (B) any member of the Consolidated Group incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or breach of fiduciary responsibility shall occur which may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (v) the occurrence of any event described in clause (i) through clause (iv) preceding in relation to an ERISA Affiliate Plan, if such event actually results in any member of the Consolidated Group incurring liability for taxes, penalties, or other liabilities in an aggregate amount in excess of $1,000,000;

                 (j) there shall occur a Change of Control; or

                 (k) Friedman's shall not comply with any of the terms and conditions applicable to it in the Subordination Agreement.

         Section 9.2 Acceleration; Remedies. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements specified in Section 13.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures specified in Section 13.6), the Collateral Agent shall, upon the request and direction of the Revolving Agent and/or the Term Agent, as the case may be pursuant to Article 11, by written notice to the Borrowers take any of the following actions:

                 (a) declare the Revolving Commitments terminated, whereupon the Revolving Commitments shall be immediately terminated;

                 (b) declare the unpaid principal of, and any accrued interest in respect of, all Loans, any reimbursement obligations arising from drawings under Letters of Credit, and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Collateral Agent and/or any of the Lenders hereunder to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Credit Parties;

                 (c) direct the Borrowers and the Guarantors to pay (and the Borrowers and the Guarantors agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Collateral Agent additional cash, to be held by the Collateral Agent, for the benefit of the Revolving Agent and the Revolving Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding; and

                 (d) enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor, and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur with respect to any Borrower, then the Revolving Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees, and all other indebtedness or obligations owing to the Agents and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Collateral Agent or the Lenders.

                                  ARTICLE 10

                               AGENCY PROVISIONS
                               -----------------

         Section 10.1  Appointment and Authorization.

                 (a) Each Revolving Lender and the Issuing Lender hereby designates and appoints Bank of America (acting in its capacity as the Revolving Agent) to act as such Revolving Lender's agent under this Agreement and the other Credit Documents, and each Revolving Lender and the Issuing Lender hereby irrevocably authorizes the Revolving Agent to take such action on such Revolving Lender's behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to the Revolving Agent by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto.

                 (b) Each Term Lender hereby designates and appoints Jewelry Investors II, L.L.C. (acting in its capacity as the Term Agent) to act as such Term Lender's agent under this Agreement and the other Credit Documents, and each Term Lender hereby irrevocably authorizes the Term Agent to take such action on such Term Lender's behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to the Term Agent by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto.

                 (c) Each of the Revolving Agent, the Term Agent, and each of the Lenders hereby designates and appoints Bank of America (acting in its capacity as the Collateral Agent) as such Person's agent under this Agreement and the other Credit Documents, and each such Person hereby irrevocably authorizes the Collateral Agent to take such action on such Person's behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto.

                 (d) Each Agent agrees to act as such on the express conditions contained in this Article 10. The provisions of this Article 10 are solely for the benefit of the Agents and the Lenders, and the Credit Parties shall have no rights as third party beneficiaries of any of the provisions contained in this Article 10 other than as expressly provided in Section 10.10 and Section 10.11. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term agent in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirement of Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under this Agreement and the other Credit Documents, including with respect to the Collateral Agent (i) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (ii) the making of Discretionary Over-Advances, and
         (iii) to the extent (if any) permitted, the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         Section 10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         Section 10.3 Liability of the Agents. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recital, statement, representation, or warranty made by any Credit Party or any Affiliate of any Credit Party, or any officer thereof, contained in this Agreement or in any other Credit Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. None of the Agent-Related Persons are under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Credit Party's Affiliates.

         Section 10.4 Reliance by the Agents. Each Agent shall be entitled to rely, and will be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by such Agent.

                 (a) Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders, the Required Revolving Lenders, or the Required Term Lenders, as the case may be, as such Agent deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action by:

                     (i) the Lenders, as to the Collateral Agent;

                     (ii) the Revolving Lenders, as to the Revolving Agent; and

                     (iii) the Term Lenders, as to the Term Agent.

                 (b) The Collateral Agent shall act or refrain from acting and shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Revolving Agent (acting at the written direction of the Required Revolving Lenders) and the Term Agent (acting at the written direction of the Required Term Lenders) or, as the case may be, by the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders, except as otherwise provided in Article 11.

                 (c) The Revolving Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Revolving Lenders (or such other percentage of Lenders if so required by Section 13.6), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Revolving Lenders.

                 (d) The Term Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Term Lenders (or such other percentage of Lenders if so required by Section 13.6), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Term Lenders.

         Section 10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent shall have received written notice from a Credit Party or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Each Agent will notify the other Agents and the Lenders of its receipt of any such notice. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Revolving Agent and the Term Agent, as each of such Agents may be instructed by the Revolving Lenders and the Term Lenders, respectively, in accordance with Article 9 and Section 11.2; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         Section 10.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Credit Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of the Credit Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of the Credit Parties and their Affiliates. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by an Agent, no Agent shall have any duty or responsibility to provide any Lender or any other Agent with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of the Credit Parties and their Affiliates which may come into the possession of any of the Agent-Related Persons.

         Section 10.7 Indemnification.

                 (a) WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE LENDERS SHALL, UPON DEMAND, INDEMNIFY THE COLLATERAL AGENT AND ITS RESPECTIVE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE CREDIT PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE CREDIT PARTIES TO DO SO), IN ACCORDANCE WITH THEIR PRO RATA SHARES OF THE LOANS, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES OTHER THAN LIABILITIES RELATING TO BANK PRODUCTS; PROVIDED, HOWEVER, THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE COLLATERAL AGENT AND ITS RESPECTIVE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING SOLELY FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each Lender shall reimburse the Collateral Agent, upon demand, for its pro rata share of any costs or out-of-pocket expenses (including fees and expenses for legal counsel) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section 10.7 shall survive the payment of the Total Obligations and the resignation or replacement of the Collateral Agent.

                 (b) WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE REVOLVING LENDERS SHALL, UPON DEMAND, INDEMNIFY THE REVOLVING AGENT AND ITS RESPECTIVE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE CREDIT PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE CREDIT PARTIES TO DO SO), IN ACCORDANCE WITH THEIR PRO RATA SHARES OF THE REVOLVING LOANS, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES OTHER THAN LIABILITIES RELATING TO BANK PRODUCTS; PROVIDED, HOWEVER, THAT NO REVOLVING LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE REVOLVING AGENT AND ITS RESPECTIVE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING SOLELY FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each Revolving Lender shall reimburse the Revolving Agent, upon demand, for its pro rata share of any costs or out-of-pocket expenses (including fees and expenses for legal counsel) incurred by the Revolving Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Revolving Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section 10.7(b) shall survive the payment of the Revolving Obligations and the resignation or replacement of the Revolving Agent.

                 (c) WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, THE TERM LENDERS SHALL, UPON DEMAND, INDEMNIFY THE TERM AGENT AND ITS RESPECTIVE AGENT-RELATED PERSONS (TO THE EXTENT NOT REIMBURSED BY OR ON BEHALF OF THE CREDIT PARTIES AND WITHOUT LIMITING THE OBLIGATION OF THE CREDIT PARTIES TO DO SO), IN ACCORDANCE WITH THEIR PRO RATA SHARES OF THE TERM LOANS, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES; PROVIDED, HOWEVER, THAT NO TERM LENDER SHALL BE LIABLE FOR THE PAYMENT TO THE TERM AGENT AND ITS RESPECTIVE AGENT-RELATED PERSONS OF ANY PORTION OF SUCH INDEMNIFIED LIABILITIES RESULTING SOLELY FROM SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limitation of the foregoing, each Term Lender shall reimburse the Term Agent, upon demand, for its pro rata share of any costs or out-of-pocket expenses (including fees and expenses for legal counsel) incurred by the Term Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Term Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section 10.7(c) shall survive the payment of the Term Obligations and the resignation or replacement of the Term Agent.

         Section 10.8 The Agents in Individual Capacity. Each of Bank of America, Jewelry Investors II, L.L.C., and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Credit Party and its Affiliates as though such Person were not an Agent under this Agreement and without notice to or consent of the Lenders. Bank of America, Jewelry Investors II, L.L.C., and their respective Affiliates may receive information regarding any Credit Party or its Affiliates and account debtors (including information that may be subject to confidentiality obligations in favor of any such Credit Party or Affiliate), and the Lenders acknowledge that no Agent and neither Bank of America nor Jewelry Investors II, L.L.C. shall be under any obligation to provide such information to the Lenders. With respect to its Revolving Loans, Bank of America as a Revolving Lender shall have the same rights, powers, and obligations under this Agreement as any other Revolving Lender and may exercise the same as though it were not an Agent, and the terms "Revolving Lender," "Revolving Lenders," "Lender", and "Lenders" include Bank of America in its individual capacity. With respect to its Term Loans, Jewelry Investors II, L.L.C. as a Term Lender shall have the same rights, powers, and obligations under this Agreement as any other Term Lender and may exercise the same as though it were not an Agent, and the terms "Term Lender," "Term Lenders," "Lender", and "Lenders" include Jewelry Investors II, L.L.C. in its individual capacity.

         Section 10.9 Successor Agents.

                 (a) The Collateral Agent may resign as Collateral Agent (the "resigning Collateral Agent") upon at least thirty (30) days prior notice to the Revolving Agent, the Term Agent, the Lenders, and the Credit Parties. Such resignation will be effective upon approval of a successor Collateral Agent (the "successor Collateral Agent") by the Revolving Agent, the Term Agent, and Bank of America if it is a Revolving Lender. Upon the acceptance of its appointment as the successor Collateral Agent, the successor Collateral Agent shall succeed to all rights, powers, and duties of the resigning Agent and the resigning Collateral Agent and the term "Collateral Agent" shall mean the successor Collateral Agent and the resigning Collateral Agent's appointment, powers, and duties as the Collateral Agent shall be terminated. Notwithstanding the foregoing, in the event that Bank of America ceases to be a Revolving Lender hereunder and the Term Agent does not approve of a successor Collateral Agent designated by Bank of America and reasonably satisfactory to the remaining Revolving Lenders party to this Agreement on the Closing Date or Bank of America does not designate a successor Collateral Agent, then the following provisions shall apply:

                        (i) the Term Agent shall use its commercially
                 reasonable efforts to retain a successor Collateral Agent reasonably satisfactory to the remaining Revolving Lenders party to this Agreement on the Closing Date as soon as reasonably practicable;

                        (ii) if the successor Collateral Agent designated by
                 Term Agent is not a Revolving Lender, the Borrowers shall pay any such successor Collateral Agent a market rate collateral servicing fee; and

                        (iii) Bank of America shall continue to serve as the
                 Collateral Agent until such time as the successor Collateral Agent designated by the Term Agent accepts its appointment as such; provided that for so long as Bank of America shall continue to serve as Collateral Agent it shall be paid a market rate collateral servicing fee and gross negligence shall not be excluded from the indemnification provisions of
                 Section 10.7; and provided further that Bank of America shall not be required to serve in such capacity for a period exceeding 60 days from the date that is ceases to be a Revolving Lender;

         During any period that Bank of America continues to serve as Collateral Agent as aforesaid, (x) all rights of the Collateral Agent, including pursuant to Articles 10 and 11, shall continue to apply to Bank of America and (y) all rights of the Revolving Agent, including pursuant to Articles 10 and 11, shall apply to such Revolving Agent as the Revolving Lenders shall designate in accordance with this Agreement.

                 (b) The Revolving Agent may resign as Revolving Agent upon at least thirty (30) days prior written notice to the Lenders and the Credit Parties, such resignation to be effective upon the acceptance by a successor agent to its appointment as the Revolving Agent. In the event Bank of America sells all of its Commitments and Loans as part of a sale, transfer, or other disposition by Bank of America of substantially all of its loan portfolio, Bank of America shall resign as the Revolving Agent and such purchaser or transferee shall become the successor Revolving Agent hereunder. Subject to the foregoing, if the Revolving Agent resigns under this Agreement, the Required Revolving Lenders shall appoint from among the Revolving Lenders a successor agent for the Revolving Lenders (the "successor Revolving Agent"). If no successor Revolving Agent is appointed prior to the effective date of the resignation of the resigning Revolving Agent, the resigning Revolving Agent may appoint, after consulting with the Revolving Lenders and the Borrowers, a successor Revolving Agent from among the Revolving Lenders. Upon the acceptance of its appointment as the successor Revolving Agent, the successor Revolving Agent shall succeed to all the rights, powers, and duties of the resigning Revolving Agent and the term "Revolving Agent" shall mean the successor Revolving Agent and the resigning Revolving Agent's appointment, powers, and duties as the Revolving Agent shall be terminated. The appointment of any successor Revolving Agent shall, so long as no Default or Event of Default shall exist, be subject to the prior consent of the Borrowers (such consent not to be unreasonably withheld). Notwithstanding anything to the contrary contained herein, if Bank of America shall resign as Revolving Agent, the appointment of a successor Revolving Agent shall be subject to the prior consent of the remaining Revolving Lenders party to this Agreement on the Closing Date and the Term Agent (such consent not to be unreasonably withheld).

                 (c) The Term Agent may resign as Term Agent upon at least thirty (30) days prior notice to the Lenders and the Credit Parties, such resignation to be effective upon the acceptance of a successor agent to its appointment as the Term Agent. In the event Jewelry Investors II, L.L.C. sells all of its Term Loans as part of a sale, transfer, or other disposition by Jewelry Investors II, L.L.C. of substantially all of its loan portfolio, Jewelry Investors II, L.L.C. shall resign as the Term Agent and such purchaser or transferee shall become the successor Term Agent hereunder. Subject to the foregoing, if the Term Agent resigns (the "resigning Term Agent") under this Agreement, the Required Term Lenders shall appoint from among the Term Lenders a successor agent for the Term Lenders (the "successor Term Agent"). If no successor Term Agent is appointed prior to the effective date of the resignation of the resigning Term Agent, the resigning Term Agent may appoint, after consulting with the Term Lenders and, so long as no Event of Default exists, the Borrowers, a successor Term Agent from among the Term Lenders. Upon the acceptance of its appointment as the successor Term Agent, the successor Term Agent shall succeed to all the rights, powers, and duties of the resigning Term Agent and the term "Term Agent" shall mean the successor Term Agent and the resigning Term Agent's appointment, powers, and duties as the Term Agent shall be terminated. The appointment of any successor Term Agent shall, so long as no Default or Event of Default shall exist, be subject to the prior consent of the Borrowers (such consent not to be unreasonably withheld).

                 (d) After any resigning Agent's resignation hereunder as an Agent, the provisions of this Article 10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

         Section 10.10  Withholding Tax.

                 (a) If any Lender is a "foreign corporation, partnership, or trust" within the meaning of the Internal Revenue Code and such Lender claims exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the Internal Revenue Code, such Lender agrees with and in favor of the Collateral Agent, to deliver to the Collateral Agent and the Borrowers:

                        (i) if such Lender claims an exemption from, or a
                 reduction of, withholding tax under a United States tax treaty, two (2) properly completed and executed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Lender claims that interest paid under
                 this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two (2) properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                        (iii) such other form or forms as may be required under
                 the Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Such Lender agrees to promptly notify the Collateral Agent and the Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Total Obligations owing to such Lender under this Agreement, such Lender agrees to notify the Collateral Agent and the Borrowers of the percentage amount in which it is no longer the beneficial owner of such Total Obligations owing to such Lender. To the extent of such percentage amount, the Collateral Agent and the Borrowers will treat such Lender's IRS Form W-8BEN as no longer valid.

                 (c) If any Lender is entitled to a reduction in the applicable withholding tax, the Collateral Agent or the Borrowers may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by clause (a) preceding are not delivered to the Collateral Agent and the Borrowers, then the Collateral Agent or the Borrowers may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                 (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Collateral Agent or the Borrowers did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Collateral Agent or the Borrowers of a change in circumstances relating to such Lender but not including a change in law, which rendered the exemption from, or reduction of, withholding tax ineffective) such Lender shall indemnify the Collateral Agent and the Borrowers fully for all amounts paid, directly or indirectly, by the Collateral Agent or the Borrowers as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Collateral Agent under this Section 10.10, together with all costs and expenses (including fees and expenses for legal counsel). The obligation of the Lenders under this clause (d) shall survive the payment of the Total Obligations and the resignation or replacement of the Collateral Agent.

         Section 10.11  Collateral Matters.

                 (a) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release any Liens upon any Collateral: (i) upon the termination of the Commitments and payment and satisfaction in full of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Total Obligations; (ii) constituting property being sold or disposed of if the Credit Party disposing of such property certifies to the Collateral Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Credit Party owned any interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Collateral Agent will not release any of the Collateral Agent's Liens without the prior written authorization of the Revolving Agent (acting at the written direction of the Required Revolving Lenders) and the Term Agent (acting at the written direction of the Required Term Lenders); provided that the Collateral Agent may, in its discretion, release (but only if at the time of such release no Event of Default exists) its Liens on Collateral valued in the aggregate not in excess of $2,000,000 during each calendar year without the prior written authorization of the Revolving Agent and the Term Agent. Upon request by the Collateral Agent or the Credit Parties at any time, the Revolving Agent (acting at the written direction of the Required Revolving Lenders) and the Term Agent (acting at the written direction of the Required Term Lenders) will confirm in writing the Collateral Agent's authority to release any Liens granted to the Collateral Agent in the Credit Documents upon particular types or items of Collateral pursuant to this Section 10.11.

                 (b) Upon receipt by the Collateral Agent of any authorization required pursuant to Section 10.11(a) from the Revolving Agent and the Term Agent of the Collateral Agent's authority to release any Liens upon particular types or items of Collateral, and upon at least five
         (5) Business Days prior written request by the Credit Parties, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent in the Credit Documents upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect, or impair the Total Obligations or any Liens (other than those expressly being released) upon (or obligations of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                 (c) The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Credit Parties or is cared for, protected, or insured or has been encumbered, or that the Liens granted to the Collateral Agent in the Credit Documents have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to any of the Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent may act in any manner it may deem appropriate consistent and in accordance with the terms of this Agreement and the other Credit Documents, given the Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Collateral Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         Section 10.12 Restrictions on Actions by the Lenders; Sharing of Payments.

                 (a) Each of the Lenders agrees that it shall not, without the express written consent of the Revolving Agent (acting at the written direction of the Required Revolving Lenders) and the Term Agent (acting at the written direction of the Required Term Lenders), and that such Lender shall, upon the request of the Revolving Agent (acting at the written direction of the Required Revolving Lenders) and the Term Agent (acting at the written direction of the Required Term Lenders) and to the extent such Lender is lawfully entitled to do so, setoff against the Total Obligations any amounts owing by such Lender to any Credit Party or any accounts of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Revolving Agent (acting at the written direction of the Required Revolving Lenders) and the Term Agent (acting at the written direction of the Required Term Lenders), take or cause to be taken any action to enforce such Lender's rights under this Agreement or any other Credit Document or against any Credit Party, including the commencement of any legal or equitable proceedings to foreclose any Lien on or otherwise enforce any security interest in any of the Collateral.

                 (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Total Obligations owing to such Lender arising under, or relating to, this Agreement or the other Credit Documents, except for any such proceeds or payments received by such Lender from the Collateral Agent pursuant to the terms of this Agreement, or (ii) payments from the Collateral Agent in excess of the portion of all such distributions to which such Lender is entitled under this Agreement, such Lender shall promptly turn the same over to the Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Collateral Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Total Obligations in accordance with the applicable provisions of this Agreement.

         Section 10.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens, for the benefit of the Agents and the Lenders, in assets that, in accordance with Articles 8 or 9 of the UCC or any other Requirements of Law can be perfected only by possession. Should any Lender (other than the Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent's instructions.

         Section 10.14 Payments by the Collateral Agent to the Lenders. All payments to be made by the Collateral Agent to the Agents or Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Agent or Lender pursuant to wire transfer instructions delivered in writing to the Collateral Agent on or prior to the Closing Date (or if such Lender is an assignee, delivered with or in the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Collateral Agent. Concurrently with each such payment, the Collateral Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest on the Loans or otherwise. Unless the Collateral Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Collateral Agent may assume that the Borrowers have made such payment in full to the Collateral Agent on such date in immediately available funds and the Collateral Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Collateral Agent, each Lender shall repay to the Collateral Agent, on demand, such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         Section 10.15 Field Audit and Examination Reports; Disclaimer by the Lenders. By signing this Agreement, each Lender:

                 (a) is deemed to have requested that the Collateral Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, the "Reports") prepared by or on behalf of the Collateral Agent;

                 (b) expressly agrees and acknowledges that neither Bank of America nor the Collateral Agent (i) makes any representation or warranty as to the accuracy of any Report; or (ii) shall be liable for any information contained in any Report;

                 (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Collateral Agent, Bank of America, or any other party performing any audit or examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties' books and records, as well as on representations of the Credit Parties' personnel;

                 (d) except as otherwise permitted pursuant to Section 13.15, agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its Participants, or use any Report in any other manner; and

                 (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Collateral Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Credit Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Credit Parties; and (ii) to pay and protect, and indemnify, defend, and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including fees and expenses of legal counsel) incurred by the Collateral Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         Section 10.16 Relation Among the Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Collateral Agent) authorized to act for, any other Lender.

         Section 10.17  Settlement Among Revolving Lenders.

                 (a) Each Revolving Lender's funded portion of the Revolving Loans is intended by the Revolving Lenders to be equal at all times to such Revolving Lender's Revolving Commitment Percentage of the outstanding Revolving Loans. Notwithstanding such agreement, the Collateral Agent, the Revolving Agent, Bank of America, and the Revolving Lenders agree (which agreement shall not be for the benefit of, or enforceable by, the Credit Parties) that in order to facilitate the administration of this Agreement and the other Credit Documents, settlement among them as to the Revolving Loans, including the Non-Ratable Loans, and the Discretionary Over-Advances shall take place on a periodic basis in accordance with the following provisions:

                        (i) The Revolving Agent shall request settlement (a
                 "Settlement") among the Collateral Agent, the Revolving Agent, and the Revolving Lenders on at least a weekly basis, or on a more frequent basis at the Revolving Agent's election (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, (B) on behalf of the Revolving Agent, with respect to each Discretionary Over-Advance, and (C) with respect to collections received, in each case, by notifying the Collateral Agent and the Revolving Lenders of such requested Settlement by telecopy, telephone, e-mail, or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Pasadena, California time) on the date of such requested Settlement (the "Settlement Date"). Each Revolving Lender (other than Bank of America, in the case of Non-Ratable Loans, and the Collateral Agent in the case of Discretionary Over-Advances) shall transfer the amount of such Revolving Lender's Revolving Commitment Percentage of the outstanding principal amount of the Non-Ratable Loans and Discretionary Over-Advances with respect to which Settlement is requested to the Revolving Agent, to such account of the Revolving Agent as the Revolving Agent may designate, not later than 2:00 p.m. (Pasadena, California time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 5 have then been satisfied. Such amounts transferred to the Revolving Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Discretionary Over-Advance and, together with the portion of such Non-Ratable Loan or Discretionary Over-Advance representing Bank of America's Revolving Commitment Percentage thereof, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Revolving Agent by any Revolving Lender on the Settlement Date applicable thereto, the Revolving Agent shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Adjusted Base Rate (Y) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan and (Z) for the Revolving Agent, with respect to each Discretionary Over-Advance.

                        (ii) Notwithstanding the foregoing, not more than one
                 (1) Business Day after demand is made by the Revolving Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Revolving Agent has requested a Settlement with respect to a Non-Ratable Loan or Discretionary Over-Advance), each other Revolving Lender
                 (A) shall irrevocably and unconditionally purchase and receive from Bank of America or the Revolving Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Discretionary Over-Advance equal to such Revolving Lender's Revolving Commitment Percentage of such Non-Ratable Loan or Discretionary Over-Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Discretionary Over-Advance, upon demand by Bank of America or the Revolving Agent, as applicable, shall pay to Bank of America or the Revolving Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Revolving Lender's Revolving Commitment Percentage of such Non-Ratable Loans or Discretionary Over-Advance. If such amount is not in fact transferred to the Revolving Agent by any Revolving Lender, the Revolving Agent shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Adjusted Base Rate.

                        (iii) From and after the date, if any, on which any
                 Revolving Lender purchases an undivided interest and participation in any Non-Ratable Loan or Discretionary Over-Advance pursuant to clause (ii) preceding, the Revolving Agent shall promptly distribute to such Revolving Lender, such Revolving Lender's Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by the Revolving Agent in respect of such Non-Ratable Loan or Discretionary Over-Advance.

                        (iv) Between Settlement Dates, to the extent no
                 Discretionary Over-Advances are outstanding, the Revolving Agent may pay over to Bank of America any payments received by the Revolving Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America's Revolving Loans (other than to Non-Ratable Loans or Discretionary Over-Advances in which a Revolving Lender has not yet funded its purchase of a participation pursuant to clause (ii) preceding), as provided for in the previous sentence, Bank of America shall pay to the Revolving Agent for the accounts of the Revolving Lenders, to be applied to the outstanding Revolving Loans of such Revolving Lenders, an amount such that each Revolving Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Revolving Commitment Percentage of the Revolving Loans. During the period between Settlement Dates, Bank of America (with respect to Non-Ratable Loans), the Revolving Agent (with respect to Discretionary Over-Advances), and each Revolving Lender (with respect to the Revolving Loans other than Non-Ratable Loans and Discretionary Over-Advances), shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Bank of America, the Revolving Agent, and the other Revolving Lenders.

                 (b) The Revolving Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Discretionary Over-Advances) shall be made by the Revolving Lenders simultaneously and in accordance with their Revolving Commitment Percentages. It is understood that (i) no Revolving Lender shall be responsible for any failure by any other Revolving Lender to perform its obligation to make any Revolving Loans hereunder, nor shall the Revolving Committed Amount of any Revolving Lender be increased or decreased as a result of any failure by any other Revolving Lender to perform its obligation to make any Revolving Loans, (ii) no failure by any Revolving Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Revolving Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Revolving Lender hereunder shall be several, not joint and several.

                 (c) Defaulting Revolving Lenders. Unless the Revolving Agent receives notice from a Revolving Lender on or prior to the Closing Date or, with respect to any borrowing after the Closing Date, at least one (1) Business Day prior to the date of such borrowing, that such Revolving Lender will not make available as and when required hereunder to the Revolving Agent such Revolving Lender's Revolving Commitment Percentage of such borrowing, the Revolving Agent may assume that each Revolving Lender has made such amount available to the Revolving Agent in immediately available funds on the Funding Date. Furthermore, the Revolving Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Revolving Lender has not transferred its full Revolving Commitment Percentage of any borrowing to the Revolving Agent in immediately available funds and if the Revolving Agent has transferred a corresponding amount to the Borrowers on the Business Day following such Funding Date the applicable Revolving Lender shall make such amount available to the Revolving Agent, together with interest at the Federal Funds Rate for that day. A notice by the Revolving Agent submitted to any Revolving Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Revolving Lender's full Revolving Commitment Percentage of any requested borrowing is transferred to the Revolving Agent as required, the amount transferred to the Revolving Agent shall constitute such Revolving Lender's Revolving Loan for all purposes of this Agreement. If any such amount is not transferred to the Revolving Agent on the Business Day following the Funding Date, the Revolving Agent will notify the Borrowers of such failure to fund and, upon demand by the Revolving Agent, the Borrowers shall pay such amount to the Revolving Agent for the Revolving Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the Adjusted Base Rate. The failure of any Revolving Lender to make any Revolving Loan on any Funding Date (any such Revolving Lender, prior to the cure of such failure, being referred to herein as a "Defaulting Revolving Lender") shall not relieve any other Revolving Lender of its obligation hereunder to make a Revolving Loan on such Funding Date. No Revolving Lender shall be responsible for any other Revolving Lender's failure to advance such other Revolving Lenders' Revolving Commitment Percentage of any borrowing.

                 (d) Retention of Defaulting Revolving Lender's Payments. The Collateral Agent shall not be obligated to transfer to a Defaulting Revolving Lender any payments made by the Borrowers to the Collateral Agent for the Defaulting Revolving Lender's benefit, nor shall a Defaulting Revolving Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Revolving Lender shall instead be paid to or retained by the Revolving Agent. In its discretion, the Revolving Agent may loan the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Revolving Lender. Any amounts so loaned to the Borrowers shall bear interest at the Adjusted Base Rate and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Credit Documents and determining the Revolving Commitment Percentages, such Defaulting Revolving Lender shall be deemed not to be a "Revolving Lender." Until a Defaulting Revolving Lender cures its failure to fund its Revolving Commitment Percentage of any borrowing (i) such Defaulting Revolving Lender shall not be entitled to any portion of the Unused Line Fee and (ii) the Unused Line Fee shall accrue in favor of the Revolving Lenders which have funded their respective Revolving Commitment Percentage of such requested borrowing and shall be allocated among such performing Revolving Lenders ratably based upon their relative Revolving Committed Amount. This Section 10.17(d) shall remain effective with respect to such Revolving Lender until such time as the Defaulting Revolving Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Revolving Commitment of any Revolving Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

         Section 10.18 Consent of Revolving Agent Not Required. Notwithstanding anything to the contrary contained in this Agreement, upon and after the Discharge of the Revolving Obligations, the Collateral Agent shall not require the Revolving Agent's or any Revolving Lender's consent to any proposed action by the Collateral Agent which would otherwise require such consent.

                                  ARTICLE 11

                            INTERCREDITOR PROVISIONS
                            ------------------------

         Section 11.1  Ranking of Loans.

                 (a) Except as otherwise provided in this Article 11, (i) the Revolving Obligations shall be senior in right of payment to the Term Obligations and (ii) until Discharge of the Revolving Obligations, no principal of the Term Obligations will be prepaid or repaid to any Term Creditor; it being expressly understood that until Discharge of the Revolving Obligations, no Collateral or proceeds thereof shall be applied to the Term Obligations, except as otherwise provided in
         Section 11.1(b) and Section 11.6. The Revolving Creditors' priority under this Section 11.1(a) includes, without limitation, priority to the Term Creditors' post-petition interest, fees, and reasonable expenses after the occurrence of a Bankruptcy Event, whether or not allowable under the Bankruptcy Code or other applicable law.

                        (i) Subject to Section 11.1(b), until Discharge of the
                 Revolving Obligations, no Term Creditor shall accept or receive, by setoff or in any other manner, from any Credit Party the whole or any part of any sums which may now or hereafter be owing to the Term Creditors by the Credit Parties, or any of their respective predecessors, successors or assigns, including, without limitation, a receiver, trustee or debtor in possession, under or in connection with the Term Obligations.

                        (ii) If any payment, distribution or any Collateral
                 proceeds is received by any Term Creditor from any Credit Party with respect to the Term Obligations prior to Discharge of the Revolving Obligations, such Term Creditor shall receive and hold the same for the benefit of the Revolving Creditors and, subject to applicable law, rule, or order of any Governmental Authority, shall forthwith deliver such assets to the Revolving Agent in precisely the form received (except for the endorsement or assignment by such Term Creditor where necessary), for application on any of the Revolving Obligations, due or not due. If the Term Creditors unreasonably fail to make any such endorsement or assignment to the Revolving Creditors, the Revolving Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment.

                        (iii) In the event of any bankruptcy, assignment for
                 the benefit of creditors or similar proceedings against any Credit Party, the Term Creditors shall file all claims they may have against such Credit Party, and shall request the debtor in possession, trustee in bankruptcy, or like Person, as appropriate, to pay over to the Revolving Agent all amounts due to the Term Creditors on account of the Term Obligations until Discharge of the Revolving Obligations. Each Term Creditor agrees to receive any such sums or distributions that come into its possession on behalf of the Revolving Lenders and to deliver the same promptly to the Revolving Agent for the benefit of the Revolving Creditors. All monies so received by any Revolving Creditor (including, without limitation, adequate protection payments) shall be applied to the Revolving Obligations (including attorneys' fees and expenses of collection owed to the Revolving Creditors by such Credit Party), whether then due or not, and the Revolving Creditors shall account to the Term Creditor(s) only for any balance remaining.

                 (b) Notwithstanding anything to the contrary in Section 11.1(a), before Discharge of the Revolving Obligations, the Term Creditors shall be entitled to receive payments of (i) interest on the Term Loan unless the Revolving Obligations that have accrued or are due as of the date of such interest payment on the Term Loan is to be paid have not been paid to the Collateral Agent; provided, however, that at such time as such accrued and due Revolving Obligations have been paid, payment of interest to the Term Lenders (including any arrearages) shall resume; and provided, further, that in the event a payment of principal is required to be made pursuant to Section 4.7(b) because the Loans and LOC Obligations exceed the Total Borrowing Base, whether or not such payment of principal has been made, the Term Lenders shall remain entitled to receive interest payments so long as interest is being paid on the Revolving Loans; (ii) unless a Bankruptcy Event shall have occurred and be continuing, fees and expenses under this Agreement and the other Credit Documents, provided that all Revolving Obligations accrued to or due as of the date of payment of such fees and expenses have been paid; and (iii) if a Bankruptcy Event exists and an order of the bankruptcy court provides for adequate protection of the Revolving Obligations (including, without limitation, the timely payment of post-petition interest, fees, and reasonable expenses, whether or not allowable under the Bankruptcy Code or other applicable law), then the Term Creditors shall be entitled to receive and retain the following payments from or on behalf of the Credit Parties or any of them: (A) post-petition fees and expenses, including professional fees and expenses, accrued on the Term Loans (which post-petition fees and expenses shall be paid before any other obligations of any of the Credit Parties under this Agreement of the other Credit Documents), but only if the post-petition fees and expenses, including professional fees and expenses, accrued on the Revolving Loans are paid first in full (even if any other amounts owed in respect of the Revolving Obligations remain unpaid), and (B) post-petition interest accrued on the Term Loans, but only if post-petition interest accrued on the Revolving Loans is paid first in full (even if any pre-petition amounts owed in respect of the Revolving Obligations remain unpaid), and (C) pre-petition interest, fees and expenses, including professional fees and expenses, accrued on the Term Loans, but only if pre-petition interest, fees and expenses, including professional fees and expenses, accrued on the Revolving Loans is paid first in full; provided, however, that, notwithstanding anything to the contrary in this Agreement, in connection with any reorganization, restructuring or readjustment, the Term Lenders may receive, accept and retain securities provided thereby that are equity securities or are junior in right of payment to all indebtedness issued to the Revolving Lenders in such plan of reorganization, restructuring or readjustment to substantially the same extent as, or to a greater extent than, the Term Obligations are junior in right of payment to the Revolving Obligations as provided in this Agreement.

         Section 11.2  Exercise of Remedies.

                 (a) Notwithstanding anything in this Agreement or in any other Credit Document to the contrary, but subject to the Revolving Lenders right to cease funding in accordance with Section 11.14, if an Event of Default that is not a Designated Event of Default exists, the Collateral Agent shall exercise remedies, whether pursuant to Section 9.2, Section 4.8 or any other provision of the Credit Documents, only at the direction of the Term Agent; provided, however, that if an Event of Default occurs as a result of a breach of a Tier II Financial Covenant, the Collateral Agent may only exercise remedies at the joint direction of the Revolving Agent (acting at the direction of the Revolving Lenders) and the Term Agent (acting at the direction of the Term Lenders). If a Designated Event of Default exists, either or both of the Term Agent and the Revolving Agent may direct the Collateral Agent to exercise remedies and in such event, if the Term Agent and the Revolving Agent provide different instructions to the Collateral Agent, the Collateral Agent shall, to the extent practicable, follow each such instruction; provided that if the Term Agent and Revolving Agent provide conflicting instructions the Collateral Agent shall follow the more "Aggressive" of the remedies directed to be taken. For the purposes of this Agreement, more "Aggressive" remedy shall mean the remedy designed to liquidate the Collateral in the most expedited manner. If the Collateral Agent cannot reasonably determine one remedy to be more "Aggressive" than another, the Collateral Agent shall notify each such Agent and the Collateral Agent shall exercise remedies only upon the receipt of non-conflicting joint instructions of both Agents; provided, further that, for the avoidance of doubt, if one Agent instructs the Collateral Agent not to exercise a remedy or otherwise to refrain from taking an action and the other Agent instructs to the Collateral Agent to exercise a remedy or otherwise take an action, such instructions shall not be deemed to be in conflict for these purposes and the Collateral Agent shall be bound by the instruction to exercise such remedy or take such action, as the case may be; and provided, further that in connection with the sale of Collateral pursuant to an exercise of remedies that results in the sale of Inventory and/or Accounts in bulk, the purchase price to be accepted by the Collateral Agent and the terms, conditions, costs and expenses of any liquidator or similar professional engaged to sell the Collateral shall be acceptable to the Revolving Agent and the Term Agent.

                 (b) Upon the exercise of remedies against the Collateral, no payment will be made out of the proceeds of the Collateral except in accordance with the priority of payment set forth in Section 11.1(a). For purposes of this Section 11.2 only, "exercise remedies" or "exercise of remedies" shall mean any of the following: (i) the taking of actions to collect or enforce all or any part of any of the Total Obligations or any claims in respect thereof against any Credit Party or any Credit Party's property or assets or any property or assets of any direct or indirect subsidiary of any Credit Party; (ii) the application of any property or assets of any Credit Party or any affiliated or unaffiliated third party to any of the Total Obligations with respect to any Credit Party or any affiliated or unaffiliated third party or any of its property or assets; (iii) the taking of control or possession of, or the exercise of any right of setoff with respect to any, property or assets of any Credit Party or the sale or other disposition of any interest in such property or assets; (iv) the taking of any action to interfere with any rights in respect of such property or assets of, or held by, any Lender or its ability to realize upon or otherwise deal with such property or assets; or (v) the commencement or maintenance of any action, suit or other proceeding at law, in equity or otherwise in furtherance of any of the foregoing or to otherwise enforce rights against any Credit Party or any Credit Party's property or assets or to direct the owner of such property or assets to sell or otherwise dispose of any interest therein. To "exercise remedies" shall mean to take or institute the taking of any exercise of remedies. For purposes of clarification, the terms "exercise of remedies" and "exercise remedies" exclude any reduction in the advance rates under the Revolving Borrowing Base, and the Revolving Lenders may, upon the occurrence and during the continuation of a Designated Event of Default, reduce the advance rates under the Revolving Borrowing Base without the necessity or consent of the Term Agent or any Term Lender. All references herein to "property" or "assets" include, without limitation, the Collateral.

         Section 11.3 Reserves. The Collateral Agent shall not set Reserves without the prior approval of the Term Agent (which approval shall not be unreasonably withheld or delayed), except that the Collateral Agent may set the following Reserves in its reasonable discretion: (i) Reserves enumerated in clauses (a)(i), (a)(ii), (b)(ii), and (b)(iii) of the definition of "Reserves";
(ii) Reserves for not more than one month's rent at leased locations, provided that such reserves are applied only to clause (a)(iii) or clause (b)(iii) of the definition of "Revolving Borrowing Base"; (iii) Reserves in an amount not to exceed $2,500,000 in the aggregate under clause (b)(v) of the definition of Reserves; except that in the event the Borrowers fail to timely deliver any Borrowing Base Certificates and other collateral reports such Reserves shall be subject to no limitation other than the reasonable discretion of the Collateral Agent; (iv) additional Reserves established by the Required Revolving Lenders upon the occurrence and during the continuation of a Designated Event of Default; and (v) other Reserves in an amount not to exceed $2,500,000 in the aggregate.

         Section 11.4 Amendments and Waivers. Notwithstanding anything to the contrary provided in Section 13.6, before Discharge of the Revolving Obligations, this Agreement and the other Credit Documents may only be amended and waivers and consents may only be granted with the written approval of each of the Term Agent, acting at the direction of the Term Lenders or Required Term Lenders, as the case may be, and the Revolving Agent, acting at the direction of the Revolving Lenders or the Required Revolving Lenders, as the case may be; provided, however, that Revolving Agent or Revolving Lender approval is not required (a) for any amendment or other modification of the Credit Documents that would: (i) extend the maturity date or reduce the amount of any Term Loan; (ii) reduce the interest rate applicable to the Term Loans or extend the date of payment for any Term Loan or ; (iii) make any of the Tier I Financial Covenants easier to satisfy; (iv) lower the threshold necessary for Required Term Lender approval in the definition of "Required Term Lenders"; (v) substitute a requirement for unanimous Term Lender approval with a requirement for Required Term Lender approval; or (vi) amend the definition of Total Borrowing Base such that availability under the Total Borrowing Base increases by no more than $7,500,000, or (b) for any waiver of the Defaults Relating Solely to the Term Loans.

         Section 11.5 No Contest. Each Lender agrees that it will not contest or challenge the validity or enforceability of any portion of the Total Obligations.

         Section 11.6 Bankruptcy. The provisions of this Article 11 shall continue in full force and effect notwithstanding the occurrence and continuance of any Bankruptcy Event. Each Agent and each Lender acknowledges and agrees for the benefit of the others that without the prior written consent of each of the Revolving Agent and the Term Agent, no Agent or Lender will participate in any involuntary bankruptcy filing against any of the Credit Parties, or, in the event of a bankruptcy filing by or against any of the Credit Parties, for a period from the petition date to (a) 180 days following the petition date (if a Credit Party files a plan of reorganization during the first 120 days following the petition date) or (b) 120 days following the petition date, if no plan or reorganization is filed during such period, will exercise any remedies, including seeking to lift the automatic stay, appoint any trustee or receiver or pursue any sale of the Collateral; provided, however, that if the Revolving Lenders reasonably believe that the value of the Collateral is such that the Revolving Obligations are not adequately protected, or if the Term Lenders reasonably believe that the value of the Collateral is such that the Term Obligations are not adequately protected, the Revolving Lenders or the Term Lenders, as the case may be, shall be permitted to move the bankruptcy court for a determination to that effect, and, if the bankruptcy court so finds, the Revolving Lenders or the Term Lenders, as the case may be, shall be permitted to pursue their remedies (subject in all cases to the provisions as to the priority of recovery of the Revolving Obligations as provided in Section 11.1). Each Lender agrees to support a motion for payment of pre-petition interest, fees and expenses on the Revolving Loans and the Term Loans during the pendency of any Bankruptcy Event. Notwithstanding anything to the contrary herein, in connection with any Bankruptcy Event concerning any Credit Party, (y) any Lender may file a proof of claim, and may amend such proof of claim, in respect of any indebtedness or other obligations owing by such Credit Party to such Lender and (z) any Lender may on its own object to the motion of any other party in such bankruptcy case (provided that no Lender shall object to, or seek to challenge the validity or priority of, the claims or liens of any other Lender against such Credit Party arising under or in connection with this Agreement). The Term Lenders may not approve of any plan of reorganization proposed in any Bankruptcy Event concerning any Credit Party unless the plan provides for the Discharge of the Revolving Obligations.

         Section 11.7 Post-Petition Financing. In the event of a Bankruptcy Event, neither the Term Lenders nor the Revolving Lenders (or any of them) shall seek to obtain senior Liens and priorities in connection with any post-petition financing of the Credit Parties without the consent of the Required Revolving Lenders or the Required Term Lenders, respectively; provided, however, that the Revolving Lenders may, without the consent of the Term Lenders, provide emergency interim debtor-in-possession financing to the extent necessary to pay payroll and similar expenses necessary to maintain operations during the initial weeks of any bankruptcy filing; provided that the amount of such financing shall be no greater than the lesser of (a) the amount which would otherwise be available under the Revolving Borrowing Base or by a Discretionary Overadvance had the Borrower not filed for bankruptcy protection, and (b) $4,000,000.

         Section 11.8 Legends. The faces of any instrument evidencing the Term Obligations or any portion thereof will be forthwith inscribed with a legend conspicuously indicating that payment thereon is subject to the payment priorities in favor of the Revolving Lenders as set forth in this Agreement, and copies thereof will forthwith be delivered to the Revolving Agent. Any instrument evidencing any of the Term Obligations or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with the aforesaid legend, and copies thereof will be delivered to the Revolving Agent on the date of its execution or within five (5) Business Days thereafter.

         Section 11.9 Management of Revolving Loans; Maintenance of Priorities.

                 (a) The Lien and other priorities provided in Section 11.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, or restatement of any Revolving Obligations (or the documents evidencing or securing the same in accordance with this Agreement), nor by any action or inaction that any Revolving Creditor or the Collateral Agent may take or fail to take in respect of any Collateral in accordance with this Agreement in each case except to the extent that an action or inaction results from such Party's willful misconduct or gross negligence and that negatively impacts the Term Lenders.

                 (b) The Revolving Creditors shall be entitled to manage and supervise the Revolving Loans in accordance with this Agreement and their usual practices (to the extent not inconsistent with the terms of this Agreement), modified from time to time as they deem appropriate under the circumstances.

         Section 11.10 [Reserved.]

         Section 11.11 Obligations of the Credit Parties Unconditional. Nothing contained in this Article 11 or elsewhere in this Agreement or in the other Credit Documents is intended to or shall impair, as between the Credit Parties and their creditors other than the holders of the Revolving Loans, the Obligations of the Credit Parties, which are absolute and unconditional, to pay the Term Obligations to the Term Lenders as and when they shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Term Lenders and creditors of the Credit Parties other than the holders of Revolving Loans, from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default, subject to the rights, under this Article 11, of the Revolving Lenders with respect to assets of the Credit Parties received upon the exercise of any such remedy. The failure of the Credit Parties to make payment on account of the Term Obligations by reason of any provision of this Article 11 shall not be construed as preventing the occurrence or continuance of an Event of Default.

         Section 11.12 Term Lenders Entitled to Assume Payments of Interest and Fees Not Prohibited in Absence of Notice. Neither the Term Agent nor any Term Lender shall be charged at any time with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until the Term Agent shall have received written notice thereof from the Collateral Agent or the Revolving Agent and prior to the receipt of any such written notice, the Term Agent and each Term Lender shall be entitled to assume conclusively that no such facts exist. But the foregoing does not impair the obligation of any Term Creditor that receives any payment prohibited by Section
11.1 to immediately return such payment to the Revolving Agent upon notice from the Collateral Agent or the Revolving Agent that such payment was made in violation of Section 11.1.

         Section 11.13 Term Lender's Purchase Right and Right of First Refusal. The Term Agent shall have the right at any time to purchase the Revolving Loan of any Revolving Lender that opposes a course of action or inaction advocated by the Term Agent or the Required Term Lenders or votes in favor of or consents to any course of action opposed by the Term Agent or the Required Term Lenders and whose vote is a blocking vote, such that a change in the vote will lead to the approval of the course of action advocated by the Term Lenders, at a purchase price equal to 100% of the principal amount of such Revolving Loan outstanding, plus accrued and unpaid interest due and owing thereunder (including, without limitation, default interest), plus all fees and reasonable out-of-pocket expenses actually incurred for which such Revolving Lender is entitled to be reimbursed pursuant to the Credit Documents (the "Purchase Price") by giving written notice to such Revolving Lender (a "Purchase Notice"). In the event that any Revolving Lender seeks to sell, transfer, or otherwise dispose of all or any portion of its Revolving Loans to any Person (other than an Affiliate), such Revolving Lender shall provide to the Term Agent timely advance written notice of such proposed sale, transfer or disposition, including the terms thereof, and shall provide to the Term Agent the right to acquire such Revolving Loans on the same terms (such price, the "Right of First Refusal Price"). Such Revolving Lender shall not effect such a sale, transfer or disposition of such Revolving Loans to any person other than the Term Agent, unless the Term Agent has failed to notify such Revolving Lender of the Term Agent's intent to exercise its right of acquisition (such notice, a Purchase Notice) within 2 business days after delivery of the aforesaid notification. In the event that the Term Agent does not exercise such right, such Revolving Lender shall have a period of 45 business days thereafter to close a sale, transfer or other disposition on terms no less favorable to such Revolving Lender than those communicated to the Term Agent, provided that if such a closing does not occur within such period, the Term Agent shall be entitled to a new notice and right of first refusal opportunity for any subsequent sale.

                 (a) The Term Agent and the applicable Revolving Lender shall close the purchase of the Revolving Loan of such Revolving Lender within 5 Business Days after the date of delivery of the Purchase Notice (the "Closing Date"). At such closing, the selling Revolving Lender and the Term Lender shall execute and deliver an Assignment and Acceptance and any other appropriate documents, and the selling Revolving Lender shall deliver to the Term Lender its Revolving Note evidencing such Revolving Lender's Revolving Loan and such instruments of transfer, duly executed and acknowledged by the selling Revolving Lender, as in the reasonable judgment of the Term Lender shall be sufficient to transfer to the Term Lender the entire interest of the selling Revolving Lender in and to its Revolving Loan, against payment by the Term Lender in full of the Purchase Price of such Loan by federal wire transfer or other immediately available funds to such account or accounts as the selling Revolving Lender shall have specified in writing to the Term Lender.

                 (b) By entering into this Agreement, each Revolving Lender agrees to sell its Revolving Loan to the Term Lenders in accordance with the terms of this Section 11.13. The Term Lender is hereby authorized to demand specific performance of this Section 11.13 at any time when any Revolving Lender shall have failed to comply with the provisions hereof and each Revolving Lender irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

                 (c) The Term Agent may assign all or any portion of its rights under this Section 11.13 to any Term Lender or any Affiliate of any Term Lender.

         Section 11.14 Obligation of the Revolving Lenders to Make Revolving Loans;. Notwithstanding anything to the contrary set forth herein or in any other Credit Document, if an Event of Default has occurred and is continuing (other than a Default Relating Solely to the Term Loans), the Revolving Lenders shall not be required to make Revolving Loans to the Borrowers; it being understood that the occurrence of a Default Relating Solely to the Term Loans shall not, by itself, relieve the Revolving Lenders of the obligation to make Revolving Loans, whether pursuant to Section 5.2(b) or otherwise.

         Section 11.15 Reinstatement. If a court order or other legal process compels a Revolving Creditor to disgorge or return any payment or Collateral proceeds, or any portion thereof, applied to the Revolving Obligations, this Agreement will be reinstated to the extent of the amount returned or disgorged.

         Section 11.16 No Implied Duties; No Partnership. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, no Lender shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Lender have or be deemed to have any fiduciary relationship with any other Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any Lender. Neither the execution of this Agreement, nor any action or transaction contemplated hereby, shall be construed to be, or deemed to constitute, the formation or creation of a partnership or joint venture between or among the Lenders.

         Section 11.17 Benefits of this Article 11; Conflicts. Nothing in this
Article 11, express or implied, shall give to any person, other than the Agents and the Lenders, any benefit or any legal or equitable right, remedy or claim under this Article 11. The provisions of this Article 11 are solely for the benefit of the Agents and the Lenders and not for the benefit of any other creditor of the Credit Parties, the Credit Parties, or any other Person. As between the Lenders and the Agents, the terms and conditions of this Agreement and the other Credit Documents are subject in all respects to this Article 11.

                                  ARTICLE 12

                           AMENDMENT AND RESTATEMENT
                           -------------------------

         Section 12.1 Transactions on the Closing Date. Upon the satisfaction of each of the conditions set forth in Article 5 and the making of the Term Loans, the following will automatically occur:

                 (a) first, the outstanding amounts owing to Jewelry Investors II, L.L.C. under the Original Credit Agreement (other than any participation in any Existing Letters of Credit) will be converted to Term Loans;

                 (b) second, the participations of Jewelry Investors II, L.L.C. in any Existing Letters of Credit will be reassigned to the Revolving Lenders in accordance with their Revolving Commitment Percentages;

                 (c) third, the remaining proceeds of the Term Loans will be applied to reduce the "Revolving Loans" of the Revolving Lenders outstanding under the Original Credit Agreement on a pro rata basis and the remaining "Revolving Loans" and "Letters of Credit" outstanding under (and as defined in) the Original Credit Agreement shall be Revolving Loans and Letters of Credit outstanding under this Agreement; and

                 (d) fourth, Jewelry Investors II, L.L.C.'s respective duties, obligations, and commitments as a party to the Original Credit Agreement, but not its rights thereunder, shall terminate.

         Section 12.2  Amendment and Restatement; Waiver of Claims.

                 (a) This Agreement and the other Credit Documents amends and restates in its entirety the Original Credit Agreement and the "Credit Documents" (as defined in the Original Credit Agreement). All rights, benefits, indebtedness, interests, liabilities, and obligations of the parties to the agreements, documents, and instruments executed and delivered in connection with the Original Credit Agreement (the "Original Credit Documents") are hereby renewed (or converted as the case may be), amended, restated, and superseded in their entirety according to the terms and provisions set forth herein and in the other Credit Documents. This Agreement does not constitute, nor may it result in, a waiver of or a release, discharge, or forgiveness of any amount payable pursuant to the Original Credit Documents or any indebtedness, liabilities, or obligations of the Credit Parties thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement. Neither this Agreement nor the other Credit Documents extinguish the indebtedness outstanding in connection with the Original Credit Documents, nor do they constitute a novation with respect thereto.

                 (b) All obligations of any Credit Party under any guaranty agreement executed pursuant to the Original Credit Documents are renewed and continued and are hereafter payable in accordance with the Guaranty Agreements executed by such Credit Parties, and each such Credit Party acknowledges and agrees that the "Guaranteed Obligations" as defined by the Guaranty Agreements include, without limitation, the "Obligations" under the Original Credit Agreement existing on the Closing Date as renewed by this Agreement and the Total Obligations.

                 (c) All security interests, liens, and assignments previously granted by any Credit Party pursuant to the Original Credit Documents are hereby renewed and continued, and all such security interests, liens, and assignments shall remain in full force and effect as security for the Total Obligations.

         Section 12.3  Release and Waivers.

                 (a) EACH CREDIT PARTY REPRESENTS AND WARRANTS THAT AS OF THE CLOSING DATE THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR DEFENSES OR COUNTERCLAIMS TO, ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OF THE "CREDIT DOCUMENTS" (AS DEFINED IN THE ORIGINAL CREDIT AGREEMENT; HEREIN THE "ORIGINAL CREDIT DOCUMENTS"), NOR ANY CAUSES OF ACTION ARISING THEREFROM. TO INDUCE THE AGENTS AND THE LENDERS TO ENTER INTO THIS AGREEMENT EACH CREDIT PARTY WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, COUNTERCLAIMS, OR CAUSES OF ACTION WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND RELATING TO THE ORIGINAL CREDIT DOCUMENTS OR THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS. EACH CREDIT PARTY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, OFFSETS, DEFENSES, COUNTERCLAIMS, OR CAUSES OF ACTION, AND AGREES THAT THIS AGREEMENT AND THE PRECEDING RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

                 (b) As of the effectiveness of this Agreement and the making of the Term Loans, the Agents and the Lenders waive any existing "Defaults" or "Events of Default" under (and as defined in) the Original Credit Agreement or the Original Credit Documents.

                                  ARTICLE 13

                                 MISCELLANEOUS
                                 -------------

         Section 13.1 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number specified below, (c) only with respect to any financial information required to be delivered pursuant to Section 7.1, when transmitted to and received at an e-mail address acceptable to each of the Agents and the Lenders and provided to the Borrowers in writing at any time,
(d) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (e) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrowers, the Guarantors, and the Agents, set forth below, and, in the case of the Lenders, set forth on Schedule 13.1, or at such other address as such party may specify by written notice to the other parties hereto:

         if to the Borrowers or the Guarantors:

                  Friedman's Inc.
                  171 Crossroads Parkway
                  Savannah, Georgia  31442
                  Attn:    Chief Executive Officer
                           and General Counsel
                  Telecopy: (912) 201-6609

         if to the Revolving Agent:

                  Bank of America, N.A.
                  55 South Lake Avenue , Suite 900
                  Pasadena, California 91101
                  Attn:    Account Executive
                  Telecopy:  (626) 397-1275

         if to the Term Agent:

                  Jewelry Investors II, L.L.C.
                  c/o Farallon Capital Partners
                  One Maritime Plaza, Suite 1325
                  San Francisco, California 94111
                  Attn:  Friedman's Portfolio Manager
                  Telecopy:  (415) 421-2133

         if to the Collateral Agent:

                  Bank of America, N.A.
                  55 South Lake Avenue , Suite 900
                  Pasadena, California 91101
                  Attn:    Account Executive
                  Telecopy:    (626) 397-1275

         Section 13.2 Right of Setoff. In addition to any rights and remedies of the Agents or the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Agent and each Lender is authorized at any time and from time to time, without prior notice to the Credit Parties, any such notice being waived by the Credit Parties to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Agent or Lender or any Affiliate of such Agent or Lender to or for the credit or the account of the Credit Parties against the Total Obligations to such Agent or Lender, now or hereafter existing, irrespective of whether or not such Agent or Lender shall have made demand under this Agreement or any other Credit Document and although such Total Obligations owing by the Credit Parties may be contingent or unmatured. Each Agent and each Lender agrees promptly to notify the Credit Parties and the Agents after any such setoff and application made by such Lender; provided, however, the failure to give such notice shall not affect the validity of such setoff and application. NOTWITHSTANDING THE FOREGOING, NO AGENT OR LENDER SHALL EXERCISE ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY CREDIT PARTY HELD OR MAINTAINED BY SUCH AGENT OR LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         Section 13.3 Benefit of Agreement; Assignments.

                 (a) This Agreement shall be binding upon and inure, except as expressly provided in this Agreement, to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that neither any Borrower nor any Guarantor may assign or transfer any of its interests and obligations without prior written consent of each of the Lenders; provided further that the rights of each Lender to transfer, assign, or grant participations in its rights and/or obligations hereunder shall be limited as provided by this Section 13.3.

                 (b) Any Lender may, with the written consent (which consent shall not be unreasonably withheld) of the Revolving Agent, with respect to the Revolving Lenders, and the Term Agent, with respect to the Term Lenders, assign and delegate to one or more Eligible Assignees (provided that no consent of any Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender or to another Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 and integral amounts of $1,000,000 in excess thereof or all of such assigning Lender's Loans and Commitments (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains Loans and/or a Commitment in a minimum amount of $10,000,000); provided, however, that the Credit Parties and the Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to the Borrowers and the Agents by such Lender and the Assignee, (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Collateral Agent an Assignment and Acceptance in the form of Exhibit D (an "Assignment and Acceptance") together with any Notes subject to such assignment, and (iii) the assignor Lender or Assignee has paid to the Collateral Agent a processing fee in the amount of $5,000. The Borrowers agree to promptly execute and deliver new or replacement Notes as reasonably requested by the Collateral Agent to evidence assignments of the Loans and Commitments in accordance herewith.

                 (c) From and after the date that the Collateral Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Credit Documents and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                 (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Credit Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Credit Parties to the Collateral Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their respective obligations under this Agreement or any other Credit Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
         (iv) such Assignee will, independently and without reliance upon any Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Collateral Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (e) Immediately upon satisfaction of the requirements of
         Section 13.3(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                 (f) Any Lender may at any time sell to one or more participants participating interests in any Loans, the Commitments of that Lender, and the other interests of that Lender (the "originating Lender") hereunder and under the other Credit Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
         (iii) the Credit Parties and the Agents shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Credit Documents, and (iv) no Lender shall transfer or grant any participating interest under which the participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Credit Document except the matters set forth in Section 13.6(a)(i), Section 13.6(a)(ii), and Section 13.6(a)(iii), and (v) all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                 (g) The Collateral Agent shall maintain at its address referred to in Section 13.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Agents, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Credit Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any loan, commitment, interest, or obligation hereunder or under the other Credit Documents shall be effective only upon an entry with respect thereto being made in the Register.

                 (h) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Collateral Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

                 (i) Any Lender may furnish any information concerning the members of the Consolidated Group in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
         Section 13.15.

                 (j) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge of, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or United States Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under Requirements of Law.

         Section 13.4 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in exercising any right, power, or privilege hereunder or under any other Credit Document and no course of dealing between any Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which any Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

         Section 13.5 Expenses; Indemnification.

                 (a) The Borrowers agree to pay to each Agent, for its benefit, on demand, all reasonable costs and expenses that such Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration (including reasonable costs of travel, lodging, and meals incurred in connection with administration of this Agreement), enforcement, and termination of this Agreement or any of the other Credit Documents, including: (i) all reasonable fees, expenses, and disbursements of any law firm, counsel, or other professional advisors engaged by such Agent; (ii) reasonable costs and expenses (including all fees, expenses, and disbursements of any law firm or counsel engaged by such Agent) in connection with administration of this Agreement and for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Credit Documents and the transactions contemplated thereby; (iii) reasonable costs and expenses of lien and title searches, title insurance, and environmental audits; (iv) taxes, fees, and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens granted to the Collateral Agent in the Credit Documents (including reasonable costs and expenses paid or incurred by the Collateral Agent in connection with the consummation of this Agreement); (v) sums paid or incurred to pay any amount or take any action required of any Credit Party under the Credit Documents that such Credit Party fails to pay or take; (vi) costs of inspections and verifications of the Collateral, including travel, lodging, and meals for field examinations and inspections of the Collateral and the Credit Parties' operations by the Collateral Agent, plus the Collateral Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Collateral Agent with respect to each field examination or audit); (vii) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining payment accounts and lockboxes, and costs and expenses of preserving and protecting the Collateral; (viii) reasonable out-of-pocket costs and expenses incurred by the Term Agent under Section 7.18, and (ix) costs incurred by the Collateral Agent in connection with obtaining appraisals of the Borrowers' inventory and Installment Contracts to determine the Net Orderly Liquidation Value and Appraisal Value thereof up to one time in each Fiscal Quarter of Friedman's. In addition, upon demand, the Borrowers agree to pay to each Agent and each Lender (as applicable) all costs and expenses incurred by such Agent or such Lender (including all reasonable fees, expenses, and disbursements of any law firm or other counsel engaged by any Agent and all reasonable fees, expenses, and disbursements incurred by the Lenders (as a group) for one law firm retained by the Lenders), in each case, paid or incurred to obtain payment of the Total Obligations, enforce the Liens granted to the Collateral Agent in any Credit Document, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Credit Documents, or to defend any claims made or threatened against any Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). Additionally, the Borrowers agree to reimburse Bank of America for all costs, fees, and expenses for which any Credit Party is obligated under the Original Credit Agreement, and Bank of America is authorized to charge such amounts to the loan account of the Borrowers. The foregoing may not be construed to limit any other provisions of the Credit Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses will be charged to the loan account of the Borrowers as Revolving Loans.

                 (b) EACH CREDIT PARTY AGREES TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS, AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN "INDEMNIFIED PERSON") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE LOANS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF ANY AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR THE LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO (ALL THE FOREGOING, COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"); PROVIDED THAT THE CREDIT PARTIES SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE AGREEMENTS IN THIS SECTION 13.5(b) SHALL SURVIVE PAYMENT OF ALL OTHER TOTAL OBLIGATIONS.

                 (c) EACH CREDIT PARTY AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS THE AGENTS AND THE LENDERS FROM ANY LOSS OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF THE USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OF A HAZARDOUS SUBSTANCE RELATING TO ANY CREDIT PARTY'S OPERATIONS, BUSINESS, OR PROPERTY. THIS INDEMNITY WILL APPLY WHETHER THE HAZARDOUS SUBSTANCE IS ON, UNDER, OR ABOUT ANY CREDIT PARTY'S PROPERTY OR OPERATIONS OR PROPERTY LEASED TO ANY CREDIT PARTY. THIS INDEMNITY INCLUDES, BUT IS NOT LIMITED TO, REASONABLE ATTORNEY FEES AND EXPENSES. THIS INDEMNITY EXTENDS TO THE AGENTS AND THE LENDERS, THEIR AFFILIATES, SUBSIDIARIES, AND ALL OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS, ATTORNEYS, AND ASSIGNS. AS USED IN THIS CLAUSE (c), "HAZARDOUS SUBSTANCES" MEANS ANY SUBSTANCE, MATERIAL, OR WASTE THAT IS OR BECOMES DESIGNATED OR REGULATED AS "TOXIC", "HAZARDOUS", "POLLUTANT", OR "CONTAMINANT" OR A SIMILAR DESIGNATION OR REGULATION UNDER ANY FEDERAL, STATE, OR LOCAL LAW (WHETHER UNDER COMMON LAW, STATUTE, REGULATION, OR OTHERWISE) OR JUDICIAL OR ADMINISTRATIVE INTERPRETATION OF SUCH, INCLUDING PETROLEUM OR NATURAL GAS. THIS INDEMNITY WILL SURVIVE REPAYMENT OF ALL OTHER TOTAL OBLIGATIONS.

         Section 13.6 Amendments, Waivers, and Consents. Subject to Section 11.4, neither this Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged, or terminated unless such amendment, change, waiver, discharge, or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrowers, provided, however, that:

                 (a) except as specifically provided in clause (iv) following, without the consent of each Lender, neither this Agreement nor any other Credit Document may be amended to

                        (i) increase the aggregate amount of the Commitments
                 (including the Revolving Loan Commitments and the LOC Committed Amount) or, with the consent of only the Lender affected thereby, increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                        (ii) except as the result of or in connection with an
                 Asset Disposition permitted by Section 8.5 or a sale or other disposition of the type that is expressly excluded from the definition of "Asset Disposition" as otherwise expressly permitted under Section 10.11 or the Collateral Documents, release or subordinate any Collateral,

                        (iii) except as the result of or in connection with a
                 dissolution, merger, or disposition of a member of the Consolidated Group permitted under Section 8.4, release any Credit Party from its obligations under the Credit Documents,

                        (iv) amend, modify, or waive any provision of this
                 Section 13.6 or Section 4.10 through Section 4.13, Section 4.14(b), Section 9.1(a), Section 13.2, Section 13.3, Section 13.5, or Section 13.9,

                        (v) reduce any percentage specified in or otherwise
                 change any percentage of the Commitments which is required for the Lenders to take any action under this Agreement, or otherwise modify, the definition of Required Lenders,

                        (vi) amend the definition of "Eligible Installment
                 Contracts", "Eligible Inventory", "Reserves", "Revolving Borrowing Base", or "Total Borrowing Base", or

                        (vii) consent to the assignment or transfer by any
                 Borrower or any other Credit Party of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                 (b) (i) without the consent of the Agents, no provision of
         Article 10 or Article 11 may be amended, and (ii) any of the provisions contained in Article 10 or Article 11 may be amended without the consent of any of the Credit Parties;

                 (c) without the consent of the Issuing Lender, no provision of
         Section 2.2(b) or Section 2.3 may be amended;

                 (d) without the consent of the Agents and the Required Lenders no provision in Article 2 may be amended, changed, waived or terminated;

                 (e) the extension of the final maturity of any Revolving Loan or the extension of the date of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, in each case to a date that is no later than the final maturity of any Term Loan, does not require the consent of any Term Creditor;

                 (f) any Lender may reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder with respect to any of the Total Obligations owing to such Lender without the consent of any Agent or any other Lender; and

                 (g) any Lender may reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit owing to such Lender without the consent of any Agent or any other Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as provided in clause (a) preceding (y) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (z) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         Section 13.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         Section 13.8 Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 13.9 Survival. All indemnities set forth herein, including, without limitation, in Section 2.3(e), Section 4.10, Section 10.7, and Section 13.5, shall survive the execution and delivery of this Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations, and other obligations under the Credit Documents, and the termination of the Commitments hereunder, and all representations and warranties made by the Borrowers and the Guarantors herein shall survive delivery of the Notes and the making of the Loans hereunder.

         Section 13.10 Governing Law; Choice of Forum; Service of Process.

                 (a) THIS AGREEMENT IS GOVERNED BY THE APPLICABLE LAW PERTAINING IN THE STATE OF NEW YORK, OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION; PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) AND PROVIDED, FURTHER THAT THE AGENTS AND THE LENDERS RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THIS GOVERNING LAW ELECTION HAS BEEN MADE BY THE PARTIES IN RELIANCE ON, AMONG OTHER THINGS, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AS AMENDED (AS AND TO THE EXTENT APPLICABLE), AND OTHER APPLICABLE LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATES OF CALIFORNIA OR NEW YORK OR OF THE UNITED STATES LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, OR NEW YORK COUNTY, NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE CREDIT PARTIES, THE AGENTS, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE CREDIT PARTIES, THE AGENTS, AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT, OR INSTRUMENT RELATED HERETO OR THERETO. NOTWITHSTANDING THE FOREGOING (i) THE AGENTS AND THE LENDERS HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENTS OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE TOTAL OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                 (c) EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH IN SECTION 13.1 AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE UNITED STATES MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                 (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration must be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                 (e) Notwithstanding the provisions of clause (d) preceding, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lenders which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 13.10(f).

                 (f) At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in Section 13.10(d) and Section 13.10(e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

                 (g) No provision of clause (d) through clause (f) preceding shall limit the right of the Agents or the Lenders to exercise self-help remedies such as setoff, foreclosure against, or sale of, any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Collateral Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         Section 13.11 Waiver of Jury Trial. EACH OF THE CREDIT PARTIES, THE LENDERS, AND THE AGENTS IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT, OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE CREDIT PARTIES, THE LENDERS, AND THE AGENTS AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 13.11 AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

         Section 13.12 Severability. If any provision of any of the Credit Documents is determined to be illegal, invalid, or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid, or unenforceable provisions.

         Section 13.13 Entirety. This Agreement, together with the other Credit Documents, represents the entire agreement of the parties hereto and thereto and supersedes all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         Section 13.14  Binding Effect; Termination.

                 (a) This Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrowers, the Guarantors, the Agents, and the Lenders, and the Collateral Agent shall have received copies hereof which, when taken together, bear the signatures of each such Person and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Agents, each Lender, and their respective successors and assigns.

                 (b) The term of this Agreement shall be until no Loans, LOC Obligations, or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding (other than those supported by cash collateral or a Supporting Letter of Credit), all of the Loans and obligations owing hereunder and under the other Credit Documents have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

         Section 13.15 Confidentiality. The Agents and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Credit Parties pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing such information (a) to any other Agent or any other Lender or any Affiliate of any Agent or any Lender, or any officer, director, employee, agent, or advisor of any Agent or any Lender or Affiliate of any Agent or any Lender, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Agent or any Lender other than as a result of a disclosure by any Agent or any Lender prohibited by this Agreement, (g) in connection with any litigation to which such Agent or such Lender or any of their respective Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrowers and (ii) agrees in a writing enforceable by the Borrowers to be bound by the provisions of this Section 13.15), and (k) subject to provisions substantially similar to those contained in this Section 13.15, to any actual or proposed participant or assignee.

         Section 13.16 Other Security and Guaranties. The Collateral Agent may, without notice or demand and without affecting the Credit Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Total Obligations and exchange, enforce, or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Total Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Total Obligations, or any other Person in any way obligated to pay all or any part of the Total Obligations.

         Section 13.17 Agency of Friedman's for Each Other Credit Party. Each of the other Credit Parties irrevocably appoints Friedman's as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments, and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification, or other action which might otherwise be valid or effective only if given or taken by all or any of the Credit Parties or acting singly, shall be valid and effective if given or taken only by Friedman's, whether or not any of the other Credit Parties joins therein, and the Agents and the Lenders shall have no duty or obligation to make further inquiry with respect to the authority of Friedman's under this
Section 13.17, provided that nothing in this Section 13.17 shall limit the effectiveness of, or the right of the Agents and the Lenders to rely upon, any notice (including, without limitation, a Notice of Borrowing), document, instrument, certificate, acknowledgment, consent, direction, certification, or other action delivered by any Credit Party pursuant to this Agreement.

         Section 13.18 Joint and Several Liability. All Loans, upon funding, shall be deemed to be jointly funded to and received by the Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement for, all of the Total Obligations, regardless of the manner or amount in which proceeds of Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which the Agents and/or any Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower shall be liable for all amounts due to the Agents and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans and extensions of credit received or the manner in which the Agents and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's indebtedness, liabilities, and obligations with respect to Loans and other extensions of credit made to it, and such Borrower's indebtedness, liabilities, and obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such indebtedness, liabilities, and obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Agents and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Credit Documents to any or all of the other Borrowers and is not required or given as a condition of extensions of credit to such Borrower. Each Borrower's indebtedness, liabilities, and obligations under this Agreement and as an obligor under a Guaranty Agreement shall be separate and distinct obligations. Each Borrower's indebtedness, liabilities, and obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of
(i) the validity or enforceability, avoidance, or subordination of the indebtedness, liabilities, and obligations of any other Borrower or of any promissory note or other document evidencing all or any part of the indebtedness, liabilities, and obligations of any other Borrower, (ii) the absence of any attempt to collect the indebtedness, liabilities, and obligations from any other Borrower, any Guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Agents and/or any Lender with respect to any provision of any instrument evidencing the indebtedness, liabilities, and obligations of any other Borrower or Guarantor, or any part thereof, or any other agreement now or hereafter executed by any other Borrower or Guarantor and delivered to any Agent and/or any Lender, (iv) the failure by any Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the indebtedness, liabilities, and obligations of any other Borrower or Guarantor, (v) any Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code; (vii) the disallowance of all or any portion of any Agent's and/or any Lender's claim(s) for the repayment of the indebtedness, liabilities, and obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower. With respect to any Borrower's indebtedness, liabilities, and obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Total Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which any Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any Guarantor of all or any part of the Total Obligations, and any benefit of, and any right to participate in, any security or collateral given to any Agent and/or any Lender to secure payment of the Total Obligations or any other liability of any Borrower to any Agent and/or any Lender. Upon any Event of Default, the Collateral Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Total Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Total Obligations. Each Borrower consents and agrees that the none of the Agents or the Lenders shall be under any obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Total Obligations.

         Section 13.19 Contribution and Indemnification Among the Borrowers. Each Borrower is obligated to repay the Total Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Total Obligations constituting Loans made to another Borrower hereunder or other Total Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of
Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Total Obligations. The provisions of this
Section 13.19 shall, to the extent expressly inconsistent with any provision in any Credit Document, supersede such inconsistent provision.

         Section 13.20 Additional Borrowers and Guarantors. Addition of any Person as a Borrower or a Guarantor is subject to approval of the Agents and the Required Lenders, and may be conditioned upon such requirements as they may reasonably determine in their discretion, including, without limitation: (a) the furnishing of such financial and other information as the Agents or any such Lender may request; (b) approval by all appropriate approval authorities of the Agents and each such Lender; (c) execution and delivery by the Credit Parties, such Person, the Agents, and the Required Lenders of such agreements and other documentation (including without limitation, an amendment to this Agreement or any other Credit Document), and the furnishing by such Person or any of the Credit Parties of such certificates, opinions, and other documentation, as the Agents and any such Lender may reasonably request. Neither the Agents nor any Lender shall have any obligation to approve any such Person for addition as a party to this Agreement.

         Section 13.21 Express Waivers By the Credit Parties in Respect of Cross Guaranties and Cross Collateralization. Each Credit Party agrees as follows:

                 (a) Each Credit Party hereby waives: (i) notice of acceptance of this Agreement; (ii) notice of the making of any Loans, the issuance of any Letter of Credit, or any other financial accommodations made or extended under the Credit Documents or the creation or existence of any indebtedness, liabilities, or obligations under the Credit Documents; (iii) notice of the amount of the indebtedness, liabilities, and obligations under the Credit Documents, subject, however, to such Credit Party's right to make inquiry of the Agents to ascertain the amount of the indebtedness, liabilities, and obligations under the Credit Documents at any reasonable time; (iv) notice of any adverse change in the financial condition of any other Credit Party or of any other fact that might increase such Credit Party's risk with respect to such other Credit Party under the Credit Documents; (v) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Credit Documents; and (vii) all other notices (except if such notice is specifically required to be given to such Credit Party hereunder or under any of the other Credit Documents to which such Credit Party is a party) and demands to which such Credit Party might otherwise be entitled.

                 (b) Each Credit Party hereby waives the right by statute or otherwise to require any Agent or any Lender to institute suit against any other Credit Party or to exhaust any rights and remedies which any Agent or any Lender has or may have against any other Credit Party. Each Credit Party further waives any defense arising by reason of any disability or other defense of any other Credit Party (other than the defense that the Total Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of any such Credit Party in respect thereof.

                 (c) Each Credit Party hereby waives and agrees not to assert against any Agent, any Lender, or the Issuing Lender: (i) any defense (legal or equitable), setoff, counterclaim, or claim which such Credit Party may now or at any time hereafter have against any other Credit Party or any other party liable under the Credit Documents; (ii) any defense, setoff, counterclaim, or claim of any kind or nature available to any other Credit Party against any Agent, any Lender, or the Issuing Lender, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Total Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Agent, any Lender, or the Issuing Lender under any applicable law; (iv) the benefit of any statute of limitations affecting any other Credit Party's liability hereunder or under any other Credit Document;

                 (d) Each Credit Party consents and agrees that, without notice to or by such Credit Party and without affecting or impairing the obligations of such Credit Party hereunder, any Agent may (subject to any requirement for consent of any of the Lenders to the extent required by this Agreement), by action or inaction: (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Credit Documents; (ii) release all or any one or more parties to any one or more of the Credit Documents or grant other indulgences to any other Credit Party in respect thereof; (iii) amend or modify in any manner and at any time (or from time to time) any of the Credit Documents; or (iv) release or substitute any Person liable for payment of the Total Obligations, or enforce, exchange, release, or waive any security for the Total Obligations or any guaranty therefor;

         Section 13.22 Financial Condition, Etc. Each Credit Party represents and warrants to the Agents and the Lenders that such Credit Party is currently informed of the financial condition of all other Credit Parties and all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Total Obligations. Each Credit Party further represents and warrants that such Credit Party has read and understands the terms and conditions of the Credit Documents. Each Credit Party agrees that neither any Agent, any Lender, nor the Issuing Lender has any responsibility to inform any Credit Party of the financial condition of any other Credit Party or of any other circumstances which bear upon the risk of nonpayment or nonperformance of the Total Obligations.

         Section 13.23 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Agreement shall control.

         Section 13.24 Bifurcation of Credit Facility. In the event that funds managed by, or other Persons controlled by, Farallon Capital Management, LLC own and control, directly or through any controlled Person, Voting Stock of Friedman's having more than 37.5% of the total voting power of all such outstanding Voting Stock, the Credit Parties and the Lenders agree that, upon the request of the Required Revolving Lenders, they shall promptly bifurcate the Revolving Loan and Term Loan components of this credit facility, pursuant to documentation reasonably satisfactory to the Required Revolving Lenders, the Required Term Lenders and the Credit Parties, into two separate credit facilities with all intercreditor provisions to be in form and substance identical to the existing agreement.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first written above.


                                CREDIT PARTIES:
                                ---------------

                                FRIEDMAN'S INC.

                                By:  /s/ Sam Cusano
                                    ---------------------------------
                                Name:  Sam Cusano
                                Title: Chief Executive Officer


                                FRIEDMAN'S FLORIDA PARTNERSHIP

                                By: Friedman's Management Corp., its
                                    Managing Partner


                                    By:  /s/ Sam Cusano
                                        ---------------------------------
                                    Name:  Sam Cusano
                                    Title: President


                                FI STORES LIMITED PARTNERSHIP

                                By:  Friedman's Inc., its general partner

                                     By:  /s/ Sam Cusano
                                         ---------------------------------
                                     Name:  Sam Cusano
                                     Title: Chief Executive Officer


                                FRIEDMAN'S HOLDING CORP.

                                By:  /s/ Sam Cusano
                                    ---------------------------------
                                Name:  Sam Cusano
                                Title: President


                                FRIEDMAN'S MANAGEMENT CORP.

                                By:  /s/ Sam Cusano
                                    ---------------------------------
                                Name:  Sam Cusano
                                Title: President


                                FCJV HOLDING CORP.

                                By:  /s/ Sam Cusano
                                    ---------------------------------
                                Name:  Sam Cusano
                                Title: President




SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Signature Page

                                FCJV, L.P.

                                    By:  FCJV Holding Corp.,
                                         its general partner

                                         By:  /s/ Sam Cusano
                                            ------------------------------
                                         Name:  Sam Cusano
                                         Title: President


                                FRIEDMAN'S INVESTMENTS LLC

                                By:  Friedman's Inc.,
                                     its Managing Member

                                     By:  /s/ Sam Cusano
                                        ---------------------------------
                                     Name:  Sam Cusano
                                     Title: Chief Executive Officer


                                FRIEDMAN'S BENEFICIARY INC.

                                By:  /s/ Sam Cusano
                                  ---------------------------------
                                Name:  Sam Cusano
                                Title: President




SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Signature Page

                                COLLATERAL AGENT
                                ----------------

                                BANK OF AMERICA, N.A.


                                By:  /s/ Robert Mostert
                                  ---------------------------------
                                Name:  Robert Mostert
                                Title: Vice President


                                REVOLVING AGENT:
                                ----------------

                                BANK OF AMERICA, N.A.


                                By:  /s/ Robert Mostert
                                  ---------------------------------
                                Name:  Robert Mostert
                                Title: Vice President


                                TERM AGENT:
                                -----------

                                JEWELRY INVESTORS II, L.L.C.

                                   By:  FARALLON CAPITAL MANAGEMENT, L.L.C.,
                                        its manager

                                   By:  /s/ Derek Schrier
                                      ---------------------------------
                                   Name:   Derek Schrier
                                   Title:  Managing Member




SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Signature Page

                                REVOLVING LENDERS:
                                ------------------

                                BANK OF AMERICA, N.A.


                                By:  /s/ Robert Mostert
                                  ---------------------------------
                                Name:  Robert Mostert
                                Title: Vice President


                                THE CIT GROUP/BUSINESS CREDIT, INC.

                                By:  /s/ Frank Brown
                                  ---------------------------------
                                Name:   Frank Brown
                                Title:  Vice President


                                TERM LENDER:
                                ------------

                                JEWELRY INVESTORS II, L.L.C.

                                    By:  FARALLON CAPITAL MANAGEMENT, L.L.C.,
                                         its manager

                                    By:   /s/ Derek Schrier
                                         ---------------------------------
                                    Name:   Derek Schrier
                                    Title:  Managing Member




SECOND AMENDED AND RESTATED CREDIT AGREEMENT - Signature Page